Exhibit 10.1

y•nab

FINANCE AGREEMENT

National Australia Bank Limited

and

S&W SEED COMPANY AUSTRALIA PTY LTD A.C.N. 061 114 814

DATED      14 October 2021

© National Australia Bank Limited (ABN 12 004 044 937), Melbourne, Australia

This Finance Agreement is dated as shown on the front page and is made between

NATIONAL AUSTRALIA BANK LIMITED ABN 12 004 044 937 of Level 1,800 Bourke Street, Docklands, Victoria 3008 (NAB) and each person listed in the Key Information.

This Finance Agreement remains available for acceptance until 12 January 2022, at which time it will lapse.

FACILITIES IN THIS FINANCE AGREEMENT

•NAB makes the following facilities available on the terms set out in this document:

Facility 1:	Bank Guarantee Facility	$105,831
Facility 2:	Trade Refinance Facility	$32,000,000
Facility 3:	NAB Business Markets - Flexible Rate Loan	$4,500,000
Facility 4:	Farm Management Account Overdraft Facility	$2,000,000
Facility 5:	Farmer's Choice Package
Facility 6:	Revolving Lease Limit	$3,000,000
Facility 7:	NAB Corporate and Purchasing Card	$200,000

•	This document has the following sections:
o	the Facility Details (see page 4);
o	Key Information (see page 16);
o	Specific Facility Terms (see page 23); and
o	General Conditions - Finance Agreement (see page 55).

SIGNATURES

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level 2 Attorney under Power of Attorney dated 1 March 2007 in the presence of:

Signature of Witness	Signature of Attorney
BEN VENDERKOP
Senior Agribusiness Manager

Name of Witness (print)	Name of Attorney

Executed by S&W SEED CPMPANY AUSTRALIA
PTY LTD ACN 061 114814 in accordance with
Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secratary

Name of director (print)	Name of director/company secretary (print)

© National Australia Bank Limited	2

Executed by S&W HOLDINGS CPMPANY AUSTRALIA
PTY LTD ACN 162 715326 in accordance with
Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secratary

Name of director (print)	Name of director/company secretary (print)

Executed by PASTURE GENETICS PTY LTD ACN
074 290 252 in accordance with Section 127 of the
Corporations Act 2001

Signature of director	Signature of director/company secratary

Name of director (print)	Name of director/company secretary (print)

© National Australia Bank Limited	3

FACILITY DETAILS

FACILITY 1: BANK GUARANTEE FACILITY

FACILITY:

BANK GUARANTEE FACILITY

Key aspects of this Facility include the following:

•    NAB may unilaterally pay out a Bank Guarantee at any time whether or not it receives a demand from a Beneficiary.

•    NAB may pay out a Bank Guarantee without making any enquiry and even if the Borrower disputes the validity of any demand.

•    NAB may pay out a Bank Guarantee up to the Maximum Liability payable in one or more payments.

These aspects are essential elements of the Facility and allow NAB to, among other things, manage the risk and cost of providing thi Facility and to ensure

NAB-issued Bank Guarantees continue to be accepted in the market.

Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$105,831
Purpose:	To enable the issuance of rental guarantees. Financial accommodation provided under this Facility is, or must be, applied for business purposes.
Expiry Date:	30 September 2022
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Review Fee:	$0
Issuing Fee:	.1.2% Calculated on the face value of each Bank Guarantee payable on issue, subject to a minimum fee of $125 for each Bank Guarantee.
Service Fee:

2.4%

Calculated on the face value of each Bank Guarantee per year. Payable in arrears, on a pro-rata basis, half yearly from the date a Bank Guarantee is issued and on the cancellation of the Bank Guarantee and the Termination Date and subject to a minimum fee of$125per Bank Guarantee for each payment.

Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:	The General Terms and Bank Guarantee Facility Specific Conditions apply to this Facility.

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FACILITY 2: TRADE REFINANCE FACILITY

FACILITY:	TRADE REFINANCE FACILITY
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$32,000,000
Purpose:

To provide a revolving facility for trade refinance requirements in Australian dollars on fixed term periods of up to 30 days.

Credit or financial accommodation provided under this Facility is, or must be, applied for business purposes.

Expiry Date:	30 September 2023
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Term of Drawing:	The Borrower can determine the term of each Drawing which may be for a period of up to 180 days or any other period that NAB at its discretion may approve.
Interest Rate (foreign currency):

The interest rate for a Drawing denominated in a foreign currency is fixed at the time of that Drawing and will be:

Foreign Currency Fixed Lending Rate plus a customer margin of 1.5% p.a..

Foreign Currency Fixed Lending Rate means the Foreign Currency Fixed Lending Rate quoted by NAB at the time of that Drawing.

Interest Rate (Dollar):	The interest rate for a Drawing denominated in Dollars is fixed at the time of that Drawing and will be: Floating Rate plus a customer margin of 1.5% p.a..
Floating Rate:	NAB's Australian Trade Refinance (ATR) Rate As quoted by NAB at the start of each Interest Period.
Payment of interest:

Interest is calculated daily. It is payable in arrears on the last day of the term of a Drawing and if the last day of the term of a Drawing is not a Banking Day, on the last Banking Day of the term. Interest is also payable on the Termination Date.

Facility Fee:

1.500% per annum of the Facility Limit calculated on a 365 day basis payable in advance. The first such fee will be payable on a pro-rata basis, on the date of this agreement, with subsequent fees being payable in full on the last

Business Day of each quarter and upon the cancellation of the facility.

Other Fees and Charges:	NAB's standard fees and charges from time to time will apply to all transactions under this Facility. Refer to the Fees Guide.
Nominated Account:	To be advised.

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For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:

The General Terms, the Global Trade Finance Specific Conditions and the terms and conditions set out in any additional documents relating to Trade Finance required by NAB's normal practice apply to this Facility.

Borrowing Base Annexure to the Global Trade Finance Specific Conditions applies to this Facility.

Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus a customer margin of 1.5% p.a. plus a default margin of 1% p.a..

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FACILITY 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN

FACILITY:	NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061114 814
Facility Limit:	$4,500,000
Loan Account:	085005 733334200
Purpose:	To assist with the purchase of Pasture Genetics PL. Credit provided under this Facility is, or must be, applied for approved business purposes or investment purposes.
Expiry Date:	31 May 2026
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Pricing Period:	The Borrower can determine the Pricing Period which may be for a period of 30, 60, 90 or 180 days or any other period that NAB at its discretion may approve.
Interest Rate:

The interest rate for each Pricing Period is the weighted average of the interest rates applicable to each of the Business Markets Facility components (being the Fixed Amount, the Flexible Maturity Fixed Amount, the Cap Amount and/or the Floating Amount) for that Pricing Period. For more information see the NAB

Business Markets Facility Specific Conditions.

Limit allocation:	Floating Amount:	$4,500,000
	Fixed Amount:	To be advised
	Cap Amount:	To be advised
	Flexible Maturity Fixed Amount:	To be advised
Floating Rate:	The Floating Rate for a Pricing Period is the Business Lending Rate plus the Customer Margin.
Business Lending Rate:	1.98% p.a. (indicative) - see the NAB Business Markets Rate Facility Specific Conditions.
Customer Margin:	2.6% p.a.
Fixed Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.
Cap Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.

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Flexible Maturity Fixed Rate:	As advised by NAB in writing See the NAB Business Markets Facility Specific Conditions.
Cap Rate Premium:	$0
Review Fee:	$0
Service Fee:	Not applicable
Amortisation:	The Facility Limit will automatically reduce by $500,000 per year, commencing 31 May 2022.
Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:	The General Terms and NAB Business Markets Facility Specific Conditions apply to this Facility.
Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus the Customer Margin plus a default margin of.1% p.a..

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FACILITY 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

FACILITY:

FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

Key aspects of this Facility include the following:

•    The Facility is fluctuating in nature and it is expected that the linked transaction account will regularly fluctuate between debit and credit balances. To•help ensure this takes place, NAB may require that all, or an agreed part, of the Borrower's gross business income is credited to its linked transaction account.

•    The Facility can be unilaterally terminated at any time on demand by NAB.

•    NAB can unilaterally reduce the Facility Limit at any time.

These aspects are essential elements of the Facility and allow NAB to, among other things, manage the risk and cost of providing this Facility.

Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$2,000,000 until 31 March 2022 then $1,000,000 until 30 June 2022 then $0. Drawings in excess of the Facility Limit may only be made with NAB's prior consent.
Loan Account:	085005 857726783
Purpose:	To cover financial requirements for the day to day operations of the Borrower. Credit provided under this Facility is, or must be, applied for business purposes.
Expiry Date:	30 September 2022
Review Date:	NAB may review pricing in accordance with clause 14 (Review) of the General Terms.
Interest Rate:

While part of the Farmer's Choice Package: NAB's Farmer's Choice Prime Indicator Rate plus a customer margin of 0% p.a..

While not part of the Farmer's Choice Package:

NAB's Business Overdraft Prime Indicator Rate

plus a customer margin of 0% p.a..

Service Fee:	Not applicable •
Facility Fee:	$0

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Payable annually each year.
Review Fee:	$0 Payable on each review of this Facility.
Nominated Account:	To be advised. For the purposes of debiting and crediting amounts in relation to this Facility under this document.
Other Conditions:	The General Terms and Overdraft Facility Specific Conditions apply to this Facility. The Farmer's Choice Package Specific Conditions apply to this Facility.
Default Interest Rate:	Calculated at NAB's Base Indicator Rate plus a customer margin of 0% p.a. plus a default margin of 1% p.a..

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FACILITY 5: FARMER'S CHOICE PACKAGE

FACILITY:	FARMER'S CHOICE PACKAGE
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061114 814
Transaction Account:	085005 857726783
Maximum Aggregate Borrowing Limit (MABL):	$4,500,000
Farmer's Choice Facilities:	The Farmer's Choice Package initially will include the following Facilities:
	Facility:	Facility3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Please refer to the Details for each Facility specified above.
Expiry Date:	30 September 2022
MABL Reduction Option:	Option 4 - Long Term Repayment Option
Repayment Details:	Reducing limit: the Facility Limit will automatically reduce by $500,000 per year.
Annual Package Fee:	$800 See the Farmer's Choice Package Specific Conditions.
Other Concession or Benefit:	See the Farmer's Choice Package Specific Conditions.
Negotiated Fee Structure:	Not Applicable
Other Conditions:	The General Terms and the Farmer's Choice Package Specific Conditions apply to this Facility.

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OTHER FACILITIES

Following are details of some Other Facilities provided by NAB to a Borrower. The terms and conditions of each Other Facility are set out in the Transactions Specific Document, if any, for the Other Facility, each other document referred to in the "Other Conditions" section of the Details and, subject to clause

1.5 (Inconsistency), this document.

FACILITY 6: REVOLVING LEASE LIMIT

FACILITY:	REVOLVING LEASE LIMIT
Borrower:	S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814
Facility Limit:	$3,000,000
Expiry Date:	30 September 2022
Other Conditions:	Master Asset Finance Agreement

FACILITY 7: NAB CORPORATE AND PURCHASING CARD

FACILITY:	NAB CORPORATE AND PURCHASING CARD
Borrower:	S&WSEED COMPANY AUSTRALIA PTY LTD ACN 061114 814
Facility Limit:	$200,000
Expiry Date:
Other Conditions:	NAB Corporate and Purchasing Card Facility Terms and Conditions and NAB Corporate and Purchasing Card Facility - Letter of Offer

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OPTION TO EXTEND CERTAIN FACILITIES

The parties agree that if any of the following Facilities are specified in the Details, the Expiry Date for that Facility can be extended at the option of NAB:

o      Bank Guarantee Facility;

o      NAB Business Overdraft Facility;

o      Documentary Letters of Credit;

o      Documentary Letters of Credit and / or Documents Surrendered;

o      Farm Management Account Overdraft;

o      Foreign Currency Overdraft Account;

o      NAB Commercial Card Facilities;

o      Overseas Bills Purchased;

o      Set Off - Gross Debt Limit;

o      Set Off - Net Debt Limit;

o      Standby Letters of Credit;

o      Trade Refinance Facility;

o      Trade Refinance Facility (with Borrowing Base annexure);

o      Revolving Lease Limit / Master Asset Finance Facility;

o      BPAY Batch Limit;

o      Transaction Negotiation Facility;

o      Direct Debit Facilities;

o      NAB Connect;

o      Merchant Facilities;

o      NAB Invoice Finance;

o      NAB Corporate Receivables Facility; and

o      any other facility from time to time agreed to by NAB and the Borrower as a 12 Month Facility, (each a 12 Month Facility).

(a)      On or before the Expiry Date for a 12 Month Facility, NAB may by written notice to the Borrower cancel the Facility, in which case the Amount Owing will be repayable on a date being no less than 90 days after the Expiry Date (unless the Borrower is in Default, in which case the Amount Owing may be repayable on a date determined in accordance with this document).

(b)      If NAB has not given a notice in accordance with paragraph (a) the Expiry Date for a 12 Month

Facility will be extended for a further 90 days for the purposes of an annual review of the Facility.

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(c)      After the period set out in paragraph (b), NAB will either:

(i)        give notice to the Borrower that the Expiry Date will not be extended, in which case the Amount Owing will be repayable on a date being no less than 90 days after the date of such notice; or

(ii)        give notice to the Borrower that the Expiry Date will be extended for a further period not exceeding 90 days; or

(iii)        with or without notice to the Borrower, extend the Expiry Date for a further 9 month period on the same terms and conditions as this document and any other terms and conditions applicable to a 12 Month Facility, and notified by NAB from time to time.

The option to extend a 12 Month Facility subject to the terms of this document will only be available for four consecutive annual periods from the initial Expiry Date, such that the final Expiry Date cannot be a date more than 5 years from the initial Expiry Date.

The Borrower repeats the representations and warranties that are made, or taken to be repeated, in accordance with this document (as varied from time to time) as at each Expiry Date (other than the final Expiry Date for a 12 Month Facility) and further represents and warrants to NAB that no Default subsists.

If the Expiry Date does not fall on a Business Day, it will be the next Business Day.

The above provisions prevail to the extent of any inconsistency.

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KEY INFORMATION

Item 1	(Obligors and Group)
1.1	Borrower(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814

1.2	Cross-Guarantor(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814 S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

PASTURE GENETICS PTY LTD ACN 074 290 252

1.3	Security Provider(s)

S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061114 814 PASTURE GENETICS PTY LTD ACN 074 290 252

S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326

1.4	Groups

Refer to definition of "Group" in clause 1.3 (Definitions)

Item 2	(Security Documents)

Name of Security Provider(s)	Security Documents to be provided	Facilities secured
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Term Deposit Letter of Set-Off over NAB Term Deposit Number TBA for an amount of $105,831	Facility 1: BANK GUARANTEE FACILITY
S&W SEED COMPANY	First registered mortgage over	Facility 2: TRADE REFINANCE
AUSTRALIA PTY LTD ACN 061 114 814	property situ9ted at 4 & 5 Stirling Road, Keith SA 5267 more	FACILITY
	particularly described in	Facility 3: NAB BUSINESS
	Certificate of Title Volume 6186	MARKETS - FLEXIBLE RATE
	Folios 122 and 123.	LOAN
Facility 4: FARM MANAGEMENT
ACCOUNT OVERDRAFT
FACILITY

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S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Guarantee and Indemnity for $15,000,000 (Australian Dollars) from S&W Seed Company.	Facility 2: TRADE REFINANCE FACILITY
Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	Right of Entry from Southaust Holdings Pty Ltd ACN 067 860 806 c/o Moore Stephens (SA) Pty Ltd of Level 2, 180 Flinders St Adelaide SA 5000 over 14-16 Hakkinen Road, WINGFIELD SA 5013 CT 5681/62	Facility 2: TRADE REFINANCE FACILITY Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061	Right of Entry from Firstly Northland (SA) Pty Ltd ACN 080	Facility 2: TRADE REFINANCE FACILITY
114 814	423 365 of 14-16 Hakkinen Road Wingfield SA 5013 & Secondly	Facility 3: NAB BUSINESS
	from Robert Damin & Ann Elizabeth Damin all c/o 14-16	MARKETS - FLEXIBLE RATE LOAN
Hakkinen Road Wingfield CT
	5976/648, 6020/269 & 6020/270 (Penfield)	Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT
FACILITY
S&W SEED COMPANY AUSTRALIA PTY LTD ACN 061 114 814	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY
Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY
PASTURE GENETICS PTY LTD ACN 074 290 252	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY
Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

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S&W HOLDINGS AUSTRALIA PTY LTD ACN 162 715 326	First priority General Security Agreement over all present and after-acquired property	Facility 2: TRADE REFINANCE FACILITY
Facility 3: NAB BUSINESS MARKETS - FLEXIBLE RATE LOAN
Facility 4: FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

Item 3	(Material Documents)

Not applicable

Item 4	(Specified Documents and other conditions precedent) (clause 3.2(e) (Conditions Precedent)}

Specified Documents

Not applicable

Other Conditions Precedent

Not applicable

Item 5	(Mandatory Prepayment) (clause 5.2(b) (Prepayment))

Not applicable

Item 6	(Other Representations and Warranties) (clause 8.1(aa) (Representations and Warranties))

Not applicable

Item 7	(Financial Statements and other documents) (clause 9(o) (Financial Statements and other documents to be delivered))

Type of report	Entity	Audited/ Unaudited	Consolidated/ Unconsolidated	Due date for delivery to NAB
Annual Financial	S&W	Unaudited	Consolidated	30 November 2022
Statements	HOLDINGS			and every 12
	AUSTRALIA			months thereafter
PTY LTDACN
162 715 326
Statutory payments certificate (evidence satisfactory to NAB that all statutory payments have been met when due)	The Group			15 February 2022 and every 3 months thereafter

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Management accounts (including balance sheet, profit and loss statement and cash flow statement). Commentary to provided on variances greater than 15% to key line items.	The Group	15 February 2022 and every 3 months thereafter

Item 8	(Other Undertakings) (clause 9(z) (other undertakings or conditions subsequent))

Not applicable

ltem9	(Financial Covenants) (clause 10.1 (Financial Covenants))

The Obligors must maintain the financial covenants set out below at all times.

The financial covenants will:

(a)	be calculated by reference to GAAP; and
(b)	be based on the then most recent Financial Statements and other financial information provided to NAB in accordance with this document.

NAB may test the financial covenants at any time.

Financial Covenants

The Interest Cover Ratio for the Group must not be less than 2:1.

Definitions

For the purposes of these financial covenants, the following definitions and the definitions in the Property Conditions apply in addition to those set out in clause 1.3 (Definitions).

Calculation Date means the last day of each 12 month period until the Termination Date, commencing on the first Calculation Date of 30 June 2022.

Calculation Period means each period of twelve months ending on a Calculation Date, unless otherwise agreed in writing by NAB.

EBITDA means earnings before:

(a)	interest;
(b)	tax;
(c)	depreciation;
(d)	amortisation; and
(e)	unrealised foreign exchange gains or losses.

Interest Cover Ratio or ICR means, for a Calculation Period, the ratio of EBITDA over that period to Interest Expense for that period.

Interest Expense means, in respect of a period, the aggregate amount of all interest and amounts in the nature of interest or of similar effect to interest paid or payable for that period, including:

(a)	any dividend or distribution payable on any Marketable Security that constitutes Financial Indebtedness;

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(b)	payments under any finance or capital lease (except to the extent such payment constitutes a principal reduction of the amount financed);
(c)	any discount on any bills, bonds, notes or other instruments drawn, accepted or endorsed;
(d)

any commitment, line, facility, acceptance, letter of credit, discount, guarantee, insurance bond or other fees and other amounts of a regular or recurring nature payable during that period (but not establishment, arrangement, agency and other fees payable once only on the initial provision of Financial Indebtedness); and

(e)	plus or minus the net amount of any difference payments during that period under any interest rate hedging arrangement.

It includes interest on any shareholder loans unless capitalised or subordinated on terms acceptable to

NAB.

Item 10	(Hedging) (clause 10.3 (Hedging))

Not applicable

Item 11	(Enforcement proceedings - Threshold Amount) (clause 11.1(g) (Enforcement proceedings))

$250,000

Item 12	(Other Events of Default) (clause 11.1(s) (Other))

Not applicable

Item 13	(Fees) (clause 17 (Fees))

Bank Fees
Application/Establishment Fee:	payable on execution of this document	$6,000.00
Company Search Fee (x3):	payable on execution of this document	$120.00
Lodgement of Documents for Registration Fee (x2):	payable on execution of this document	$300.00
PPSR Search Fee (x3):	payable on execution of this document	$60.00
Government Fees
SA Title Search Fee (x2):	payable on execution of this document	$62.50
General Security Agreement Registration Fee (x2):	payable on execution of this document	$230.00
Total Estimated Fees$6,772.50

Item 14	(Review Events) (clauses 14.4 (Review Event) and 14.5 (Review Event Consequences))

Not applicable

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Item 15	(Communications) (clause 31 (Communications and Notices))

Details for service of communications to NAB:

Name of Bank:	National Australia Bank Limited

Address:	L6, 22 King William Street, Adelaide SA 5000

Attention:	Ben Vanderkop

Details for service of communications to the Obligor(s):

Name of Obligor:	All Obligors

Address:	PO Box69 Stirling SA 5152

Attention:	The Secretary

Email:

Item 16	(Governing Law Jurisdiction) (clause 37) (Governing Law & Jurisdiction)) South Australia
Item 17	(Trust) and (Trust Documents)

Not Applicable

Item 18	(Partnership) and (Partnership Documents)

Not applicable

Item 19	(Scheme), (Custodian), (Custody Agreement) and (Scheme Documents)

Not applicable

Item 20	(Other)

Not applicable

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SPECIFIC FACILITY TERMS

BANK GUARANTEE FACILITY SPECIFIC CONDITIONS

FOREIGN CURRENCYWARNING NOTICE
This important notice should be read and understood before the Borrower decides to enter into a facility or transaction in a foreign currency.

This notice is intended to provide the Borrower with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise the Borrower that other risks also exist.

The Borrower's liability in Dollars will increase, possibly very substantially, if there is a movement in either:
the Dollar relative to the foreign currency facility or transaction; or the foreign currency relative to the Dollar.
Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency facility or transaction.

The Borrower should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FECs) and fixed rate loans to more complex options and derivatives. A solution can be tailored to the Borrower's specific business needs.

For more information about managing risks associated with international trade, go to the "Business" tab on our website www.nab.com.au and click on > International trade.
For more information regarding Foreign Exchange Risk please telephone a Specialist on 132265 (7am - 7pm EST).

The Borrower should seek independent professional advice before entering into a facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency facility or transaction for your purposes and as to risk management strategies available for such facilities or transactions.

Important Information about Renminbi Settlement Services

Renminbi ("RMB"), the lawful currency in the People's Republic of China, is not yet fully convertible and is subject to substantial exchange rate risk. For more information about the risks associated with RMB, please contact a Specialist on 132265 (7am - 7pm EST).

1.	ADDITIONAL CONDITIONS PRECEDENT

The following additional conditions precedent apply in relation to the issue of any Bank Guarantee:

(a)	NAB receiving a Drawdown Notice in form and substance required by NAB from time to time;
(b)	NAB being satisfied that:
(i)	the date the Bank Guarantee is to be issued is a Business Day on or before any Issue Date;
(ii)	the currency of the Bank Guarantee is an Approved Currency; and
(iii)

the Australian Dollar Equivalent of the Maximum Liability under all unexpired Bank Guarantees, on any day, after the Bank Guarantee is issued, does not exceed the Australian Dollar Equivalent of the Facility Limit.

2.	DRAWING
(a)	NAB may reject an application for a Bank Guarantee at its discretion if NAB is unable to issue the Bank Guarantee due to operational reasons and will advise you of this as soon as possible.
(b)	Each Bank Guarantee will be in NAB's usual form, unless otherwise agreed.

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3.	REIMBURSEMENT

The Borrower must pay to NAB on demand from time to time amounts equal to each payment made by NAB under a Bank Guarantee.

4.	INDEMNITY
(a)	The Borrower agrees to indemnify NAB in respect of:
(i)	any amounts NAB pays to a Beneficiary under a Bank Guarantee; and
(ii)

an amount equal to any loss (including consequential or economic loss), damage and Costs which NAB incurs or suffers or for which NAB becomes liable, directly or indirectly as a result of or in connection with:

(A)	the issue or variation of a Bank Guarantee;
(B)	any payment or claim for payment under a Bank Guarantee; or
(C)	anything done by a Beneficiary or any other person in relation to or in reliance on a Bank Guarantee.
(b)	Any amount the Borrower must pay NAB under this clause 4 (Indemnity) is payable in Dollars (even if the payment made by NAB is in a different currency) and becomes due and payable upon the earlier of:
(i)	NAB making payment under a Bank Guarantee; or
(ii)	NAB incurring an obligation to make payment under a Bank Guarantee, or
(iii)	an Event of Default occurring.
5.	PAYMENT OF BANK GUARANTEE WITHOUT DEMAND

NAB may, at any time, and exercising its discretion in a reasonable manner when doing so, end its obligations under a Bank Guarantee by paying to the Beneficiary of that Bank Guarantee the Maximum Liability or such lesser amount as is required to discharge NAB's obligations under the Bank Guarantee, even though no demand is made on NAB by that Beneficiary.

6.	NO OBLIGATION TO ENQUIRE
(a)	The Borrower irrevocably authorises NAB to immediately pay any amount demanded at any time under a Bank Guarantee.
(b)	The Borrower agrees that NAB:
(i)	will make a payment referred to in clause 6(a) above without first referring to the Borrower;
(ii)	need not enquire into the correctness or validity of any demand made on NAB under a Bank Guarantee; and
(iii)	may meet any demand even though the Borrower disputes the validity of the demand.
7.	PARTIAL PAYMENTS
(a)

The Borrower agrees that if a demand is made by a Beneficiary of a Bank Guarantee for a partial payment of the Maximum Liability of that Bank Guarantee, NAB may at its discretion and without further reference to the Borrower, pay the amount demanded and issue to the Beneficiary a replacement Bank Guarantee for the balance of the Maximum Liability.

(b)	The procedure set out in clause 7(a) may be repeated at NAB's discretion.
(c)	The Borrower agrees that this document applies to any replacement Bank Guarantee issued under this clause 7 (Partial payments).

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8.	PROCEEDINGS UNDER BANK GUARANTEE

NAB is not obliged at any time to commence, pursue or defend any legal proceedings or other process in connection with any claim, demand or right arising under a Bank Guarantee issued under this Facility.

9.	RETURN OF BANK GUARANTEES

The Borrower must promptly return to NAB an original Bank Guarantee if it is given to the Borrower by the relevant Beneficiary. If the Borrower fails to do so, fees and charges may continue to accrue.

10.	ADDITIONAL CONSEQUENCES OF DEFAULT
(a)	The following additional consequences of Default apply:
(i)

NAB may require the Borrower to provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated; and

(ii)	NAB may require the Borrower to grant other Encumbrances acceptable to NAB.
(b)	NAB may exercise any of its rights under this document even though one or more Bank Guarantees remain outstanding on that date.
(c)

If, on a day when the Borrower makes a payment required under clause 10(a), or under clause 11.2 (Consequences of Default) of the General Terns, there are any Bank Guarantees in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary, and a portion of that payment represents the undemanded amount, then NAB will:

(i)

deposit that portion in an interest-bearing deposit account on terms which NAB considers appropriate (which may include making the deposit with itself) and hold those funds until they are disbursed in accordance with clause 10(c)(ii) and/or (iii);

(ii)	use the deposited amount towards paying a Beneficiary of a Bank Guarantee; and
(iii)

pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d)

Where money will be held in a deposit account in accordance with clause 10(c), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e)	Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.
11.	TERMINATION OF THE FACILITY
(a)	On the Termination Date for the Facility, the Borrower must pay to NAB:
(i)	all of the Balance Owing; less
(ii)	the amount equal to the aggregate Maximum Liability under each outstanding Bank Guarantee in respect of which NAB has already been provided with cash cover on terms satisfactory to NAB.
(b)

When the Borrower makes a payment required under clause 11(a) NAB will, in respect of that portion of the receipts that remains to be allocated to any Bank Guarantees in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary:

(i)

deposit that portion in an interest-bearing deposit account on terms which NAB considers appropriate (which may include making the deposit with itself) and hold those funds until they are disbursed in accordance with clause 11(b)(ii) and/or (iii);

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(ii)	apply the deposited amount towards paying a Beneficiary of a Bank Guarantee; and
(iii)

pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(c)

When the Borrower makes a payment required under clause 11(a), and where money will be held in a deposit account in accordance with 11(b), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(d)	Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.
12.	FOREIGN CURRENCY FACILITIES OR TRANSACTIONS
12.1	Funding risk and non availability
(a)

NAB will use its best efforts to notify the Borrower as soon as practicable if the making, denomination or continuation of the Facility in the foreign currency is not reasonably practical or is impossible as a result of:

(i)	any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;
(ii)	any event of contingency which materially and adversely affects the inter-bank markets generally; or
(iii)	any change in law.
(b)	During the 30 days after that notice is given by NAB, NAB will negotiate in good faith with the Borrower to find an alternative basis to continue the Facility.
(c)

If no agreement is reached within the 30 day period referred to in clause 12.1(b), NAB's obligation to provide the Facility will be automatically terminated and the Borrower must immediately provide cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Bank Guarantee in the currency in which each such Bank Guarantee is denominated.

12.2	No advice or management by NAB

The Borrower acknowledges and agrees that NAB is not managing, supervising or advising in relation to the Borrower's foreign currency exposure.

12.3	Foreign currency fluctuations

If the Facility is made available or involves a foreign currency and there is a change in the exchange rate applicable between that foreign currency and Dollars which has the effect of causing the Australian Dollar Equivalent of the Balance Owing to exceed the Australian Dollar Equivalent of the Facility Limit, NAB may require the Borrower to either:

(a)

cash cover on terms, and in currencies or currency, reasonably satisfactory to NAB for the amount of such excess so that the Australian Dollar Equivalent of the Balance Owing is equal to or less than Australian Dollar Equivalent of the Facility Limit; or

{b)	provide additional Encumbrances acceptable to NAB to the value reasonably determined by NAB, but not less than the amount of such excess.

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13.	PAYMENTS DUE ON A NON-BUSINESS DAY

If a payment is due under the Facility on a day that is not a Business Day, that payment must be made on the previous Business Day.

14.	DEFINITIONS

For the purpose of these Bank Guarantee Facility Specific Conditions:

Approved Currency means the currency or currencies approved by NAB in writing from time to time.

Australian Dollar Equivalent means, in respect of:

(a)

the Facility Limit for a Facility at any time which is expressed in a foreign currency, the equivalent amount in Australian Dollars (when notionally converted by NAB at the rate of exchange used by NAB for the purpose, and at the time, of approving the Facility); and

(b)

the Balance Owing for, or any other amount in respect of, a Facility which is expressed in a foreign currency, the equivalent amount of the Balance Owing or other amount in Australian Dollars (as notionally converted by NAB at its prevailing spot rate of exchange).

Availability Period means the period from the date of this document to the Termination Date.

Beneficiary means, in relation to a Bank Guarantee, the person to whom the Bank Guarantee is to be, or has already been, issued and any assignee of such person.

Facility means a bank guarantee facility.

Issue Date means the issue date for a Bank Guarantee specified in the Details.

Maximum Liability means, in respect of a Bank Guarantee, the amount specified in that Bank Guarantee as the maximum liability (exclusive of interest on that Maximum Liability) under that Bank Guarantee.

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FARMER'S CHOICE PACKAGE ("PACKAGE") SPECIFIC CONDITIONS

1.	THE TRANSACTION ACCOUNT

The Borrower must ensure that the Transaction Account is opened and remains open at all times.

2.	FACILITIES SUBJECTTOTHE FARMER'S CHOICE PACKAGE

The Borrower must comply with the specific terms and conditions applicable to each Farmer's Choice Facility.

3.	MAXIMUM AGGREGATE BORROWINGLIMIT(MABL)
(a)	The initial MABL is set out in the Details.
(b)	There are 4 options for the reduction of the MABL as follows:

Option 1 - Interest Only Option

The MABL will not be reduced during the term of the Package. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 2 -- Step down to Interest Only Option

The MABL reduces on each Reduction Date to the amount set out beside that date in the Details. After the last Reduction Date, no further reductions to the MABL will be made until the Expiry Date of the Package. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 3 - Milestone Option

The MABL reduces on each Reduction Date to the amount set out beside that date in the Details. The MABL will be reduced to nil on the Expiry Date of the Package.

Option 4 - Long Term Repayment Option

The MABL reduces by the amounts and on the dates notified by NAB. The MABL will be reduced to nil on the Expiry Date of the Package.

(c)	The option applying to the Package is set out in the Details under the heading "MABL Reduction Option".
(d)	The Borrower agrees that, regardless of the other terms and conditions applicable to the Farmer's Choice Facilities:
(i)	unless otherwise agreed by NAB, the aggregate of the Balance Owing under each of the Farmer's Choice Facilities (excluding any Overdraft Facility) must not exceed the prevailing MABL; and
(ii)	it will immediately make such repayments as are required to comply with clause 3(d)(i); and
(iii)

NAB is not obliged to provide any Drawing under the Package or under any of the Farmer's Choice Facilities if to do so would cause the sum of the Balance Owing under each Farmer's Choice Facility (excluding any Overdraft Facility) to exceed the prevailing MABL.

(e)

NAB may, after consultation with the Borrower, change the MABL Reduction Option that applies by giving the Borrower notice in accordance with the General Terms. The object of any such change would be to better reflect or address the Borrower's changed circumstances or requirements.

4.	PACKAGING FACILITIES
(a)	NAB will confirm, in writing, the initial Farmer's Choice Facilities (if not set out in the Details).
(b)

The Borrower acknowledges that NAB may, at its discretion, determine which Facilities are eligible for inclusion in the Package, including by determining that a Facility is no longer eligible for inclusion.

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(c)	The Borrower may apply to NAB to add other Facilities to the Package, to increase the Facility Limit of any Farmer's Choice Facility, to increase the MABL, or to extend the term of the Package.
(d)	NAB may accept or reject any such request at its discretion and may impose such conditions on its acceptance as it sees fit. The Borrower may need to enter into a new Package.
(e)

NAB will inform the Borrower if any Facilities are added to, or are to be removed from, the Package. Where a Facility is to be removed from the Package, NAB will inform the Borrower when it will be removed and will provide reasonable notice before its removal.

(f)	The Package must, at all times, include at least one Facility.
(g)	The Package is automatically cancelled if there are no longer any Facilities included in it.
(h)	If the Package is cancelled or otherwise ends, the concessions and benefits available under the Package will immediately cease to apply.
5.	CONCESSIONS AND BENEFITS

The following concessions and benefits apply to Farmer's Choice Facilities, while they remain part of the Package (and subject to NAB's right to vary the terms of the Package):

(a)	there will be no separate application fees for individual Farmer's Choice Facilities;
(b)

any Farmer's Choice Facility that is a Term Loan Facility, Overdraft Facility, NAB Business Markets Facility or Market Rate Facility (and any other Facility notified in writing by NAB) will be free from any service fee that would otherwise apply; and

(c)	for any Farm Management Account Overdraft Facility that is part of the Package, a preferential variable interest rate will apply, as set out in the Details for that Facility.
6.	CANCELLATION OF THE PACKAGE
(a)	If an Event of Default occurs and is continuing, NAB may (subject to the Specific Conditions of each Farmer's Choice Facility):
(i)	immediately suspend the Borrower's ability to make further Drawings under a Farmer's Choice Facility until the Default is rectified to NAB's satisfaction; and/or
(ii)

give the Borrower notice stating that an Event of Default has occurred and give the Borrower a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the Event of Default. If the Event of Default is not remedied within that period, NAB may immediately cancel the Package by written notice to the Borrower.

(b)	The Borrower may cancel the Package at any time by giving NAB at least 2 Business Days prior written notice.
(c)	Upon cancellation in accordance with clauses 6(a) or (b}, NAB will make a pro rata refund of the remaining balance of the Annual Package Fee paid in advance, within a reasonable time.
7.	PACKAGE FEES
(a)	The Borrower must pay the Annual Package Fee annually in advance on:
(i)	the date the Borrower enters into the Package or, at NAB's discretion, the last Business Day of the month in which the Borrower enters into the Package; and
(ii)	each anniversary of that date.
(b)	The Borrower irrevocably authorises NAB to debit from the Transaction Account the Annual Package Fee and the Farmer's Choice Application Fee.

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8.	JOINT PACKAGES

If the Package is held jointly by the Borrower with one or more other people (each an Other Package Holder):

(a)

the Borrower agrees that NAB may disclose to each Other Package Holder such information about any Farmer's Choice Facility (or associated account) as NAB believes is necessary to administer the Package, even if that Facility or account is in the Borrower's name alone, which information may include:

(i)	which of the Borrower's Facilities or accounts are included in the Package, and which are not;
(ii)	the Facility Limit of any of the Borrower's Facilities which are included in the calculation of the MABL; and
(iii)	any information about the repayment of the Borrower's Facilities which affects, or which may affect, the operation of the relevant MABL Reduction Option;
(b)	the obligation to pay the Annual Package Fee is a joint and several obligation of the Borrower and each Other Package Holder;
(c)

in addition to any other rights NAB has to cancel or suspend further Drawings under the Package, if any Other Package Holder commits an event of default (however described) in relation to any agreement NAB has with that Other Package Holder (whether or not that agreement relates to a Farmer's Choice Facility), NAB may (subject to the Specific Conditions of each Farmer's Choice Facility):

(i)	immediately suspend the Borrower's ability to drawdown further financial accommodation under a Farmer's Choice Facility until the event of default is rectified to NAB's satisfaction; and/or
(ii)

cancel the Package by written notice to the Borrower and the Other Package Holder, provided that NAB has given the Borrower and the Other Package Holder a notice stating that an event of default has occurred under an agreement between NAB and the Other Package Holder and after giving that Other Package Holder a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the event of default; and

(d)

notwithstanding clause 6 (Cancellation of the Package), the Borrower can only cancel the Package if the notice referred to in clause 6 (Cancellation of the Package) is given by the Borrower and each Other Package Holder.

9.	DEFINITIONS

For the purposes of these Farmer's Choice Package Specific Conditions:

Annual Package Fee means the Annual Package Fee specified in the Details.

Farm Management Account Overdraft Facility means any Facility titled "Farm Management Account Overdraft Facility" in the Details.

Farmer's Choice Facility means each Facility set out in the Details under the heading "Farmer's Choice Package" or as otherwise advised to the Borrower in accordance with this document.

MABL means the Maximum Aggregate Borrowing Limit specified in the Details.

Overdraft Facility means a Facility in respect of which the Overdraft Facility Specific Conditions apply, as stated in the Details.

Reduction Date means each reduction date in respect of the Facility specified in the Details.

Repayment Details means the repayment details in respect of the Facility specified in the Details.

Term Loan Facility means any Facility to which the Term Loan Facility Specific Conditions apply, as stated in the Details.

Transaction Account means the transaction account in respect of the Facility specified in the Details or as otherwise agreed.

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GLOBAL TRADE FINANCE SPECIFIC CONDITIONS

FOREIGN CURRENCYWARNING NOTICE
This important notice should be read and understood before the Borrower decides to enter into a Facility or transaction in a foreign currency.

This notice is intended to provide the Borrower with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise the Borrower that other risks also exist.

The Borrower's liability in Dollars will increase, possibly very substantially, if there is an adverse movement in either:
the Dollar relative to the currency of the foreign currency facility or transaction; or the foreign currency relative to the Dollar.
Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency Facility or transaction.

The Borrower should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FECs) and fixed rate loans to more complex options and derivatives. A solution can be tailored to the Borrower's specific business needs.

For more information about managing risks associated with international trade, go to the "Business" tab on our website www.nab.com.au and click on > International trade.
For more information regarding Foreign Exchange Risk please telephone a Specialist on 132265 (7am- 7pm EST).

The Borrower should seek independent professional advice before entering into a Facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency Facility or transaction for the Borrower's purposes and as to risk management strategies available for such Facilities or transactions.

Important Information about Renminbi Settlement Services

Renminbi ("RMB"), the lawful currency in the People's Republic of China, is not yet fully convertible and is subject to substantial exchange rate risk. For more information about the risks associated with RMB, please contact a Specialist on 132265 (7am - 7pm EST).

1.	FOREIGN CURRENCY OVERDRAFT FACILITIES
1.1	Application of this clause

This clause 1 (Foreign Currency Overdraft Facilities) applies to any Foreign Currency Overdraft Facility.

1.2	Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Drawing:

(a)	the Drawdown Date is a Banking Day within the Availability Period;
(b)	subject to contrary agreement, the currency of the Drawing is the same as the currency of the Loan Account; and
(c)

the Australian Dollar Equivalent of the Drawing does not exceed the Available Facility at that time unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn.

1.3	Drawing

Any amount paid or repaid to the credit of the Facility may be redrawn subject to the terms of this document.

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1.4	Repayment

NAB may require the Borrower to repay all or part of the Balance Owing at any time. The Borrower must repay all of the Balance Owing on demand.

1.5	Prepayment

The Borrower may prepay the whole or any part of the Balance Owing at any time.

1.6	Interest
(a)	Interest on debit balances is calculated daily by applying the Daily Interest Rate to the Value Balance (excluding any amount to which a Default Interest Rate applies) at the end of each day.
(b)

The Value Balance is generally the same as the Balance Owing, except that interest charges for an Interest Period (including any interest adjustment) do not form part of the Value Balance until the first day of the next Interest Period (even though they may be included in the Balance Owing from the date they are debited).

(c)	Interest for:
(i)	an Interest Period is debited from the Loan Account on the last Business Day of that Interest Period or such other reasonable times as NAB may notify; and
(ii)	the last Interest Period is debited from the Loan Account on the Termination Date.
(d)

Where a transaction for a particular day is processed by NAB after that day, for whatever reason, NAB may, acting reasonably, elect to back-date that transaction and, if NAB does this, an appropriate interest adjustment will be made to the Loan Account on the last Banking Day of the next Interest Period..

1.7	What currency applies
(a)	The Borrower must ensure that all payments to the Facility are in the currency of the Loan Account.
(b)

Fees and charges are calculated in Dollars and may be debited by NAB from the Loan Account with any necessary currency conversions made in accordance with the provisions' of the 'NAB Foreign Currency Account - Onshore Terms and Conditions' as amended or replaced from time to time in accordance with any notice given under any Finance Document.

2.	LETTERS OF CREDIT
2.1	Application of this clause
(a)

A Drawing under a Documentary Letter of Credit or Standby Letter of Credit Facility must, and a Drawing under a Documentary Letter of Credit &/or Documents Surrendered Facility may, take the form of a Utilisation.

(b)	This clause 2 (Letters of Credit) applies in relation to any Utilisation.
2.2	Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Utilisation (including the initial Utilisation):

(a)

NAB receiving a Letter of Credit application in the form and substance satisfactory to NAB together with such information and documentation relating to the Utilisation as NAB may reasonably require before the relevant Cut-Off Time (which NAB will notify on request); and

(b)	NAB being satisfied that:
(i)	the Issue Date is a Business Day within the Availability Period;

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(ii)	the currency of the Letter of Credit is an Approved Currency; and
(iii)

the Australian Dollar Equivalent of the Letter of Credit does not exceed the Available Facility at that time unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn.

2.3	Utilisation
(a)	A Letter of Credit application is irrevocable once given.
(b)	Notwithstanding any other provision, NAB can decline any Letter of Credit application at its discretion and will advise the Borrower promptly if it does this.
2.4	The form of the Letter of Credit
(a)	Each Letter of Credit will be in NAB's usual form, unless otherwise agreed.
(b)

In certain circumstances specific to a Letter of Credit issued or to be issued at the Borrower's request, NAB may request the Borrower to execute such additional documentation or forms as reasonably required by NAB's normal practice to manage its risks in connection with the Letter of Credit. Not providing NAB with such documentation or forms may impact on NAB's.abilityto carry out the Borrower's request in connection with the Letter of Credit.

(c)

All Letters of Credit established under the Facility will be subject to the terms and conditions ofthe prevailing Uniform Customs and Practice for Documentary Credits or International Standby Practices, each published by the International Chamber of Commerce or such other terms as agreed in writing with NAB. The Borrower must ensure that it is aware of those terms and conditions and accepts them, including any indemnities contained within such terms it may be required to provide a party.

2.5	Authority to make payments and payment of Standby Letter of Credit without demand
(a)	The Borrower irrevocably authorises NAB to pay any amount for which a demand or request is made at any time under a Letter of Credit without reference to, or further authority from, the Borrower.
(b)	NAB need not investigate or enquire whether a claim or demand on it has been properly made.
(c)	NAB may meet any claim or demand on it notwithstanding that the Borrower may dispute the validity of the claim or demand.
(d)

NAB may if consistent with the terms of the Standby Letter of Credit, at any time and exercising its reasonable discretion in doing so, end its obligations under a Standby Letter of Credit by paying to the Beneficiary of that Standby Letter of Credit the Maximum Liability or such lesser amount as is required to discharge NAB's obligations under the Standby Letter of Credit, even though no demand is made on NAB by the Beneficiary.

2.6	The Borrower's undertaking to pay
(a)

The Borrower agrees to pay to NAB on demand and in the currency in which the Letter of Credit is denominated an amount equal to each amount demanded from or paid by NAB under any Letter of Credit together with any incidental Costs.

(b)

The Borrower indemnifies NAB against all actions, proceedings, claims and demands brought or made against NAB and against all losses (including consequential losses and loss of profits), damages and Costs which NAB incurs or suffers or for which NAB reasonably becomes liable, directly or indirectly, in connection with any Letter of Credit requested by the Borrower to be issued by NAB.

(c)

When NAB makes a payment under a Letter of Credit or Bill drawn on and accepted by NAB in connection with a Letter of Credit and the Borrower does not promptly reimburse NAB, the Borrower authorises NAB to debit the amount of the payment together with any incidental Costs (less any reimbursements in relation to that payment) to any account of the Borrower's NAB chooses without first having to make demand for payment or otherwise giving the Borrower prior notice.

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(d)

Each payment obligation of the Borrower under this clause 2.6 (The Borrower's undertaking to pay) is independent of each other payment obligation of the Borrower under this clause 2.6 (The Borrower's undertaking to pay).

2.7	Bills drawn on NAB in connection with a Letter of Credit

Where any Bills are drawn on NAB in connection with a Letter of Credit, NAB will accept such Bills on presentation and make payments in accordance with the terms of the Bill. The Borrower must pay and indemnify NAB for doing so in accordance with clause 2.6 (The Borrower's undertaking to pay) of these Global Trade Finance Specific Conditions.

2.8	Insurance

The Borrower must:

(a)	insure all goods relating to each Letter of Credit drawn under the Facility to NAB's satisfaction (unless NAB has previously agreed in writing to waive this condition);
(b)	deliver to NAB a copy of any insurance policy or certificate relating to those goods when received or at such time as is agreed with NAB; and
(c)	hold proceeds of any claim under an insurance policy on trust for NAB if required to do so under clause 2.12(d) of these Global Trade Finance Specific Conditions.
2.9	Use of correspondent banks

NAB may, at its reasonable discretion, direct a Letter of Credit established under a Facility to its correspondent bank for negotiation or other action. If NAB does this, such correspondent bank may pay NAB a commission for each Letter of Credit directed to them.

2.10	Pledge
(a)

Unless the Borrower has granted NAB a General Security Agreement, the Borrower authorises, as security for its obligations to NAB in connection with a Utilisation, NAB to retain by way of pledge the documents and goods relating to the Letter of Credit that is the subject of the Utilisation, all proceeds of sale and insurances relating to such documents and goods and all the Borrower's rights as unpaid seller.

(b)

If requested by NAB, the Borrower agrees to execute any other documents that NAB may reasonably require to grant NAB an Encumbrance over the documents and goods relating to a Letter of Credit (the "Pledge Agreement").

2.11	Additional consequences of default
(a)	If an Event of Default occurs and is continuing, the following additional consequences of default apply, in addition to any other rights and obligations under the General Terms:
(i)

NAB may require the Borrower to provide cash cover on terms satisfactory to NAB for an amount not more than the Maximum Liability under each outstanding Letter of Credit in the currency in which the outstanding Letter of Credit is denominated;

(ii)

NAB may, where the Amount Owing has become due and payable, sell, dispose of or otherwise deal with any documents or goods pledged under this document or a Pledge Agreement as NAB thinks fit and apply the proceeds towards satisfaction of the Borrower's obligations to NAB in connection with the relevant Utilisation;

(iii)	NAB may collect any amount due under any policy of insurance in relation to any goods; and
(iv)	NAB may require the Borrower to grant other Encumbrances acceptable to NAB.
(b)	NAB may exercise any of its rights under this document even though one or more Letters of Credit remain outstanding on that date.

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(c)

If, on a day when the Borrower makes a payment required under clause 2.11(a) or under clause 11.2 (Consequences of Default) of the General Terms, there are any Letters of Credit in respect of which payment has not yet been demanded by the Beneficiary and a portion of that payment represents those undemanded amounts, then NAB will:

(i)

deposit that portion in an interest-bearing term deposit account (which may include making the deposit with NAB) on terms NAB considers appropriate and hold those funds until they are disbursed in accordance with clause 2.11(c)(ii) and/or (iii);

(ii)	use the deposited amount towards paying a Beneficiary of a Letter of Credit; and
(iii)

pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d)

When the Borrower makes a payment required under clause 2.11(a) or under clause 11.2 (Consequences of Default) of the General Terms and where money will be held in a deposit account in accordance with clause 2.11(c), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e)	Where the required deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.
2.12	Delivery of documents or goods

If any documents or any goods in relation to a Letter of Credit are:

(a)	delivered by NAB to the Borrower or to any person authorised by the Borrower to receive those documents or goods on the Borrower's behalf; or
(b)	received by the Borrower (or by any such person on the Borrower's behalf),

before the Borrower has fully paid and discharged its obligations to NAB or its correspondent banks in relation to the Letter of Credit, the Borrower agrees that:

(c)	if directed by NAB acting reasonably, the Borrower must receive those goods or documents for NAB and must hold them and any proceeds of sale for NAB;
(d)	the Borrower must hold the proceeds of any claim on any policy of insurance on trust for NAB;
(e)	if directed by NAB acting reasonably, the Borrower must keep the goods and any proceeds separate from others; and
(f)	NAB may at any time take possession of and receive the goods or any proceeds of the sale or disposal of the goods.
2.13	Termination of Facility
(a)	On the Termination Date for the Facility, the Borrower must pay to NAB:
(i)	all of the Balance Owing for the Facility; less
(ii)	the amount equal to the cash cover then available to NAB, in respect of the aggregate of the Maximum Liability under each unexpired Letter of Credit.
(b)	When the Borrower makes a payment required under clause 2.13(a), it must do so on terms satisfactory to NAB.
(c)

When the Borrower makes a payment required under clause 2.13(a), NAB will, in respect of that portion of the receipts that remains to be allocated to any Letters of Credit in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary:

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(i)

deposit that portion in an interest-bearing term deposit account (which may include making the deposit with itself) on terms which NAB considers appropriate and hold those funds until they are disbursed in accordance with clause 2.11(c)(ii) and/or (iii);

(ii)	use the deposited amount towards paying a Beneficiary of a Letter of Credit; and
(iii)

pay to the Borrower the amount which NAB certifies is that part of the deposited amount and the interest earned on it (net of NAB's income tax liability in connection with those earnings) which remains after all of the Borrower's obligations (contingent or otherwise) under this document have been satisfied.

(d)

Where money will be held in a deposit account in accordance with clause 2.13(b), the Borrower must also provide NAB with an appropriate Deposit Letter in respect of all such moneys to be held by NAB in such a deposit account.

(e)	Where the required term deposit account is provided by NAB, it may charge the Borrower the usual fees and charges for the operation of such an account by NAB.
(f)

The Borrower's obligations under the Facility continue to apply to any Letters of Credit in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary.

2.14	Interest

The Borrower does not pay interest charges on any Utilisation that is an issue of a Letter of Credit, provided that it is repaid in accordance with this document. Interest charges will apply where that Letter of Credit is refinanced under your Facility.

3.	OTHER DRAWINGS
3.1	Application of the clause

This clause 3 (Other Drawings) applies to all Drawings under a Facility which is not covered by clause 1 (Foreign Currency Overdraft Facilities) or clause 2 (Letters of Credit), including a Drawing under a Trade Refinance Facility, Overseas Bills Purchased Facility or Overseas Currency Loan Facility.

3.2	Additional Conditions Precedent

The following additional conditions precedent apply in relation to any Drawing:

(a)

NAB receiving a Drawdown Notice in the form and substance satisfactory to NAB together with such information and documentation relating to the Drawing as NAB may require before the relevant Cut-Off Time (which NAB will notify to the Borrower upon request); and

(b)	NAB being satisfied that:
(i)	the proposed Drawdown Date is a Banking Day within the Availability Period;
(ii)	the term of the proposed Drawing does not extend beyond the Expiry Date for the Facility;
(iii)	the currency of the proposed Drawing is an Approved Currency;
(iv)

the Australian Dollar Equivalent of the Drawing does not exceed the Available Facility on the proposed Drawdown Date unless NAB has given its prior written consent for an amount greater than the Available Facility to be drawn; •

(v)	the number of Drawings outstanding would not exceed the Maximum Number of Drawings (if any) for the Facility as a result of the proposed Drawing;
(vi)	the amount of the proposed Drawing complies with any requirements of NAB from time to time as regards to minimum amount (and, if required, integral multiples); and

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(vii)	disbursement instructions for the proceeds of the Drawing have been provided in form and substance satisfactory to NAB.

3.3Drawing

(a)	A Drawdown Notice is irrevocable once given.
(b)	Notwithstanding any other provision, NAB can decline any request to draw on a Facility at its discretion and will advise the Borrower promptly if it does this.
(c)	Any amount repaid or prepaid is available for redraw subject to the terms of this document.

3.4Repayment

(a)	Each Drawing made under a Facility is for an agreed term and the Balance Owing for each Drawing must be repaid in full at the end of the term of that Drawing.
(b)	The Borrower must make such repayments as required for it to comply with the Amortisation Schedule (if any).

3.5Prepayment

The Borrower may prepay all or part of the Balance Owing in respect of:

(a)	an Overseas Currency Loan Facility:
(i)	on the last day of an Interest Period provided that the Borrower gives NAB at least 5 Banking Days prior written notice of its request and pays to NAB any applicable fees; or
(ii)	at any other time, if NAB agrees in writing that the Borrower may make such prepayment and provided that it pays NAB all Economic Costs (if any) and any other applicable fees; and
(b)

any Facility other than an Overseas Currency Loan Facility, if NAB agrees in writing that the Borrower may make a prepayment (NAB's agreement of which shall not to be unreasonably withheld). No Economic Costs will be applicable.

3.6	Interest
(a)	Interest is calculated daily on the Balance Owing in respect of a Drawing (excluding any amount to which a Default Interest Rate applies) at the end of that day using the Daily Interest Rate.
(b)	If the Details provide that interest is payable in arrears:
(i)	all accrued interest is payable:
(A)	in respect of a Drawing under an Overseas Currency Loan Facility, on the last day of each Interest Period for that Drawing; and
(B)

in respect of a Drawing under any other Facility, on the last day of the term of that Drawing, and if the last day of that Interest Period or term of that Drawing (as the case may be) is not a Banking Day, accrued interest is payable on the last Banking Day of that Interest Period or term; and

(ii)	all accrued but unpaid interest is payable on the Termination Date.
(c)	If the Details provide that interest is payable in advance, interest for each Drawing is payable:
(i)	in respect of a Drawing under an Overseas Currency Loan Facility, on the first day of each Interest Period for that Drawing; and
(ii)	in respect of a Drawing under any other Facility, for the term of the Drawing on the first Banking Day of that term.

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(d)	In respect of each Drawing under an Overseas Currency Loan Facility:
(i)	the first Interest Period is to be a period of 3, 6 or 12 months (or such other period as agreed by the Borrower and NAB) as set out in the Drawdown Notice; and
(ii)

each subsequent Interest Period will be for the same duration as the existing Interest Period unless the Borrower requests a different period (being a period of a period of 3, 6 or 12 months (or such other period as agreed by the Borrower and NAB)), by giving written notice to NAB in the form approved by NAB (a "Selection Notice") at least 5 Banking Days prior to the commencement of that subsequent Interest Period, in each case adjusted where necessary so that:

(iii)	the first Interest Period commences on the Drawdown Date;
(iv)	a subsequent Interest Period commences on the day after the last day of the preceding Interest Period;
(v)

each Interest Period commences on a Banking Day (and if an Interest Period ends on a day that is not followed by a Banking Day, NAB may extend the Interest Period accordingly (except where this would be contrary to (vi) below, in which case NAB may shorten the Interest Period); and

(vi)	an Interest Period must not end after the Expiry Date.
3.7	Payments

All payments of principal and interest in respect of any Drawing must be made:

(a)	in the Approved Currency in which the Drawing is denominated at the time of the making of such payment or payments;
(b)	to an account nominated by NAB from time to time; and
(c)	in same day value dated funds,

and, upon payment, the Borrower must notify NAB that such payment has been made.

4.	CANCELLATION AND REDUCTION OF THE FACILITY LIMIT
(a)

The Borrower can cancel the Facility at any time by giving NAB at least 2 Business Days prior written notice (and if so, the Balance Owing for the Facility will be payable in accordance with clause 4(b) of the General Terms).

(b)

Except in respect of a Foreign Currency Overdraft Facility, NAB can cancel any part of the unused Facility Limit at any time upon providing the Borrower with no less than 30 days' written notice, even if the Facility has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing. NAB's rights under this clause are in addition to any rights NAB has under the General Terms.

(c)

A Foreign Currency Overdraft Facility is available at all times at NAB's reasonable discretion and NAB can cancel any part of the Facility Limit at any time upon providing the Borrower with no less than 30 days' written notice, even if the Facility has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing. NAB's rights under this clause are in addition to any rights NAB has under the General Terms. Repayment will be required in accordance with clause 1.4 (Repayment) of these Global Trade Finance Specific Conditions.

(d)	The Facility Limit automatically reduces by the amount of any cancellation or reduction.
(e)	The Facility Limit automatically reduces on the dates and by the amounts specified in the Amortisation Schedule (if any), unless otherwise agreed.

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5.	WHICH ACCOUNTS NAB CAN DEBIT

Unless otherwise agreed:

(a)

for Foreign Currency Overdraft Facilities, the Borrower authorises NAB to debit to the Loan Account any amounts payable by the Borrower in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity (any necessary currency conversions for a debit will be in accordance with the 'NAB Foreign Currency Account - Onshore Terms and Conditions' applicable to the Loan Account); and

(b)

for any other Facility, the Borrower authorises NAB to debit to the Nominated Account any amounts payable by the Borrower in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity. Where the currency of the Nominated Account (Account Currency) is not in the currency of the amount payable by the Borrower (Other Currency), NAB may notionally convert the Other Currency at its prevailing spot rate of exchange against the Account Currency for the debit.

6.	FOREIGN CURRENCY FACILITIES OR TRANSACTIONS
6.1	Application of this clause

This clause 6 (Foreign Currency Facilities or Transactions) applies to any Facility made available in or which involves foreign currencies.

6.2	Funding risk and non-availability
(a)

NAB will use its best efforts to notify the Borrower as soon as practicable if the making, denomination or continuation of the Facility in the foreign currency is not reasonably practicable or is impossible as a result of:

(i)	any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;
(ii)	any event of contingency which materially and adversely affects the inter-bank markets generally; or
(iii)	any change in law.
(b)	During the 30 days after that notice is given by NAB, NAB will negotiate with the Borrower in good faith to find an alternative basis to continue the affected Facility.
(c)

If no agreement is reached within the 30 day period referred to in clause 6.2(b), the affected Facility terminates automatically and the Borrower must immediately repay in full the Amount Owing in respect of that Facility (including providing cash cover on terms satisfactory to NAB for an amount not less than the Maximum Liability under each outstanding Letter of Credit in the currency in which such Letter of Credit is denominated).

6.3	Currency Indemnity
(a)

Clause 6.3(b) applies if a judgment or order is given by any court or tribunal for the payment of any amount owing by the Borrower  under the Facility,  or for the payment  of damages by the Borrower in respect of any breach of the terms of the Facility, where that judgment or order is expressed in a currency (Judgment Currency) which is different from the currency expressed to be payable under this document in relation to the Facility (Relevant Foreign Currency).

(b)	The Borrower indemnifies NAB against any deficiency in the amounts received by NAB arising or resulting from any variation between:
(i)	the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency for the purpose of the judgment or order; and

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(ii)	the rate of exchange at which NAB is able to purchase the Relevant Foreign Currency with the Judgment Currency at the time of its receipt by NAB.
6.4	No advice or management by NAB

The Borrower acknowledges and agrees that NAB does not, and the Borrower must not rely on NAB to, manage, supervise or advise the Borrower in relation to the Borrower's foreign currency exposure.

6.5	Foreign currency fluctuations

If a Facility is made available or involves a foreign currency and there is a change in the exchange rate applicable between that foreign currency and Dollars which has the effect of causing the Australian  Dollar Equivalent  of the Balance Owing to exceed the Australian  Dollar Equivalent of the Facility Limit, NAB may require the Borrower to either:

(a)	repay a sufficient amount to NAB so that the Australian Dollar Equivalent of the Balance Owing under the Facility is equal to or less than the Australian Dollar Equivalent of the Facility Limit; or
(b)	provide additional Encumbrances acceptable to NAB to the value determined by NAB, but not less than the amount payable under clause 6.5(a).
7.	GENERAL PAYMENT OBLIGATIONS

To the extent not otherwise payable, the Borrower must repay to NAB all of the Amount Owing on the Termination Date.

8.	DEFINITIONS

For the purposes of these Global Trade Finance Specific Conditions:

Approved Currency means the currency or currencies approved by NAB in writing from time to time.

Australian Dollar Equivalent means, in respect of:

(a)

the Facility Limit for a Facility at any time which is expressed in a foreign currency, the equivalent amount in Australian Dollars (when notionally converted by NAB at the rate of exchange used by NAB for the purpose, and at the time, of approving the Facility); and

(b)

the Balance Owing for, or any other amount in respect of, a Facility which is expressed in a foreign currency, the equivalent amount of the Balance Owing or other amount in Australian Dollars (as notionally converted by NAB at its prevailing spot rate of exchange).

Available Facility means, in respect of a Facility at any time, the Australian Dollar Equivalent of the Facility Limit minus the Australian Dollar Equivalent of the Balance Owing at that time.

Availability Period means, in respect of a Facility, the period from the date of this document to the Expiry Date.

Banking Day means a day other than:

(a)	a Saturday or Sunday;
(b)	a public holiday in Sydney and/or the capital city of the Governing Law Jurisdiction; and/or
(c)	for any currency other than Australian Dollars, a public holiday in the principal financial centre of the currency involved in the transaction or in the principal financial centre for US currency.

BBSY means the rate determined by NAB which is equal to the higher of zero and the "bid rate" administered by ASX Benchmarks displayed on page BBSY of the Thomson Reuters Screen on the first day of that Pricing Period for a period equal to that Pricing Period (or where the Pricing Period is less than 1 month, a period of 1 month) and which starts on that day. If such rate is not available or if, in NAB's reasonable opinion, the rate becomes inappropriate, the Floating Rate will be the rate reasonably determined by NAB to be the appropriate

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equivalent rate, having regard to the prevailing market.

Beneficiary means, in relation to a Standby Letter of Credit, the person to whom the Standby Letter of Credit is to be, or has already been, issued and any assignee of such person.

Cut-Off Time means:

(a)	in respect of a Drawdown under an Overseas Currency Loan Facility, 2 Banking Days prior to the proposed Drawdown Date; and
(b)

in respect of a Drawing under any other Facility, the period prior to the proposed Drawdown Date as determined by NAB from time to time which is subject to change without notice and which can be notified to the Borrower upon request.

Facility means a facility in respect of which these Global Trade Finance Specific Conditions apply, as stated in the Details.

Issue Date means the date on which a Letter of Credit is issued or to be issued.

Letter of Credit means a documentary letter of credit or a standby letter of credit issued by NAB pursuant to a Facility.

LIBOR means the higher of zero and the following rate determined as of 11.00am London time at the time of the Drawing and for a period equal in length to the Term of Drawing:

(a)

the London interbank offered rate administered by the IntercontinentalExchange Group (ICE) Benchmark Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); or

(b)

if the above rate is not available for the currency or relevant period, then the rate for that period will be the rate reasonably determined by NAB to be the appropriate equivalent rate, having regard to the prevailing market.

Maximum Liability means, in respect of a Letter of Credit, the amount specified in that Letter of Credit as the maximum liability (exclusive of interest on that maximum liability) under that Letter of Credit.

Utilisation means the issue of a Letter of Credit by NAB at the Borrower's request.

Value Balance has the meaning given to it under the "NAB Foreign Currency Account - Onshore Terms and Conditions".

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NAB BUSINESS MARKETS FACILITY SPECIFIC CONDITIONS

1.	ADDITIONAL CONDITIONS PRECEDENT

The following additional conditions precedent apply in relation to any Drawing:

(a)	The proposed Drawing is allocated to a Business Markets Facility Component by either:
(i)	the Borrower giving NAB at least 1 Business Day's prior notice of the allocation, in a form acceptable to NAB, before the proposed Drawdown Date (which notice will be irrevocable once given); or
(ii)	NAB by doing so in accordance with clause 2.
(b)	The allocation of Drawings to each Business Markets Facility Component must be such that:
(i)	the initial Drawing does not occur before the Commencement Date (if any) or after the Last Date for Initial Drawdown (if any);
(ii)	the Maturity Date for each Drawing always falls on the last day of a Pricing Period;
(iii)	each of the Maturity Date and the last day of a Pricing Period for any Drawing are not later than the Expiry Date for the Facility;
(iv)	the total of all outstanding Drawings does not exceed the Facility Limit;
(v)	the total of all outstanding Drawings allocated to the Floating Amount or the Cap Amount does not exceed the corresponding Business Markets Facility Component Limit;
(vi)	the total of all outstanding Drawings allocated to the Fixed Amount or the Flexible Maturity Fixed Amount is at all times equal to the corresponding Business Markets Facility Component Limit; and
(vii)	the terms of any agreed Drawdown Schedule are met.
2.	DRAWING
(a)

Where the total of all Drawings allocated by the Borrower to the Business Markets Facility Components pursuant to clause 1(a)(i) is less than the Facility Limit, NAB will allocate the remaining balance of Drawings which have not been allocated by the Borrower to the Floating Amount.

(b)

Unless NAB receives notice from the Borrower in accordance with clause 1(a)(i), any Drawing that has been allocated by the Borrower to the Fixed Amount, Cap Amount or Flexible Maturity Fixed Amount will automatically be assigned by NAB to the Floating Amount on the day after the Maturity Date for that relevant Drawing and the Business Markets Facility Component Limit for the Floating Amount will automatically increase by the amount (if any) necessary to accommodate that Drawing.

(c)	Subject to clause 7 (Redraw), any amount repaid or prepaid may not be redrawn.
3.	REPAYMENT, PREPAYMENT AND CANCELLATION
3.1	Repayment
(a)	The Borrower must make such repayments as are required for it to comply with the Amortisation Schedule (if any).
(b)	The Borrower must repay to NAB the Amount Owing in respect of the Facility in full on the Termination Date.
3.2	Prepayment

The Borrower may prepay all or any part of the Balance Owing:

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(a)

to the extent it is subject to a Floating Rate or a Cap Rate provided that the Borrower gives NAB at least 1 Business Day notice in a form acceptable to NAB, subject to payment of any applicable Premium; and

(b)	otherwise, if NAB agrees that the Borrower may make a prepayment provided that the Borrower:
(i)	gives NAB at least 7 days notice in a form acceptable to NAB; and
(ii)	pays all Economic Costs (if any) and other applicable fees specified in the Details.
4.	CANCELLATION AND REDUCTION OF LIMITS
(a)	NAB may cancel the Available Facility on the Last Date for Initial Drawdown (if any).
(b)	The Borrower may cancel all or any part of the Available Facility (including any undrawn Business Markets Facility Component Limit) at any time.
(c)	The Facility Limit and relevant Business Markets Facility Component Limit(s) automatically reduce:
(i)	by the amount of any cancellation or reduction; and
(ii)	on the dates and by the amounts specified in the Amortisation Schedule (if any).
(d)

If a Facility Limit or any other limit applicable to the Facility is scheduled to change on a day that is not a Banking Day, that change will not take effect until the following Banking Day unless otherwise stated in these Specific Conditions or unless otherwise agreed, and interest, fees and charges will be payable accordingly.

5.	INTEREST
5.1	Pricing Period
(a)

Each Facility will have one Pricing Period at a time, which will apply to all Business Markets Facility Components at the same time. Subject to clauses 5.1(c) and (d), each Pricing Period will be of the same length, unless otherwise agreed by NAB.

(b)	The Interest Rate applicable to each Drawing made during a Pricing Period will be determined as of the first day of that Pricing Period.
(c)	NAB can adjust a Pricing Period where necessary so that:
(i)	the first Pricing Period commences on the First Drawdown Date;
(ii)	a subsequent Pricing Period commences on the day after the expiry of the preceding Pricing Period;
(iii)	a Pricing Period must start on a Business Day;
(iv)	a Pricing Period must not end after the Expiry Date;
(v)	all Drawings under the Facility will have the same Pricing Period;
(vi)	when a Pricing Period ends it does not result in the Facility Limit or any Business Markets Facility Component Limit being exceeded at any time; and
(vii)	the terms of any agreed Drawdown Schedule are met.
(d)

For the avoidance of doubt, if a Pricing Period ends on a day that is not followed by a Business Day, NAB may extend that Pricing Period accordingly (except where this would be contrary to paragraph 5.1(c)(iv)above, in which case NAB may shorten the Pricing Period).

5.2	Interest Rate
(a)	For each Business Markets Facility Component that is:

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(i)	part of the Fixed Amount or Flexible Maturity Fixed Amount, the Interest Rate for a Pricing Period is the relevant Fixed Rate;
(ii)	the Floating Amount, the Interest Rate for a Pricing Period is the Floating Rate; and
(iii)	part of the Cap Amount, the Interest Rate for a Pricing Period is the lower of the Cap Rate and the Floating Rate.
(b)	The Interest Rate used to calculate the interest payable for a Facility in relation to a Pricing Period:
(i)	will be the weighted average of the Interest Rates applicable to each Business Markets Facility Component for that Pricing Period;
(ii)	unless otherwise stated, will be confirmed by NAB in writing generally within 7 Business Days after the start of the Pricing Period; and
(iii)	will be recalculated by NAB and may change for the remainder of a Pricing Period if repayments or further Drawings are made during that Pricing Period.
(c)

Generally, the Interest Rates, as a percentage rate, applicable to a Facility will be set out in the Drawdown Schedule. Where a percentage rate is not set out in the Drawdown Schedule for an applicable Interest Rate or where the percentage rate is stated to be 'indicative only', the Interest Rate will be the rate NAB advises as determined by NAB on or before the day the first Drawing is made under the Facility.

(d}	On the date the first Drawing is made under the Facility, the Borrower can contact NAB before the first Drawing is made to ascertain the rate that will apply to the first Pricing Period.
(e)

The rate quoted by NAB is only valid for, and only applies to, the Drawing if the Borrower makes its first Drawing by 3.30 p.m. Sydney time that day and will lapse if the Drawing is not made by 3.30 p.m. Sydney time that day.

(f)	The Borrower can contact NAB to confirm the Interest Rate applying to a Pricing Period.
(g)

Provided no Default is continuing, the Interest Rate that applies to a Business Markets Facility Component for a Pricing Period remains constant during the term of that Pricing Period, whether or not further Drawings or repayments are made.

5.3	Payment of Interest
(a)	Interest for each day is calculated by applying the Daily Interest Rate to the Balance Owing at the end of that day (excluding any amount to which a Default Interest Rate applies).
(b)	The Borrower must pay accrued interest in respect of:
(i)	each Pricing Period, on the first or second Banking Day (as advised by NAB) after the expiry of that Pricing Period; and
(ii)	the last Pricing Period, for the period up to and including the Termination Date, on the Termination Date.
6.	ECONOMIC COSTS AND ECONOMIC BENEFITS
(a)	If an Economic Event occurs, Economic Costs or Economic Benefits may arise.
(b)

NAB determines the amount of Economic Benefits by determining the net amount of returns and gains obtained by it in connection with the Economic Event including any amount determined by it to have been gained by reason of:

(i)	changes in the rates applicable to the Facility (all other things being equal); or
(ii)	the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by NAB (either generally in the

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course of its business or specifically in connection with this document) to fund or maintain the Facility or to hedge, fix or limit its effective cost of funding in relation to the Facility.
(c)

NAB will notify the Borrower of the amount of any Economic Benefits that arise, as determined by it in accordance with this clause 5 (Economic Costs and Economic Benefits), and will pay the Borrower that amount within 7 Business Days of such notification.

(d)	Economic Costs•are calculated and are payable in accordance with the General Terms.
7.	OPTION TO EXTEND: NAB BUSINESS MARKETS - FLEXIBLE MATURITY FIXED RATE LOAN
(a)

The Borrower may extend the Maturity Date for any Drawing that has been allocated to the Flexible Maturity Fixed Amount so that it ends on the Extended Maturity Date by giving NAB written notice at least 2 Banking Days before the expiry of the Initial Maturity Date for that Drawing.

(b)	Any Extended Maturity Date for a Drawing under clause ?(a) must:
(i)	always occur on the last day of a Pricing Period; and
(ii)	not exceed the Expiry Date for the Facility.
8.	REDRAW
(a)	The Borrower may redraw up to the amount by which the Floating Amount or the Cap Amount is less than the relevant Business Markets Facility Component Limit.
(b)

The Borrower must not redraw or request to redraw if anything has occurred that cold materially affect its ability to repay the Amount Owing, as it will exist after the redrawing, in accordance with the terms of this document.

9.	PREMIUM PAYABLE ON TERMINATION

If the Facility terminates before all instalments are paid, then the Borrower must pay NAB the full amount of the Premium (if any) less any instalments paid before such termination.

10.	DEFINITIONS

For the purposes of these NAB Business Markets Facility Specific Conditions:

Available Facility means, in respect of the Facility at any time, the Facility Limit less the Balance Owing at that time.

Availability Period means, in respect of the Facility, the period from the date of this document to the Termination Date.

Banking Day means a day other than a Saturday or Sunday, or a day gazetted as a public holiday in Sydney or every state and territory of Australia.

Business Lending Rate for a Pricing Period means NAB's Business Lending Rate for Drawings with a tenor which is equal to the Pricing Period, as determined by NAB in its absolute discretion on the first day of the Pricing Period. NAB's Business LendingRate is linked to:

(a)

the rate determined by NAB which is equal to the higher of zero and the "bid rate" administered by ASX Benchmarks displayed on page BBSY of the Thomson Reuters Screen on the first day of that Pricing Period for a period equal to that Pricing Period (or where the Pricing Period is less than 1 month, a period of 1 month) and which starts on that day;

(b)

if the rate for a Pricing Period cannot be determined in accordance with the paragraph above or if, in NAB's reasonable opinion, the rate becomes inappropriate, the rate reasonably determined by NAB to be the appropriate equivalent rate having regard to the prevailing market; and

(c)	the minimum return margin NAB requires from time to time.

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NAB will periodically publish one or more indicative Business Lending Rates on nab.com.au and the Borrower can contact NAB for information about current rates.

Business Markets Facility Component means the Floating Amount and each separate component (if any) of the Fixed Amount, the Flexible Maturity Fixed Amount, the Floating Amount and the Cap Amount.

Business Markets Facility Component Limit means, in respect of the:

(a)	Floating Amount, the maximum aggregate sum that may be drawn down under the Floating Rate Business Markets Facility Component;
(b)	Fixed Amount, the maximum aggregate sum that may be drawn down under one or more Fixed Rate Business Markets Facility Components;
(c)	Flexible Maturity Fixed Amount, the maximum aggregate sum that may be drawn down under one or more Flexible Maturity Fixed Rate Business Markets Facility Components; and
(d)	Cap Amount, the maximum aggregate sum that may be drawn down under one or more Cap Rate Business Markets Facility Component,

as set out in the Details and subsequently set out in the Drawdown Schedule for the Business Markets Facility Component, as amended from time to time.

Cap Amount means that part of the Facility that can be subject to any of the Cap Rate or Floating Rate, depending on their value, as determined in accordance with this document.

Cap Rate means, in respect of each Cap Rate Business Markets Facility Component, the cap rate specified in the Drawdown Schedule or as otherwise determined in accordance with this document.

Commencement Date means, in respect of the Facility, the commencement date (if any) specified in the Details.

Economic Benefit means the amount determined in accordance with clause 6(b).

Extended Maturity Date means, in respect of the Facility, the extended maturity date as set out in the Drawdown Schedule.

Facility means a NAB Business Markets Facility - Flexible Rate Loan.

First Drawdown Date means, in respect to the Facility, the first Drawdown Date.

Fixed Amount means that part of the Facility that is subject to a Fixed Rate.

Fixed Rate means, in respect of each Fixed Rate Business Markets Facility Component, the fixed rate specified in the relevant Drawdown Schedule or as otherwise determined in accordance with this document.

Flexible Maturity Fixed Amount means the part of the Facility that is subject to a Fixed Rate and to which clause 6 (Option to Extend: NAB Business Markets - Flexible Maturity Fixed Rate Loan) applies.

Floating Amount means that part of the Facility that is subject to a Floating Rate only.

Floating Rate means, in respect of the Facility, the rate specified in the Details.

Initial Maturity Date means, in respect to the Facility, the initial maturity date specified in the Drawdown Schedule.

Last Date for Initial Drawdown means, in respect of the Facility, the last date for initial drawdown specified in the Details.

Maturity Date means the date on which a Fixed Rate Period is due to expire.

Premium means the "Cap Rate Premium" specified in the Details.

Pricing Period means a period determined in accordance with the Details and clause 5.1, as adjusted in accordance with clauses 5.1(c) and (d).

© National Australia Bank Limited	44

OVERDRAFT FACILITY SPECIFIC CONDITIONS

1.	ADDITIONAL CONDITIONS PRECEDENT

The Facility must, at all times, be linked to an approved transaction account held with NAB solely in the Borrower's name (or if there are two or more Borrowers, held jointly by each Borrower) and not with any other person.

2.	DRAWING

Any amount paid or repaid to the credit of the Facility is available for redraw in accordance with the terms of this document.

3.	REPAYMENT AND CANCELLATION

3.1	Repayment

The Borrower must repay all or part of the Balance Owing on demand by NAB.

3.2	Cancellation

(a)

The Facility can be cancelled or the Facility Limit reduced by NAB or the Borrower at any time, even if it has an Expiry Date and even if this means the new Facility Limit is lower than the Balance Owing.

(b)	The Facility Limit automatically reduces by the amount of any cancellation or reduction.

4.	INTEREST

4.1	Payment of Interest

The Borrower must pay:

(a)	all accrued interest on the last Business Day of each month (excluding interest for that day, which is included in the amount payable in the following month); and

(b)	all accrued but unpaid interest on the Termination Date.

4.2	Calculation of Interest

(a)

Unless otherwise provided, interest for each day is calculated by applying the Daily Interest Rate to the Balance Owing at the end of that day (excluding any amount to which a Default Interest Rate applies).

(b)	Where tiered interest rates apply (see Details), clause 4.2(a) does not apply and the interest for each day is the aggregate of:

(i)	the Daily Interest Rate for Tier One, multiplied by that part of the Balance Owing at the end of that day that falls within Tier One; and

(ii)	the Daily Interest Rate for Tier Two, multiplied by that part of the Balance Owing at the end of that day that falls within Tier Two,

in each case excluding any amounts to which the Default Interest Rate applies.

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5.	FARM MANAGEMENT ACCOUNT OVERDRAFT FACILITY

If a Facility is a Farm Management Account Overdraft Facility, NAB may require that all, or an agreed part, of the Borrower's gross business income is credited to the Loan Account.

6.	DEFINITIONS

For the purposes of these Overdraft Facility Specific Conditions:

Available Facility means, in respect of a Facility at any time, the Facility Limit less the Balance Owing at that time.

Availability Period means, in respect of a Facility, the period from the date of this document to the Termination Date.

Facility means a facility in respect of which these Overdraft Facility Specific Conditions apply, as stated in the Details.

Farm Management Account Overdraft Facility means any Facility titled "Farm Management Account Overdraft Facility" in the Details.

Tier One means the tier one amounts in respect of a Facility specified in the Details.

Tier Two means tier two amounts in respect of a Facility specified in the Details.

© National Australia Bank Limited	46

GENERAL CONDITIONS -

FINANCE AGREEMENT

© National Australia Bank Limited	47

General Conditions - Table of Contents

1.	ABOUT THIS DOCUMENT.	49
2.	FACILITIES.	64
3.	CONDITIONS PRECEDENT.	64
4.	REPAYMENT.	67
5.	CANCELLATION AND PREPAYMENT.	67
6.	INTEREST.	67
7.	PARTNERS, RESPONSIBLE ENTITIES AND TRUSTEES.	67
8.	REPRESENTATIONS AND WARRANTIES.	68
9.	UNDERTAKINGS.	71
10.	FINANCIAL COVENANTS AND HEDGING.	75
11.	EVENTS OF DEFAULT.	76
12.	APPOINTMENT OF CONSULTANTS.	78
13.	CHANGE OF CONTROL.	78
14.	REVIEW.	79
15.	OPEN TREASURY TRANSACTIONS.	80
16.	COSTS AND TAXES.	80
17.	FEES.	81
18.	PAYMENTS.	81
19.	GST.	82
20.	INCREASED COSTS.	82
21.	ECONOMIC COSTS.	83
22.	CURRENCY INDEMNITY.	84
23.	OTHER INDEMNITIES.	85
24.	SET-OFF.	85
25.	LIABILITY FOR REGULATORY EVENTS.	85
26.	ANTI-MONEY LAUNDERING.	86
27.	GUARANTEE AND INDEMNITY.	86
28.	POWER OF ATTORNEY.	89
29.	ASSIGNMENT AND CHANGES TO THE OBLIGORS.	89
30.	CONFIDENTIALITY.	91
31.	COMMUNICATIONS AND NOTICES.	92
32.	ACCOUNTS AND CERTIFICATES.	93
33.	ACCOUNTING FOR TRANSACTIONS.	93
34.	STATEMENTS OF ACCOUNT.	94
35.	BANKING CODE OF PRACTICE.	94
36.	GENERAL PROVISIONS.	94
37.	GOVERNING LAW AND JURISDICTION.	97
38.	ACKNOWLEDGEMENT.	97
ANNEXURES		98

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GENERAL TERMS

1.	ABOUT THIS DOCUMENT

1.1	Interpretation rules and inconsistency

(a)	Interpretation rules are set out in clause 1.4 (Interpretation).

(b)	Rules to govern any inconsistency between provisions of this document or between this document and other documents are set out in clause 1.5 (Inconsistency).

1.2	This document

This document is comprised of the following parts:

(a)	Details;

(b)	Schedule;

(c)	Property Conditions (if applicable);

(d)	Specific Conditions; and

(e)	General Conditions - Finance Agreement (including the Annexures).

1.3	Definitions

In this document, capitalised terms have the following meanings:

Accession Letter means a document substantially in the form set out in Annexure 4 (Form of Accession Letter).

Additional Borrower means a company which becomes an Additional Borrower in accordance with clause 29 (Assignment and Changes to the Obligors).

Additional Cross-Guarantor means a company which becomes an Additional Cross-Guarantor in accordance with clause 29 (Assignment and Changes to the Obligors).

Additional Security Provider means a person who becomes an Additional Security Provider in accordance with clause 29 (Assignment and Changes to the Obligors).

Affiliates means, in respect of an entity, each Related Body Corporate and each Related Entity of that entity and each Subsidiary of that entity (if not also a Related Body Corporate or a Related Entity of that entity).

Agency means any government or any governmental, semi-governmental or judicial entity or other authority. It also includes any self-regulatory organisation established under law.

Amortisation Schedule means, at any time, in respect of a Facility, the amortisation details specified in the Details (if any), as may be amended or replaced.

Amount Owing means all money which a Borrower (whether alone or not) is, or at any time may be, liable to pay NAB for any reason whatsoever under or in connection with the Finance Documents including the aggregate face value of any unmatured bills, the maximum amount payable by NAB under any Bank Guarantees or Letters of Credit and money by way of principal, interest, fees, Costs, indemnity, charges, duties or expenses irrespective of whether the liability is:

(a)	present or future;

(b)	actual, prospective, contingent or otherwise;

(c)	ascertained or unascertained;

(d)	in existence before or comes into existence on or after the date of this document; or

(e)	a combination of any or all of the above.

Asset Finance Facility means any Facility titled "Asset Finance Facility" in the Details.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Securities Exchange.

Authorisation means:

(a)	any authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration required by any Agency or any law; or

(b)	in relation to anything which is prohibited or restricted by law if an Agency takes certain actions within a specified period, the expiry of that period without the Agency taking that action.

Authorised Officer means, in respect of an Obligor:

(a)	a director; or

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(b)	a person appointed by that Obligor to act as such for that Obligor under a Finance Document to which it is expressed to be a party,

and whose specimen signature in that appointed capacity has been provided to NAB and who has satisfied any required Client Identification Checks.

Availability Period in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Available Facility in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility.

Balance Owing:

(a)	in respect of a Facility, other than a Facility listed in paragraph (b) or (c) below, means:

(i)	for a Loan Account, at any time, the difference between all amounts credited and all amounts debited to that Loan Account at that time;

(ii)	for a Drawing, at any time, the amount of the Drawing less any amounts of principal repaid in relation to the Drawing;

(iii)	for a Facility with multiple Loan Accounts or Drawings, the sum of the amounts calculated by reference to paragraph (a) or (b) as appropriate for each such Loan Account or Drawing,

to the extent that such amount is a debit balance. Where this amount is to be calculated for the end of a day, it includes all debits and credits assigned to that day;

(b)

in respect of a Credit Card Facility, at any time, means the unpaid balance (including fees and charges) on each "account" (as defined in the separate terms and conditions for the relevant Credit Card Facility) at that time; and

(c)	in respect of an Asset Finance Facility, at any time, means the aggregate of:

(i)	the "loan balance" under each "loan agreement" at that time; and

(ii)	the amount calculated by NAB under each "lease agreement" and "hire purchase agreement" as representing the aggregate at that time of:
(A)	the total "rental instalments" payable over the remaining part of the "term"; plus

(B)	the "residual value" (if any); plus

(C)	any other amount due and payable but not paid at that time; less

(D)	the amount of interest attributed to the "rental instalments" falling due and payable after that time,

where each term within inverted commas has the meaning given to it in the Master Asset Finance Agreement.

Bank Guarantee means a bank guarantee, if any, issued by NAB under or in connection with this document.

Beneficiary means any beneficiary under a Trust.

Bill Facility means any Facility with the words "Bill Facility" in its title as stated in the Details.

Borrower means an Original Borrower or an Additional Borrower.

Business Day means a day other than a Saturday, Sunday or public holiday in every state and territory of Australia.

Change of Control has the meaning described in clause 13 (Change of Control).

Client Identification Checks means, at any time, any client identification or similar checks or procedures required in connection with any law or NAB's policies and procedures from time to time.

Commercial Consignment has the meaning given in the PPSA.

Compliance Certificate means a certificate in substantially the form of Annexure 2 setting out (in reasonable detail) computations as to compliance with clause 10.1 (Financial Covenants) as at the applicable date or for the applicable period and confirming that no Default or Review Event (if any) is continuing, signed by two Authorised Officers of the Obligor and otherwise in form and substance satisfactory to NAB.

Compliance Committee means, in respect of a Scheme, the compliance committee of the Scheme established in accordance with Part 5C.5 of the Corporations Act.

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Compliance Plan means, in respect of a Scheme, the plan complying with Part 5C.4 of the Corporations Act and lodged with ASIC under section 601EA of the Corporations Act.

Constitution means, in respect of a Scheme, the constitution of the Scheme made by the Responsible Entity from time to time and, at the date of this document, having the details set out in the Schedule.

Contested Tax means a Tax payable by an Obligor where the Obligor:

(a)	is contesting the liability in good faith and in accordance with proper procedures;

(b)	is not required by applicable law to pay the Tax prior to contesting its liability; and

(c)	has satisfied NAB that it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

Controller has the meaning given to the term in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means costs, charges, fees and expenses, including those incurred in connection with NAB's internal and external legal advisers (on a full indemnity basis) and professional consultants.

Credit Card Facility means any Facility titled "NAB Qantas Business Signature Card Facility" or "NAB Business Card Facility" in the Details.

Cross-Guarantor means an Original Cross-Guarantor or an Additional

Cross-Guarantor, unless it has ceased to be a Cross-Guarantor in accordance with clause 29 (Assignment and Changes to the Obligors).

Custodian means, at any time, the custodian of the Scheme Property from time to time and, at the date of this document, is the person identified as such in the Schedule, if any.

Custody Agreement means, in relation to a Scheme, the agreement between the Responsible Entity and the Custodian from time to time and, as at the date of this document, the agreement described as such in the Schedule, if any.

Customer Margin means, in respect of a Facility, the customer margin specified in the Details for that Facility or as otherwise agreed.

Daily Interest Rate means, for any day:

(a)

in relation to a Global Trade Finance Facility, the Interest Rate applying to the Facility or Drawing (as the case may be) on that day divided by 360 or, in the case of Dollars or any other currency for which the relevant interbank market practice differs, 365; and

(b)	in relation to any other Facility (or any part of such a Facility), the Interest Rate applying to the Facility (or that part of the Facility) on that day divided by 365.

Deed of Cross Guarantee means a deed substantially in the form of a pro forma deed issued or otherwise approved by ASIC in order to satisfy ASIC class order eligibility requirements for relief from certain Corporations Act financial reporting obligations.

Default means an Event of Default or a Potential Event of Default.

Default Interest Rate means:

(a)

in respect of a Facility, the default interest rate as formulated in accordance with the Details for that Facility or, if no such rate is described in the Details for that Facility or if the amount is not referable to a particular Facility, the total of NAB's Base Indicator Rate plus a margin of 1% per annum or such lesser margin as NAB elects to apply; and

(b)

in respect of any amount payable under a Finance Document that is not in respect of a particular Facility, such as a fee incurred in connection with engaging a professional consultant, the default interest rate under any Facility NAB may select, or as otherwise agreed or amended as contemplated in this document

Deposit Letter means a security agreement in the form required by NAB from time to time which grants NAB an Encumbrance over a deposit account.

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Details means, at any time, the details set out in the Facility Details section of this document, as may be amended from time to time as contemplated in this document.

Dollars, Australian Dollars or$ means the lawful currency of Australia, unless otherwise stated in this document.

Drawdown Date means:

(a)	for a Facility other than a Bill Facility, the date on which a Drawing is made; and

(b)	for a Bill Facility, the date on which a bill is accepted, discounted or endorsed under a Facility.

Drawdown Notice means a notice or other communication requesting a Drawing or otherwise giving instructions in relation to a Drawing, in a form and substance acceptable to NAB (including a notice substantially in the form of Annexure 3).

Drawdown Schedule means, in respect of a Facility, the drawdown schedule specified in the Details for that Facility (if any) or any drawdown schedule provided to the relevant Borrower by NAB.

Drawing means, in respect of a Facility, a provision offinancial accommodation (including, if applicable, the acceptance, discounting and endorsement of bills and the issue of Bank Guarantees and Letters of Credit) under that Facility.

Economic Costs has the meaning described in clause 21.

Economic Event has the meaning described in clause 21.

Encumbered Property means any asset, property or right the subject of an Encumbrance under a Security Document.

Encumbrance means:

(a)

a security agreement, bill of sale, mortgage, charge, pledge, lien, trust or other security interest securing any obligation of any person and includes a security interest within the meaning of section 12 of the PPSA;

(b)	any title retention arrangement;

(c)

any right, interest, agreement, notice or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts or not repayable in certain circumstances;

(d)	any third party right or interest or any right arising as a consequence of the enforcement of a judgment;

(e)

any right that a person (other than the owner) has to remove something from land (known as a profit a prendre), easement, public right of way, restrictive covenant, positive covenant, lease or licence to use or occupy;

(f)	any right of set-off, assignment of income, garnishee order or monetary claim;

(g)	equity, interest or writ of execution;

(h)	any security deposit;

(i)	any option; or

U)	any other agreement, notice or arrangement having a similar effect as any of the items set out in paragraphs (a) to (i) (inclusive) above,

or any agreement or arrangement to create any of them or allow them to exist.

Event of Default means any event or circumstance specified as such in this document or under any other Finance Document.

Expiry Date means, in respect of a Facility, the expiry date (if any) specified in the Details for that Facility.

Facility means each facility referred to in the Details, including each Other Facility.

Facility Component means a Bill Facility Component, NAB Business Markets Facility Component or a Corporate Markets Loan Component, as the case may be, as each of those terms as defined in the relevant Specific Conditions.

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Facility Limit, at anytime:

(a)

in respect of a Facility (other than a Facility to which paragraph (b) below applies), means the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with this document; and

(b)	in respect of a Facility with scheduled repayments or scheduled reductions of its facility limit, means the sum of:

(i)	the facility limit specified in the Details for that Facility, as reduced, cancelled or varied from time to time in accordance with the document;

(ii)	capitalised interest at that time; and

(iii)	capitalised scheduled fees (which, for the avoidance of doubt, do not include contingent fees).

Fees Guide means NAB's "Business Banking Fees -A guide to fees and charges" as amended or replaced from time to time.

Finance Document means each of the following:

(a)	this document;

(b)	each Compliance Certificate;

(c)each Hedging Agreement (if applicable};

(d}	each Drawdown Notice, drawdown schedule and amortisation schedule (however described);

(e)	each Transactional Specific Document;

(f)	each Security Document;

(g)each Accession Letter;

(h}each Deposit Letter;

(i)	each other document referred to in the "Other Conditions" section of the Details;

0)	any other document or agreement NAB and a Borrower agree in writing is a Finance Document,

and each document, agreement or notice entered into, or given, under or for the purpose of amending, novating or acceding to, any of the above.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised under any acceptance credit, or bill acceptance, discount or endorsement facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GMP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any redeemable shares where the holder has the right, or the right in certain conditions, to require redemption;

(g)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	consideration for the acquisition of assets or services payable more than 90 days after acquisition;

(i)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value will be taken into account);

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U)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to U) above,

irrespective of whether the indebtedness is:

{I)	present or future;

(m)	actual, prospective, contingent or otherwise;

(n)	at any time ascertained or unascertained;

(o)	owed or incurred alone or severally or jointly or both with any other person; or

(p)	a combination of any of the above.

Financial Statements means:

(a)	a statement of comprehensive income (otherwise known as a statement of financial performance or profit and loss statement);

(b)	a statement of financial position;

(c)	a statement of cash flow; and

(d)	a statement of changes in equity,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Fixed Rate Period means, in respect of a Facility or a Drawing, the period during which a specific interest rate or yield rate will apply and will not change.

Foreign Currency Overdraft Facility means any Facility titled "Foreign Currency Overdraft Facility" in the Details.

GAAP means accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.

General Conditions means the provisions set out in the General Conditions - Finance Agreement section of this document.

General Terms means the conditions set out in this General Terms section of the General Conditions - Finance Agreement.

Global Trade Finance Facility means any Facility to which the Global Trade Finance Specific Conditions apply, as stated in the Details.

Goods has the meaning given in the PPSA.

Governing Law Jurisdiction means the jurisdiction specified as such in the Schedule.

Group means each Borrower and each of its Related Bodies Corporate and Subsidiaries (if not also a Related Body Corporate) or the group or groups of entities (if any) listed as such in the Schedule.

GST means Goods and Services Tax as imposed under the GST Act.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantee means (other than in clause 27 (Guarantee and Indemnity)) any guarantee, letter of credit,. bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness or to assure any creditor against loss.

Head Company means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

Hedging Agreement means each derivative transaction protecting against or benefiting from fluctuations in any rate or price, which is entered into or to be entered into by an Obligor with NAB,

including any novation agreement, master agreement and transaction or confirmation under or relating to them.

Increased Costs has the meaning given to it under clause 20(b).

Indicator Rate means, for any day, in respect of a Facility, the relevant type of indicator rate specified in the Details for that Facility where the amount is as:

(a)	advised in writing by NAB to the relevant Borrowers;

(b)	published or otherwise advised by NAB from time to time on NAB's website; and/or

(c)	advertised by NAB in the local or national press.

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Insolvency Event means, in respect of a person, any of the following events:

(a)	it is (or states it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);

(b)

it has an administrator, liquidator, provisional liquidator, Controller or any other kind of insolvency administrator appointed to it orto any part of its property, or they are or any part of its property is placed under any other formal or informal kind of insolvency administration;

(c)	an application is made to a court for an order, or an order is made, that it be wound up;

(d}

it resolves or take any action to wind up itself up, or otherwise dissolve itself, or it is otherwise wound up or dissolved, except to reconstruct or amalgamate while solvent on terms pre-approved by NAB in writing;

(e)	execution or distress or any other process is levied or attempted or imposed against or over any of its undertaking, property or assets;

(f)

a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, its creditors or any class of its creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by NAB in writing);

(g)

an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 5 Business Days), a resolution is passed, a proposal is put forward, a meeting is convened, or any other action is taken, in each case in connection with it, which is preparatory to or could result in any of the things referred to in paragraphs (a) to (f) (inclusive) above;

(h)	it is taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;

(i)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or they make a statement from which NAB reasonably deduces it is so subject);

0)	it takes any step to obtain protection, or are granted protection, from creditors, under any applicable law;

(k)	it is deregistered for whatever reason;

(1)	it commits an act of bankruptcy within the meaning of Bankruptcy Act 1966 (Cth);

(m)	it becomes a bankrupt as defined in Bankruptcy Act 1966 (Cth) or action is taken which could result in that event;

(n)	it is otherwise unable to pay its debts when they fall due; or

(o)	something having a substantially similar effect to any of the things referred to in paragraphs (a) to (n) (inclusive) happens in connection with it under any law.

Intellectual Property means all trade secrets, confidential information, know-how, patents, trade marks, designs (whether registered or unregistered), copyright, and computer programs.

Interest Period means, in respect of a Facility, the period for which interest is calculated and charged as stated, or selected if provided for, in this document or as otherwise agreed.

Interest Rate means, at any time in respect of a Facility, the per annum rate of interest applicable to that Facility or part of that Facility as formulated in accordance with the Details for that Facility or as otherwise agreed or amended as contemplated in this document.

Interested Person has the meaning given to that term for the purposes of section 275 of the PPSA, and includes:

(a)	any person granting an Encumbrance;

(b)	a person with another Encumbrance in the same property in which NAB has an Encumbrance;

(c)	if a person granting an Encumbrance is a body corporate, an auditor of that person;

(d)	an execution creditor with an interest in the property in which NAB has an Encumbrance;

(e)	an authorised representative of any of the above.

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Ipso Facto Event means a Borrower is the subject of:

(a)	an announcement, application, compromise, arrangement, managing controller, or administration as described in section 4150(1), 434J(1) or451E(1) of the Corporations Act; or

(b)	any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

Letter of Credit means a documentary letter of credit or a standby letter of credit issued by NAB pursuant to a Facility.

Loan Account means an account with NAB for the purposes of recording transactions in connection with a Facility and includes, in relation to an overdraft (including a Foreign Currency Overdraft Facility), the associated transaction account.

Mandatory Prepayment Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB gives notice to the Borrowers under clause 14.5(c).

Market Rate Facility means any Facility titled "Market Rate Facility" in the Details.

Marketable Security means:

(a)	a "marketable security" as defined in the Corporations Act;

(b)	a negotiable instrument;

(c)	a unit or other interest in a trust, partnership or Registered Scheme; and

(d)	a right or an option in respect of any of paragraphs (a), (b) or (c), whether issued or unissued.

Master Asset Finance Agreement means a master asset finance agreement in NAB's standard form.

Material Adverse Effect means any material adverse effect (in the opinion of NAB) on:

(a)	the assets, business, operations, affairs, property, condition (financial or otherwise) or prospects of any Obligor or of the Obligors taken as a whole;

(b)	the ability of an Obligor to perform its obligations under any Finance Document to which it is expressed to be a party; or

(c)	the validity, enforceability or priority of any Finance Document or an Encumbrance provided for by any Finance Document, or the rights or remedies of NAB under any Finance Document.

Material Authorisation means, for an Obligor, any Authorisation required:

(a)	to enable it to lawfully enter into and exercise its rights and comply with its obligations under each Finance Document to which it is expressed to be a party;

(b)	to enable it to own its assets and to carry on its business;

(c)	to make each Finance Document to which it is expressed to be a party admissible in evidence in its jurisdiction of incorporation.

Material Documents means:

(a)	each of the documents (if any) identified as such in the Schedule;

(b)	the constitution of each Obligor that is a corporation or an incorporated association;

(c)	each Trust Deed (if any);

(d)	each Partnership Document (if any);

(e)	each Scheme Document (if any); and

(f)	each other document NAB and a Borrower agree in writing is a Material Document.

NAB Business Markets Facility means any Facility titled "NAB Business Markets - Flexible Rate Loan" in the Details.

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NAB Corporate Markets Loan means any Facility titled "NAB Corporate Markets Loan" in the Details.

Negotiation Period means, in respect of a Review Event, the period specified as such in the Schedule which begins on the date on which NAB becomes aware of the occurrence of the Review Event.

Nominated Account means, in respect of a Facility, the NAB account described in the Details as being the nominated account for that Facility, or such other bank account nominated from time to time by the relevant Borrower and acceptable to NAB and, on the date of this document, is the bank account described as such in the Details for that Facility.

Obligor means a Borrower, Cross-Guarantor or Security Provider.

Original Borrower means each person listed as a borrower in Item 1 (Ob/igors and Group) of the Schedule.

Original Cross-Guarantor means each person listed as a cross-guarantor in Item 1 (Obligors and Group) of the Schedule.

Original Obligor means an Original Borrower, Original Cross-Guarantor or Original Security Provider.

Original Security Provider means each person listed as a security provider in Item 1 (Obligors and Group) of the Schedule.

Other Facility means any facility referred to in the Details under the heading "Other Facilities".

Package means any product with the words "Package" or "Multi-Option" in its name.

Partner means, in respect of a Partnership, the relevant Obligor which is a partner in the Partnership.

Partnership means, at any time, a partnership in respect of which an Obligor is a partner at that time and includes each partnership specified in the Schedule.

Partnership Agreement means, in respect of a Partnership, the instrument establishing, or setting out the terms of, the Partnership and any other constituent documents relating to the Partnership.

Partnership Documents means, in respect of a Partnership:

(a)	the Partnership Agreement;

(b)	any other documents described as such in the Schedule; and

(c)	each other document which an Obligor and NAB agree in writing is a Partnership Document.

Partnership Property means, in respect of a Partnership, all assets, rights, property and undertaking which are the subject of the Partnership:

(a)	of whatever kind and wherever situated; and

(b)	whether present or future.

Partnership Provisions. means the provisions set out in the Partnership Provisions section of these General Conditions - Finance Agreement (if applicable).

Permitted Disposal means any sale, lease, transfer or other disposal on arm's length terms and for market consideration:

(a)	made with NAB's prior written consent;

(b)	made in the ordinary course of the disposing entity's business and for the purpose of carrying on the disposing entity's ordinary business;

(c)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(d)	of obsolete or redundant vehicles, plant and equipment for cash; or

(e)	under a Permitted Encumbrance.

Permitted Encumbrance means:

(a)	any of the following entered into by an Obliger in the ordinary course of its business (as conducted on the date of the agreement):

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(i)	a Commercial Consignment of Goods under which that Obliger is the consignee;

(ii)	a bailment, hiring arrangement or lease under which that Obliger is the bailee, hirer or lessee, that does not secure payment or performance of an obligation, but which is a PPS Lease;

(iii)	retention of title terms in a contract for the supply of Goods to that Obligor,

(b)	any Encumbrance created under a Finance Document;

(c)	any Encumbrance created or subsisting with NAB's prior written consent (as long as any conditions stipulated for that consent are complied with); or

(d)	any lien arising by operation of law (other than the PPSA) and securing obligations which are not overdue.

Permitted Financial Indebtedness means any Financial Indebtedness:

(a)	incurred or subsisting under a Finance Document;

(b)	incurred by an incorporated Obliger in compliance with clause 9(1)(i) (providing Financial Indebtedness); or

(c)	incurred or subsisting with NAB's prior written consent (unless the consent was conditional and any of the conditions are not complied with to the satisfaction of NAB).

Potential Event of Default means any event or circumstance which would, with the lapse of time, the giving of notice, the making of any determination under any Finance Document, the fulfilment of any condition or any combination of any of the foregoing, be an Event of Default.

PPS Lease has the meaning given in the PPSA.

PPSA means the Personal Property Securities Act 2009 (Cth).

Pricing Period means, in respect of a Facility, the period set out in the Specific Conditions for that Facility (if applicable).

Pricing Review has the meaning given to it in clause 14.1 (Pricing Review Events).

Privacy Statement means the statement as contained in Annexure 7.

Property Conditions means the conditions set out in the Property Conditions section of this document (if applicable).

Range Amount has the meaning, if any, set out in the Specific Conditions for a Facility.

Receiver means a receiver, receiver and manager or controller as defined in the Corporations Act.

Recipient has the meaning as given to it in the GST Act.

Registered Scheme means a registered scheme as defined by the Corporations Act.

Regulatory Event means any:

(a)	change in, or introduction of a new, law or other form of regulation;

(b)	change in, or introduction of a new, practice or policy of an Agency;

(c)	investigation into an Obliger or any Related Entity of an Obliger by an Agency;

(d)	application for or grant of an injunction or order in respect of any Encumbrance, Facility or account held with NAB made by an Agency, or

(e)	change in, or introduction of a new, code of practice or custom relating to the provision of any Service which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that, in NAB's good faith opinion, or that of another financial institution, applies in any way to an Obliger, or Service.

Related Body Corporate means, in respect of an entity, each related body corporate (as defined in the Corporations Act) of that entity.

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Related Entity means, in respect of an entity, each related entity (as defined in the Corporations Act) of that entity.

Repricing Date, in respect of a Facility, has the meaning given to it in the Specific Conditions for that Facility (if any).

Resignation Letter means a letter substantially in the form set out in Annexure 5 (Form of Resignation Letter).

Responsible Entity means, in respect of a Scheme, the relevant Obliger which is a responsible entity of the Scheme.

Responsible Entity Provisions means the provisions set out in the Responsible Entity section of these General Conditions - Finance Agreement (if applicable).

Review Event means each event specified as such in the Schedule.

Schedule means the Key Information section of this document.

Scheme means, at any time, a Registered Scheme in respect of which an Obliger is a responsible entity and includes each Registered Scheme specified in the Schedule.

Scheme Documents means, in respect of a Scheme:

(a)	the Constitution;

(b)	the Compliance Plan;

(c)	any other documents described as such in the Schedule; and

(d)	each other document which an Obliger or the Responsible Entity and NAB agree in writing is a Scheme Document.

Scheme Property means, in respect of a Scheme, the scheme property (as defined by the Corporations Act) of the Scheme.

Security Documents means:

(a)	each document, if any, specified as such in the Schedule or specified as such in an Accession Letter;

(b)	each other document which creates an Encumbrance to secure the Amount Owing; and

(c)	each Guarantee or Encumbrance granted in connection with this document.

Security Provider means an Original Security Provider or an Additional Security Provider unless that person has ceased to be a Security Provider in accordance with 29 (Assignment and Changes to the Obligors).

Service means any service NAB provides to the Borrower under or in relation to a Facility including making or processing any payment or issuing any document.

Specific Conditions means, at any time, the conditions set out in the Specific Facility Terms section of this document which apply to each Facility (as stated in the Details of that Facility), as may be amended from time to time in accordance with this document.

Subsidiary has the meaning given to it in the Corporations Act, but as if body corporate includes any entity. It also includes any entity required by GAAP to be included in the consolidated annual financial report of an entity or which would be required if that entity were a corporation. A trust or Registered Scheme may be a Subsidiary (and a unit or other beneficial interest in the trust or Registered Scheme is to be treated as a share accordingly) and an entity is to be treated as a Subsidiary of a trust or Registered Scheme as if that trust or Registered Scheme were a corporation.

Superannuation Laws means the Superannuation Industry (Supervision) Act 1993 (Cth), regulations made under that Act and any other instrument made under that Act or those regulations.

Supply has the meaning given to it in the GST Act.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature including any penalty, interest, fine or expense payable in connection with any failure to pay, or any delay in paying, any of the same.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

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Tax Consolidated Group means a "Consolidated Group" or a "MEC Group" (each having the meaning given to it in the Tax Act).

Tax Invoice has the meaning given to it in the GST Act.

Taxable Supply has the meaning given to it in the GST Act.

Tenancy Schedule means a schedule of leases detailing the following information in relation to each of the leases:

(a)	name of each tenant;

(b)	area let by each tenant;

(c)	current passing rent paid by each tenant;

(d)	outgoings and outgoing recoveries;

(e)	rental incentives within the next 12 months;

(f)	lease start date;

(g)	lease term;

(h)	.lease maturity date;

(i)	option term (if any);

0)rent review details;

(k)	any other material or special clauses or conditions; and

(I)	any other information reasonably requested by NAB.

Termination Date means, in respect of a Facility, the date being the earlier of:

(a)	the Expiry Date, if any, or the last day of a facility term specified for that Facility in the Details;

(b)	the date on which the Facility is cancelled in accordance with the terms of this document;

(c)	the date on which the Amount Owing in respect of that Facility is due and repayable; and

(d)	the date the Facility is terminated under the relevant Transactional Specific Document.

TFA means a tax funding agreement between the members of a Tax Consolidated Group which includes:

(a)	reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; and

(b)

an undertaking from each member of the Tax Consolidated Group to compensate each other member of the Tax Consolidated Group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group; and

(c)	an undertaking from the Head Company to pay all group liabilities (as described in section 721-10 of the Tax Act) of the Tax Consolidated Group.

Threshold Amount means the amount specified as such in the Schedule.

Transaction Document means a Finance Document or a Material Document.

Transactional Specific Documents means, in respect of a Facility, the standard form documents in connection with that Facility which NAB requires an Obligor to execute or accept under or to establish that Facility.

Trust means, at any time, a trust or settlement in respect of which an Obligor is a trustee at that time and includes each trust specified in the Schedule.

Trust Deed means, in respect of a Trust, the document establishing the Trust and any other constituent document relating to the Trust.

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Trust Documents means, in respect of a Trust:

(a)	the Trust Deed;

(b)	all agreements or deeds between unitholders of the Trust;

(c)	any other documents described as such in the Schedule; and

(d)	each other document which an Obligor and NAB agree in writing is a Trust Document.

Trust Property means, in respect of a Trust, all the rights, property and undertaking which are the subject of the Trust:

(a)	of whatever kind and wherever situated; and

(b)	whether present or future.

Trustee means, in respect of a Trust, the relevant Obligor which is a trustee of the Trust.

Trustee Provisions means the provisions set out in the Trustee Provisions section of these General Conditions - Finance Agreement (if applicable).

TSA means an agreement between the members of a Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Tax Act and complies with the Tax Act and any law in connection with the Tax Act.

Verification Certificate means a certificate substantially in the form of, and with the attachments referred to in, Annexure 1, signed by two directors or a director and company secretary of the Obligor (if the Obliger has more than one director) or by the director of the Obligor (if the Obligor has only one director) and otherwise in form and substance satisfactory to NAB.

1.4	Interpretation

(a)	Unless the contrary intention appears, in this document:

(i)	a reference to an Annexure is a reference to an annexure to these General Conditions - Finance Agreement;

(ii)

assets includes present and future properties, revenues, benefits and rights of every description and a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset;

(iii)	unless the context otherwise requires, a reference to a clause in:

(A)	any Specific Conditions is a reference to a clause in those Specific Conditions;

(B)	the Property Conditions (if applicable) is a reference to a clause in those Property Conditions; and

(C)	any other part of this document is a reference to a clause in these General Terms;

(iv)

a Default (other than an Event of Default) is continuing if it has not been remedied to NAB's satisfaction or waived by NAB in writing and an Event of Default is continuing if it has not been waived by NAB in writing;

(v)

a reference to a Finance Document, a Transaction Document or any other document is a reference to that Finance Document, Transaction Document or other document as amended, novated, supplemented, extended, replaced or restated;

(vi)	the meaning of a term is not limited by specific examples introduced by including, for example, such as or any other similar term;

(vii)

the word law includes common law, principles of equity, and laws made by parliament, listing rules or business rules of a financial market, any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Agency and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

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(viii)	a provision of law is a reference to that provision as consolidated, amended, re-enacted, replaced or varied;

(ix)	NAB includes its successors in title, permitted assigns and permitted transferees;

(x)

the word person includes an individual, a company, a corporation, a firm, a partnership, a joint venture, a body corporate, an unincorporated association, an authority and any combination of the foregoing;

(xi)	a reference to a particular person includes the person's executors, administrators, successors and permitted substitutes (including persons taking by novation) and assigns;

(xii)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;

(xiii)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(xiv)

an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by two or more persons binds them jointly and each of them individually but an agreement, representation or warranty, undertaking, obligation, covenant, indemnity or liability of or by NAB binds NAB individually only;

(xv)

a reference to any thing (including an amount) is a reference to the whole and each part of it, but nothing in this clause 1.4 (Interpretation)implies that the performance of part of an obligation constitutes performance of the obligation;

(xvi)	a reference to a time of day is a reference to the time in the Governing Law Jurisdiction;

(xvii)	a reference to a month means a calendar month and a reference to a quarter means a calendar quarter; and

(xviii)	nothing in this document is to be interpreted against a party on the ground that the party put it forward.

(b)	Words importing the singular include the plural and vice versa.

(c)	Words importing a gender include any gender.

(d)	. Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this document.

1.5 Inconsistency

(a)	For the avoidance of doubt, this clause 1.5 (Inconsistency) takes precedence over all Finance Documents in relation to resolving any inconsistencies provided for in the sub-clauses below.

(b)	Unless expressly stated otherwise, any inconsistency as between the terms of a Facility will be resolved, to the extent of the inconsistency, in the following order of priority:

(i)	the Details (and where a Facility comprises part of a Package, the Details relating to the Package prevails over the Details relating to that Facility);

(ii)	the Property Conditions (if any);

(iii)	the Specific Conditions (and where a Facility comprises part of a Package, the Specific Conditions relating to the Package prevail over the Specific Conditions relating to that Facility);

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(iv)	any additional documents referred to in the "Other Conditions" section of the Details;

(v)	the Schedule;

(vi)	the General Terms; and

(vii)	the relevant Fees Guide.

(c)

Unless expressly stated otherwise, any inconsistency as between a provision in this document and a provision in any other Finance Document will be resolved, to the extent of the inconsistency, in the following order of priority:

(i)	this document;

(ii)	each Hedging Agreement;

(iii)	each Security Document; and

(iv)	each other Finance Document.

(d)

Unless expressly stated otherwise, if there is any inconsistency between a provision in the separate terms and conditions applying to an Asset Finance Facility, Credit Card Facility or Other Facility and the terms of this document, the separate terms and conditions for the Asset Finance Facility, Credit Card Facility or Other Facility (as the case may be) prevail to the extent of the inconsistency except that:

(i)	the Facility Limit for the Asset Finance Facility or Credit Card Facility (as the case may be) may be changed in accordance with the Specific Conditions for a Multi-Option Facility; and

(ii)	the provisions in this document relating to set-off will prevail.

1.6	Personal Property Securities (PPS) law•

(a)	If:

(i)

a PPS Law applies, or will at a future date apply to any of the Finance Documents or any of the transactions contemplated by them, or NAB determines that a PPS Law applies, or will at a future date apply, to any of the Finance Documents or any of the transactions contemplated by them; and

(ii)	in the opinion of NAB (acting reasonably), the PPS Law:

(A)	adversely affects or would adversely affect NAB's security position or the rights or obligations of NAB under or in connection with the Finance Documents; or

(B)	enables or would enable NAB's security position to be improved without adversely affecting the Obligors in a material respect,

NAB may give notice to the Obligors requiring the Obligors to do anything (including amending any Finance Document or executing any new Finance Document) that in NAB's opinion is reasonably necessary to ensure that, to the maximum possible extent, NAB's security position, and rights and obligations, are not adversely affected as contemplated by clause 1.61.6(a)1.6(a)(ii)1.6(a)(ii)(A) (or that any such adverse effect is overcome), or that NAB's security position is improved as contemplated in clause 1.61.6(a)1.6(a)(ii)1.6(a)(ii)(B) and the Borrowers must comply with the requirements of that notice within the time stipulated in the notice.

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(b)	In this clause 1.6 (Personal Property Securities (PPS) law), PPS Law means:

(i)	the Personal Property Securities Act 2009 (Cth) (PPS Act);

.

(ii)	any regulations made at any time under the PPS Act;

(iii)	any provision of the PPS Act or regulations referred to in clause (ii);

(iv)	any amendment to any of the above,

made at any time; or

(iv)	any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in clauses (i) to (iv).

(c)	The Obligors waive, to the extent permitted under the PPS Law, their right to receive any notices NAB is required to give under the PPS Law (including a notice of a verification statement).

1.7	PPSA policies and steps

Each Obligor will promptly take all reasonable steps which are prudent for its business under or in relation to the PPSA including doing anything reasonably requested by NAB for that purpose. For example, the Obligor will:

(a)	create and implement appropriate policies and systems; and

(b)	where appropriate, take reasonable steps to identify security interests in its favour and to perfect and protect them, with the highest priority reasonably available.

1.8	Change of details

Each Obligor agrees to notify NAB at least 14 days before:

(a)	it (or if it is the trustee of a trust or a partner of a partnership, the trust or the partnership) changes its name;

(b)

any ABN, ARBN or ARSN allocated to it (or if it is a trustee of a trust or a partner of a partnership, the trust or the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); and

(c)	it becomes trustee of a trust, or a partner of a partnership, not stated in this document.
2.	FACILITIES

2.1	The Facilities

Each Facility is made available during its Availability Period on the terms set out in this document.

2.2	Purpose and monitoring

The Borrower must apply all Drawings under a Facility for the purpose specified for that Facility in the relevant Details or for any other purpose that NAB approves in writing. NAB is not bound to monitor or verify the application of any Drawings.

3.	CONDITIONS PRECEDENT

3.1	Initial conditions precedent

NAB's obligation to provide the first Drawing under any Facility to any Borrower is subject to NAB first receiving the following documents, each in form and substance satisfactory to NAB:

(a)	(verification certificate) a Verification Certificate in relation to each Original Obligor and dated not earlier than 5 Business Days before the first Drawdown Date;

(b)	(Finance Documents) each Finance Document duly executed by each party to that document;

(c)	(Material Documents) (except for the constitution of each Obligor that is a corporation) a copy of each Material Document duly executed by each party to that document;

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(d)	(Taxes and registration) evidence that each Finance Document and each Material Document:

(i)	which is registrable is in registrable form and is accompanied by all executed documents necessary to register them in each relevant jurisdiction; and

(ii)

has had all Taxes paid on it or, if not already paid, evidence that sufficient immediately available and transferable funds have been provided to NAB to enable the payment of any Taxes chargeable on it, together with all executed documents (including, where relevant, a statutory declaration regarding the location and value of assets) necessary to effect due payment of those Taxes;

(e)	(Client Identification Checks) all documents and other information that NAB requires to enable NAB to complete any Client Identification Checks;

(f)	(structure chart) a diagram showing the structure and ownership arrangements of each Group and the Obligors;

(g)	(valuations) any valuation required by NAB;

(h)	(insurances) a certified copy of any insurance policy required by NAB and evidence that all insurances meet the requirements of the Finance Documents;

(i)	(process agent appointment) evidence of the acceptance of appointment of a process agent located in Australia for each Obligor incorporated or located outside Australia; and

U)	(enquiries and searches) the results of NAB's enquiries and searches.

3.2	Further conditions precedent

NAB will only be required to provide a Drawing under a Facility if the following conditions are met:

(a)

if a Drawdown Notice (however described) is required to be delivered in accordance with the Specific Conditions (or separate terms and conditions) for that Facility, NAB has received a Drawdown Notice completed and signed or submitted in accordance with clause 31(b) (Communications and Notices) by the relevant Borrower;

(b)

the proposed Drawdown Date is a date during the Availability Period for that Facility and the provision of the Drawing will not cause the Balance Owing for that Facility (when aggregated with the amount of the proposed Drawing) to exceed the Facility Limit for that Facility;

(c)	on the date of any Drawdown Notice and on the proposed Drawdown Date:

(i)	no Default, Change of Control or Review Event is, in NAB's opinion, continuing or would result from the proposed Drawing being provided; and

(ii)

each representation and warranty set out in clause 8.1 (Representations and Warranties) is correct and not misleading by reference to the then current facts and circumstances subsisting on each of those dates;

(d)	all Costs due and payable to NAB as at the Drawdown Date under any Finance Document have been paid or will be paid out of the Drawing;

(e)

each document listed as a "Specified Document" in the Schedule or any other conditions precedent specified in, or required under, any Finance Document have been satisfied or delivered (as the case may be) to NAB, each in form and substance satisfactory to NAB;

(f)

any other document, opinion or assurance which NAB requires in connection with the entry into, delivery (if applicable) .and performance of the transactions contemplated by, or for the validity and enforceability of, any Finance Document has been delivered to NAB, each in form and substance satisfactory to NAB; and

(g)	NAB has received, in form and substance satisfactory to it, all other information requested by NAB in accordance with each Finance Document.

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3.3	Certification of copies

Unless otherwise required by NAB, each document specified in respect of an Obligor in clause 3.1 (Initial conditions precedent) or clause 3.2 (Further conditions precedent) must be an original. If NAB requires a certified copy of a document, the copy must be certified by a director or secretary of that Obligor as true and complete as at a date no earlier than 5 Business Days before the first Drawdown Date.

4.	REPAYMENT

(a)	Each Borrower of a Facility must, in respect of that Facility, repay:

(i)	each Drawing in the manner set out in the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii)	on demand, any amount by which the Balance Owing exceeds the Facility Limit,

together with accrued interest calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, in accordance with the separate terms and conditions applying to that Facility on the amount referred to in clauses (i) or (ii) (as the case may be).

(b)	Each Borrower of a Facility must repay the Amount Owing in respect of the Facility on its Termination Date.

5.	CANCELLATION AND PREPAYMENT

5.1	Cancellation

(a)

A Borrower of a Facility may, in respect of that Facility, cancel the whole or any part of a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b)	NAB may cancel, without notice to the Borrower, each Available Facility on the last day of the relevant Availability Period.

(c)	NAB may otherwise cancel a Facility in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

5.2	Prepayment

(a)

A Borrower of a Facility may, in respect of that Facility, prepay the whole or any part of the Balance Owing under that Facility in accordance  with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

(b)

A Borrower of a Facility must, in respect of that Facility, prepay the Balance Owing under that Facility in the amounts and at the times specified under the heading "Mandatory Prepayment" in the Schedule.

5.3	Illegality

If NAB reasonably determines that it is or will become unlawful (or impossible in practice as a result of a change in law) in any jurisdiction for NAB to perform any of its obligations under this document or to fund or maintain any Drawing or part of a Facility:

(a)	NAB will promptly notify the relevant Borrower upon becoming aware of that event;

(b)	the Facility will be immediately cancelled; and
(c)	the relevant Borrower must prepay the Amount Owing on the date specified by NAB in its notice

5.4	Restrictions

Unless otherwise specified in this document:

(a)	no amount cancelled may be subsequently reinstated;

(b)	any prepayment under this document must be made together with:

(i)

accrued interest on the amount prepaid calculated in accordance with the applicable Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility; and

(ii)	the Economic Costs and fees incurred in relation to the prepayment (if any); and

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(c)	no Borrower may reborrow any part of a Facility that is prepaid.

6.	INTEREST
6.1	Interest

Each Borrower of a Facility must, in respect of that Facility, pay interest on the Balance Owing in accordance with the Specific Conditions or, if no Specific Conditions apply, the separate terms and conditions applying to that Facility.

6.2	Default Interest

(a)

If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest will accrue on the overdue amount from the due date up to and including the date of actual payment (both before and after judgment) at the Default Interest Rate.

(b)

If a Borrower exceeds a Facility Limit (even where NAB has approved the excess), NAB may charge, andthe Borrower must pay, interest on the excess at the Default Interest Rate at the end of each day that an excess exists.

(c)	Default interest is:

(i)

for a Facility where interest is ordinarily debited from an account or accounts under that Facility, added to the Balance Owing for that Facility on each date on which interest is debited for that Facility;

(ii)

for any other Facility, at NAB's discretion, added to the overdue amount monthly and when the overdue amount is paid, or debited from the Nominated Account for that Facility (or, if permitted by this document, any other account held by the Borrower) on each date on which interest is debited for that Facility, unless NAB otherwise specifies; or

(iii)	for any other amount payable under a Finance Document that is not in respect of a particular Facility, payable at such time as NAB selects.

7.	PARTNERS, RESPONSIBLE ENTITIES AND TRUSTEES

7.1	Partners

If, at any time, there is a Partnership, the terms and conditions set out in the Partnership Provisions apply to the relevant Obligor which is a Partner of that Partnership.

7.2	Responsible Entities

If, at any time, there is a Scheme, the terms and conditions set out in the Responsible Entity Provisions apply to the relevant Obligor which is the Responsible Entity of that Scheme.

7.3	Trustees

If, at any time, there is a Trust, the terms and conditions set out in the Trustee Provisions apply to the relevant Obligor which is aTrustee of that Trust.

7.4	Self-managed superannuation funds

(a)	If a Borrower is a trustee of a self-managed superannuation fund which is regulated by the Superannuation Laws (SMSF Borrower), it will need to comply with those laws.

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(b)

If an SMSF Borrower wishes to use a Facility to buy an asset, it will need to sign and comply with the terms of a Superannuation Acquisition Financing Deed or Superannuation Financing Deed, in a form acceptable to NAB.

(c)

NAB'srecourse to an SMSF Borrower's fund will be limited in accordance with the terms of the Superannuation Acquisition Financing Deed or Superannuation Financing Deed. The terms of the Superannuation Acquisition Financing Deed or Superannuation Financing Deed prevail over any inconsistent term in another Transaction Document.

(d)	Due to the requirements of the Superannuation Laws, despite any other term in a Transaction Document, no SMSF Borrower can redraw any amount it repays under a Facility.

(e)	If an SMSF Borrower used a Facility to buy an asset, it agrees not to overdraw its accounts and to pay, or direct its security trustee to pay, NAB any proceeds received:

(i)	from any insurance claim relating to the asset, before repaying the Amount Owing; and

(ii)	if the asset is compulsorily acquired, sold or otherwise disposed of, immediately following receipt.

8.	REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties

Each Obligor makes the following representations and warranties on the date of this document:

(a)

(incorporation) each Obligor (other than an Obligor who is a natural person) is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is capable of suing and being sued;

(b)	(power) each Obligor has full power, authority and legal right to own its assets and carry on its current and contemplated business;

(c)

(binding obligations) subject to any necessary stamping and registration requirements, equitable principles and laws generally affecting creditors' rights, the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is expressed to be a party are legal, valid, binding and enforceable obligations;

(d)

(no conflict) the execution, delivery (if applicable) and performance by each Obligor of each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents do not and will not conflict with or violate:

(i)	any law applicable to it;

(ii)	any Material Document; or

(iii)	any agreement or instrument binding upon it or any of its assets in any material respect,

and, excluding the Finance Documents, in each case, do not and will not:

(i)	create or impose any Encumbrance; or

(ii)

entitle a person to accelerate or cancel an obligation relating to Financial Indebtedness or constitute a default, cancellation event, prepayment event or similar event (however described) under any agreement relating to Financial Indebtedness whether immediately or after notice or lapse of time or both;

(e)

(power and authority) each Obligor has full power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, delivery (if applicable) and performance of, each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents;

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(f)	(Authorisations) all Material Authorisations have been obtained and are in full force and effect;

(g)	(benefit) each Obligor benefits by entering into and performing its obligations under each Transaction Document to which it is expressed to be a party;

(h)	(Information, projections and disclosure):

(i)

all Financial Statements, accounts, reports and any other information in connection with each Transaction Document to which it is expressed to be a party and the transactions contemplated by those Transaction Documents which have been furnished to NAB are true and accurate and not misleading (whether by its inclusion or by omission of other information);

(ii)

any financial projections provided by, or on behalf of, it, a Group or the Obligors, have been prepared by appropriately qualified persons and in good faith on the basis of recent historical information and on the basis of reasonable assumptions; and

	(iii) each 0bligor has disclosed all	(n)	(investigation by Agency) no
	information and documents relating		investigation by any Agency into all or part
	to it, its assets, each Transaction		of the affairs of any 0bligor is current in
	Document to which it is expressed to		circumstances material to its business or
	be a•party and the transactions		financial condition;
contemplated by each of them, which
	are material to NAB's decision to enter into the Finance Documents;	(o)	(no immunity) no 0bligor has, and no assets of any Obligor have immunity from the jurisdiction of a court or from legal
(i)	(no default):		process;
	(i) no Event of Default is continuing; and	(p)	(Financial Statements):
	(ii) no other event or circumstance is outstanding which constitutes a default under any other		(i) the most recent Financial Statements (consolidated as required under agreement or instrument which is binding on any obligor, or to which its assets are subject, which could have a Material Adverse Effect;

applicable law) provided to NAB under, or in contemplation of, this document were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary in those Financial Statements;

U)	(solvency) no Insolvency Event has
occurred in respect of any obligor;
(k)	(undisclosed relationships) except as disclosed to and agreed by NAB in writing, it has not entered into any other Transaction Document, and no 0bligor holds any property:		(ii) the most recent Financial Statements (consolidated as required under applicable law) provided to NAB under, or in contemplation of, this document give a true and fair view of:
	(i) as a trustee;		(A) the financial position (including actual and contingent liabilities)
	(ii) as a partner of a partnership;		of the relevant entities on a consolidated basis as at the
	(iii) as a responsible entity of any Registered Scheme;		date to which the Financial Statements relate; and
	(iv) as an agent of an undisclosed principal; or (v) in any other capacity for the benefit of any person;		(B) the performance of those entities during the accounting period to which the Financial Statement relate; and

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(I)     (Authorised Officers) any person specified as an Authorised Officer of an 0bligor is authorised to sign or (in the case ofan unsigned notice) submit any requests and other notices on its behalf and do all other things contemplated by the Transaction Documents to which it is expressed to be a party;

(m)  (no litigation) except as disclosed to and agreed by NAB in writing, no litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings are current, pending or (to the best of its knowledge and belief, having made due enquiry) threatened before any court, arbitral body or Agency affecting any 0bligor or its assets which, if adversely determined, could have a Material Adverse Effect;

(iii)   there has been no material adverse change in the business or financial condition of any of the relevant entities since the last day of that accounting period to which the Financial Statements referred to in clauses (i) and (ii) relate;

(q)    (tax consolidation):

(i)	except as disclosed to, and agreed by, NAB in writing, no 0bligor is a member of a Tax Consolidated Group;and

(ii)	if an 0bligor is a member of a Tax Consolidated Group (which has been disclosed to, and agreed by, NAB in writing), each member of the Tax Consolidated Group is a party to a TSA and a TFA;
(r)	(cross-guarantee) no Obligor has executed, and no Obliger is currently seeking approval from ASIC to execute, a Deed of Cross Guarantee;

(s)

(Taxes) each Obligor has complied with all laws in relation to Tax in all jurisdictions in which it is subject to Taxes and has paid all Taxes due and payable by it except those which are Contested Taxes;

(t)

(insurances) all insurances required under the Finance Documents are in effect and current and meet the requirements of the Finance Documents, no Obligor has made any material misrepresentation or omission to its insurers and no Obligor is aware of any reason why any of the insurance policies may be terminated or why any insurers may refuse to pay a claim when made;

(u)

(ownership) except where it has entered into a Finance Document or a Material Document in its capacity as Trustee or as Responsible Entity, each Obligor is the legal and beneficial owner of, and has good right and title to, all of its assets free from any Encumbrance other than a Permitted Encumbrance;

(v)	(Security Documents) each Security Document is in full force and effect and the Encumbrance created under it has the priority contemplated in the Security Document;

(w)	(Financial Indebtedness) no Financial Indebtedness subsists other than Permitted Financial Indebtedness;

(x)

(no benefit to related party) the execution and delivery by each Obligor of the Transaction Documents to which it is expressed to be a party, and the participation by it in any transaction in connection with the Transaction Documents to which it is expressed to be a party, will not violate or contravene Chapter 2E of the Corporations Act or any analogous provision;

(y)	(Intellectual Property) each Obligor owns, or has the right and license to use, all Intellectual Property necessary for the conduct of its business;

(z)

(Marketable Securities) except as disclosed to and approved in writing by NAB, all Marketable Securities which are Encumbered Property are fully paid and there is no agreement, arrangement or Marketable Securities with rights of conversion to shares in any Obligor may be issued to any person; and

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(aa)	(other) each other representation or warranty (if any):

(i)	set out, or as amended by any other provision, in this document; and

(ii)	set out in each other Transaction Document to which it is expressed to be a party,

is true and correct.

8.2	Reliance and Repetition

(a)

NAB has entered into each Finance Document to which it is expressed to be a party in reliance on the representations and warranties in this document and the other Finance Documents. The representations and warranties survive execution and delivery of the Finance Documents and the provision of financial accommodation under them.

(b)	Each representation and warranty contained in a Finance Document is deemed to be repeated by each Obligor on:

(i)	the date of each request for financial accommodation;

(ii)	each Drawdown Date;

(iii)	the last day of each Interest Period and Pricing Period (if applicable);

(iv)	the date of each Compliance Certificate;

(v)	the date on which any Amount Owing is paid to NAB; and

(vi)

in the•case of an Additional Obligor, the date on which the entity becomes (or it is proposed that the entity becomes) an Additional Obligor, by reference to the current facts and circumstances subsisting on that date.

(c)

An Obligor must advise NAB immediately if, at any time, anything happens which understanding under which further prevents it from truthfully repeating the representations and warranties contained in clause 8.1 on the dates specified in clause 8.2.

(d)

With respect to clause 8.1, each Obligor must make all necessary enquiries (including where necessary seeking independent external advice) to satisfy itself that the representations and warranties made are true and accurate at the date of this document. If an Obligor is unable to make any of these representations and warranties, it must immediately advise NAB in writing.

9.	UNDERTAKINGS

Each Obligor undertakes to:

(a)	(notification) notify NAB immediately on becoming aware of:

(i)	any event which constitutes a Default (and the steps, if any, being taken to remedy it);

(ii)	any breach of, or default under, any Material Document to which it is expressed to be a party;

(iii)	any intention by it to exercise any right, power or remedy under any Material Document to which it is expressed to be a party as a consequence of any default under the Material Document;

(iv)	any change in the Authorised Officers of any Obligor accompanied by the names, titles and specimen signatures of any new Authorised Officers;

(v)	any Obligor changing its contact details for communications;

(vi)

the details of any litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings which are current, threatened or pending against any Obligor before any court, arbitral body or Agency affecting it or its assets which, if adversely determined, could have a Material Adverse Effect;

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(vii)	any change (actual or proposed) to the structure or ownership arrangements of any Obligor;

(viii)	any Obligor:

(A)	seeking the approval of ASIC in respect of, or executing, any Deed of Cross Guarantee; or

(B)	amending or terminating a Deed of Cross Guarantee;

(ix)	any proposal by any Agency to revoke or materially amend any Material Authorisation;

(x)	the occurrence of any event or circumstance which has or is likely to have a Material Adverse Effect; and

(xi)	any Obligor creating or acquiring or intending to create or acquire a Subsidiary;

(b)	(information) provide NAB immediately with:

(i)

all documents (including reports, accounts, notices and circulars} despatched by an Obligor to its shareholders (or any class .of them) or its creditors generally (or any class of them) at the same time as they are despatched;

(ii)	such further information regarding the financial condition, business and operations of any Obligor as NAB may reasonably request; and

(iii)

all material notices received by any Obligor from any Agency and, if listed on any securities exchange, all notices issued by, or given to, the relevant securities exchange, regarding matters which could have a Material Adverse Effect;

(c)	(Authorisations):

(i)	obtain, renew on time, comply with and do all that is necessary to maintain in full force and effect any Material Authorisation; and

(ii)	not do anything which would prevent the prompt renewal of any Authorisation or cause it to be renewed on less favourable terms;

(d}	(comply with laws) comply with all laws to which it or its assets are subject;

(e)	(change of business) ensure, and procure that, no significant change is made to the general nature of the business of any Obligor from that carried on at the date of this document;

(f)	(negative pledge) not create or permit to subsist any Encumbrance over any of its assets other than a Permitted Encumbrance;

(g)

(acquisition subject to Encumbrance) except with the prior written consent of NAB, not acquire any asset which is subject to an Encumbrance or which becomes the subject of an Encumbrance on its acquisition;

(h)

(disposals) not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, license, transfer, grant an interest over, part with possession of or otherwise dispose of any asset or any interest in any asset other than a Permitted Disposal;

(i)	(mergers) not enter into any amalgamation, demerger, merger or corporate reconstruction except a solvent amalgamation or a reconstruction on terms pre-approved by NAB in writing;

U)	(insurances):

(i)

take out and maintain insurances with an independent andreputable insurer in the manner and to the extent stipulated by NAB or, if not stipulated by NAB, for the amounts and against risks which are in accordance with prudent business practice having regard to the nature of the business, assets and operations of the Obligors (including all insurances required by applicable law);

(ii)	take out and maintain any further insurances as NAB may reasonably request;

(iii)	disclose to each insurer all facts which are material to the insurer's risk and comply with its obligations of utmost good faith to the insurer;

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(iv)	ensure that no material alteration is made to any policy, except with NAB's prior written consent;

(v)	ensure that each policy expressly notes NAB's interests and, if required by NAB, names NAB as the sole loss payee;

(vi)	as soon as practicable notify NAB if an event occurs which permits an insurance claim to be made or if an insurance claim is made or refused; and

(vii)

promptly produce evidence satisfactory to NAB of current insurance cover (including acertified copy of each policy and schedule, certificate of currency or any variation made) or other details whenever NAB asks;

(k)	(incurring Financial Indebtedness) not incur or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness;

(I)	(providing Financial Indebtedness) not be a creditor in respect of any Financial Indebtedness, other than Financial Indebtedness:

(i)	provided to an incorporated Obligor;

(ii)	provided with the prior written consent of NAB;

(iii)	provided to allow its customers to acquire goods or services on extended terms in the ordinary course of trading; or

(iv)	which (when aggregated with any other such Financial Indebtedness of any other Obligor, other than any Financial Indebtedness permitted under the preceding paragraphs) does not exceed $0.

(m)	(Taxes) pay all Taxes due and payable by it (other than Contested Taxes) and Taxes which are due and payable by it after final determination or settlement of a Contested Tax;

(n)	(valuations) for Encumbered Property which is land, pay for any valuation which NAB may obtain at any time from a valuer approved and instructed by NAB, unless:

(i)	NAB has obtained a valuation for that property at an Obligor's cost within the previous two year period or such longer period as NAB may agree in its absolute discretion; and

(ii)	no Default is subsisting and the valuation does not reveal that a Default is subsisting.

Nothing in this clause prevents NAB from obtaining (at its own cost) any valuation of the Encumbered Property at any time that NAB requires;

(o)	(Financial Statements and other documents to be delivered):
(i)	deliver to NAB within the period. stipulated in the Schedule, a copy of the Financial Statements and other documents stipulated in Item 7 of the Schedule;

(ii)	ensure the Financial Statements provided to NAB under this document:

(A)

are certified by a director of the relevant Obligor as giving a true and fair view of the financial position and performance of the relevant Obligor or Group (as the case may be), in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period specified in the Schedule to which those Financial Statements relate;

(B)	are prepared using GMP consistently applied;

(C)

give a true and fair view of the financial position and performance of the relevant entities on a consolidated basis, in the case of financial position, as at the date stated in the Financial Statements, and, in the case of financial performance, for the period to which those Financial Statements relate; and

(D)	comply with any other requirement specified in the

Schedule; and

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(iii)	not change its financial year;

(p)	(tax consolidation) in respect of any Obliger that is a member of a Tax Consolidated Group (which has been disclosed to, and agreed to by, NAB in writing), ensure and procure that:

(i)	a TSA and a TFA are maintained in full force and effect;

(ii)	each member of the Tax Consolidated Group complies with the TSA and the TFA; and

(iii)

the Head Company gives the Australian Taxation Office a copy of the TSA within the period required bysection 721-25(3)(b) of the Tax Act if the Australian Taxation Office gives it a notice requiring it to do so;

(q)	(reduction of capital and financial assistance) except with the prior written consent of NAB, not do any of the following:

(i)	redeem, buy-back, defease, retire or repay any of its share capital or resolve to do so;

(ii)	provide any financial assistance in connection with the acquisition of shares in itself or in any of its holding companies or resolve to do so; or

(iii)	do anything analogous to clause (i) or (ii) above;

(r)	(no partnership or joint venture) unless otherwise specified in a Finance Document, not enter into:

(i)	any profit sharing arrangement inrelation to any Encumbered Property; or

(ii)	any partnership or joint venture with any other person,

without NAB's prior written consent;

(s)	(arm's length transactions) not enter into any transaction other than on arm's length terms;

(t)	(Related Entity debt) not release or waive any Financial Indebtedness owed by a Related Entity;

(u)

(constituent documents) not change its constituent documents without the prior written consent of NAB (such consent not to be unreasonably withheld unless the change could have a Material Adverse Effect);

(v)	(Compliance and enforcement of Material Documents):

(i)	comply with its obligations under each Material Document to which it is expressed to be a party in all material respects;

(ii)

enforce each Material Document to which it is expressed to be a party and exercise its rights, authorities and discretions under those documents prudently and, while a Default is continuing, in accordance with the directions (if any) of NAB; and

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(iii)	use its best endeavours to keep the Material Documents valid and enforceable;

(w)	(Variation of Material Documents) not:

(i)	vary in any material respect;

(ii)	avoid, discharge, rescind, release, surrender, terminate (other than by performance) or accept the repudiation of;

(iii)	allow to expire (other than by effluxion of time);

(iv)	do or permit anything which would entitle another party to do anything referred to in clause (ii) in relation to; or

(v)	expressly or impliedly grant any material waiver, consent, time or indulgence under or in respect of,

a Material Document;

(x)

(Subsidiaries) except with the prior written consent of NAB, not acquire or permit to exist, a Subsidiary (other than a Subsidiary in existence as the date of this document disclosed to, and approved by NAB);

(y)	(further assurances) promptly:

(i)	do all such acts and execute all such documents as NAB may reasonably specify (and in such form as NAB may reasonably require) to:

(A)	enable NAB to exercise its rights under or in connection with each Finance Document;

(B)	bind each Obliger and any other person intended to be bound under a Finance Document;

(C)	enable NAB to register any power of attorney or any similar power;

(D)	perfect each Encumbrance created or intended to be created under the Security Documents or for the exercise of rights or remedies of NAB by or pursuant to any Finance Document or law;

(E)	confer on NAB an Encumbrance over any right, property and asset of the Obligors intended to be conferred by or pursuant to the Security Documents;

(F)	facilitate the realisation of assets, which are, or are intended to be subject of an Encumbrance; and

(G)	demonstrate whether the Obligors are complying with each Finance Document to which they are expressed to be a party; and

(ii)

take all action available to it as may be necessary for the purpose of creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on NAB by or pursuant to any Finance Document; and

(z)	(other undertakings or conditions subsequent) comply with each other undertaking or condition subsequent set out, or as amended by any other provision, in this document.

10.	FINANCIAL COVENANTS AND HEDGING

10.1	Financial Covenants

Each Borrower must comply with the financial covenants set out in the Schedule (if any) and m any other part of this document (if any).

10.2	Accounting Policy

(a)

If, in the reasonable opinion of a Borrower or NAB, any changes to GAAP materially alter the effect of financial covenants referred to in clause 10.1 (Financial Covenants) or the related definitions, NAB will review the relevant covenants and definitions in consultation with the Borrower to determine whether any amendment is required to this document to take into account the change in GAAP so they have an effect comparable to that at the date of this document.

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(b)	The Borrower acknowledges that, notwithstanding clause (a), NAB may determine, in its discretion, that no amendment to this document is required despite the change in GAAP.

10.3	Hedging

Each Obligor must comply with the hedging :equirements set out in the Schedule (if any) and m any other part of this document (if any).

11.	EVENTS OF DEFAULT

11.1	Events and circumstances

Each of the following events or circumstances is an Event of Default:

(a)

(payment default) an Obligor fails to pay any Amount Owing when due and payable to NAB at the place and in the currency in which it is expressed to be payable unless NAB is satisfied that the sole reason for such failure to pay is caused by administrative or technical error in the banking system generally which is beyond the control of that Obligor and payment is made within 2 Business Days after its due date;

(b)	(financial covenants and hedging) an Obligor breaches any of the requirements referred to in clause 10.1 (Financial Covenants) or clause 10.3 (Hedging);

(c)

(other defaults) an Obligor fails to perform and observe any obligation under, or any condition of any waiver or consent by NAB in connection with, any Finance Document to which it is expressed to be a party (other than those referred to in any other paragraph of clause 11.1 (Events and circumstances));

(d)

(representations and warranties) a representation or warranty made or deemed to be repeated by an Obligor to NAB in a Finance Document to which it is expressed to be a party or any other document or information delivered by or on behalf of any Obliger under or in connection with any Finance Document to which it is expressed to be a party is incorrect or misleading when made or deemed to be repeated;

(e)	(cross default}:

(i)	any Financial Indebtedness of an Obligor is not paid when due or within any applicable grace period;

(ii)

any Financial Indebtedness of an Obligor or any member of a Group becomes due and payable or is capable of being declared due and payable prior to its specified maturity (where such indebtedness in NAB's reasonable opinion is likely to have a material adverse impact on the ability of the Obligor or the member of the Group to meet its obligations to NAB); or

(iii)	any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of an Obligor as a result of an event of default or change of control (however described);

(f)(Insolvency Event) an Insolvency Event occurs in relation to an Obligor;

(g)(enforcement proceedings) any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset of an Obligor having an aggregate value of at least the Threshold Amount and is not stayed or withdrawn within 5 Business Days;

(h)(vitiation) it becomes impossible for an Obligor to perform a material obligation under a Finance Document to which it is expressed to be a party;

(i)(material adverse change) an event or series of events (whether or not related) occurs which, in NAB's reasonable opinion, could have a Material Adverse Effect;

U)(unlawfulness and invalidity) it is or becomes unlawful for an Obligor to perform any of its obligations under any Finance Document to which it is expressed to be a party, or any Finance Document ceases to be in full force and effect or is alleged to be ineffective;

(k)(repudiation) an Obligor repudiates any Finance Document to which it is expressed to be a party or evidences an intention to repudiate a Finance Document;

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(I)(litigation) any litigation, arbitration, other dispute resolution process or civil, criminal or administrative proceedings are current, pending or threatened before any court, arbitral body or Agency in respect of any Obligor or the assets of any Obligor which, if adversely determined, could have a Material Adverse Effect;

(m)(cessation of business) any Obligor ceases or threatens to cease conducting its business, or a material part of it, or substantially changes the nature of its business, without NAB's prior written consent;

(n)(investigation) a person is appointed under any law to investigate any part of the affairs of an Obligor or a Related Entity and that investigation could have a Material Adverse Effect;

(o)

(delisting, termination or suspension of listing) if any class of Marketable Securities of, or issued by, an Obligor is listed or quoted on any securities exchange (including the ASX), the listing or quotation of those Marketable Securities is removed from the official list of that securities exchange, is terminated or is suspended and remains suspended for a continuous period of 10 or more trading days;

(p)	(fraud) NAB reasonably believes any Obligor has acted fraudulently;

(q)	(status of Encumbrance):

(i)	any Encumbrance over an asset of an Obligor is enforced or becomes capable of being enforced;

(ii)	NAB loses the priority accorded to it under any Encumbrance created or intended to be created under a Security Document;

(iii)	the value of any Encumbered Property materially decreases (as assessed by NAB);

(iv)

any Agency compulsorily acquires all or a material part of any Encumbered Property, orders the sale or divesture of the Encumbered Property or takes any step for the purposes of doing, or proposes to do, any of those things; or

(v)	any native title claim is made or is proposed to be made in respect of any Encumbered Property;

(r)	(death or incapacity) in respect of any Obligor that is a natural person, the Obligor dies or is declared by a competent authority to be insane or mentally incapacitated; and

(s)	(other) any other event of default (however described) set out, or as amended by any provision, in this document or in any other Finance Document occurs.

11.2	Consequences of an Event of Default

(a)	If an Event of Default occurs and:

(i)

the Event of Default is under clause 11 .1 (f) (Insolvency Event) or is otherwise not capable of remedy by the Obligor, the Amount Owing is due and payable immediately without the need to give any prior notice other than that required by law; or

(ii)

the Event of Default is other than referred to in clause (a)(i), NAB will give the Borrower notice stating that an Event of Default has occurred and a reasonable grace period of up to 7 days (or such longer period as required by law or that NAB elects to allow) to remedy the Event of Default within that period. Where that Event of Default is not remedied within that period, the Amount Owing is due and payable immediately without the need to give any prior notice. An Event of Default will not be remedied if at the end of that period, the Event of Default in the notice or an Event of Default of the same type continues to exist.

(b)

Upon the Amount Owing being due and payable under clause 11.2(a)(i) or (ii), subject to any applicable law and in addition to any other rights, powers and remedies NAB may have (including under a Security Document or this document), NAB may without the need to give any prior notice, immediately or at any later time:

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(i)	cancel the whole or any part of any remaining Facility or cancel all or any part of any remaining Facility Limit in which case the cancellation will take effect immediately;

(ii)	enforce any Security Document; and/or

(iii)	sue the Obligors for the Amount Owing.

(c)

If NAB gives notice to the Borrowers that it has done anything under clause (a), each Borrower must comply with that notice but otherwise must continue to perform its obligations under each Finance Document to which it is expressed to be a party as if the notice had not been given, subject to any contrary directions from NAB.

12.	APPOINTMENT OF CONSULTANTS

(a)

If NAB reasonably believes that a Default has occurred or that circumstances exist which could lead to a Default occurring, NAB may, and at NAB's request an Obligor must, engage such accountancy, financial management and other consultants as NAB may nominate to investigate and report to NAB on the financial condition and business affairs of any Obligor and whether each Obligor has complied with each Finance Document to which it is expressed to be a party and to make recommendations to NAB relating to the manner in which the Obligors carry on their business.

(b)

Any engagement referred to in clause (a) (whether by NAB or an Obliger) will be at the Obligors' cost, and NAB may exercise its sole discretion to debit those costs from any account of an Obligor. The Obligor must pay to NAB immediately on demand any amount so debited.

(c)

Each Obligor agrees to provide all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately.

(d)

No Obligor is obliged to accept the recommendations of any consultant, and NAB will assume no liability with respect to any actions an Obligor takes, or does not take, as a result of those recommendations.

13.	CHANGE OF CONTROL

(a)

If the person or persons who control an Obligor (whether directly or indirectly) at the date of this document cease to control that Obligor (a Change of Control), the Borrowers must promptly notify NAB upon becoming aware of that event and NAB may (acting reasonably):

(i)	review pricing in respect of any Facility in accordance with clause 14 (Review); and/or

(ii)	by giving written notice to the Borrowers:

(A)	cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(8)	declare that all or any part of the Amount Owing is due and payable on the date specified in NAB's written notice whereupon it will be due and payable on the specified date.

(b)	For the purposes of this clause 13 (Change of Control), "control" of a corporation includes the power to directly or indirectly:

(i)

direct the management or policies of the corporation either generally or, if that corporation acts as trustee of a trust or responsible entity of a Registered Scheme, the trust or Registered Scheme (as the case may be); or

(ii)	control the membership of the board of directors,

whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or interests in any trust or Registered Scheme or otherwise.

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14.	REVIEW

14.1	Pricing Review Events

(a)	NAB has the right to review the pricing applicable to a Facility (Pricing Review):

(i)	on or about each anniversary of the date of this document;

(ii)	at any time if NAB reasonably believes that there is a Default;

(iii)	as permitted under clause 13 (Change of Control); or

(iv)	at any time to the extent necessary (NAB acting reasonably) to reflect the then prevailing market conditions or changes to NAB's general pricing for facilities of that type at that time.

(b)	NAB may request a Borrower to provide information in connection with a Pricing Review and the Borrower must provide such information as soon as possible following receipt of the request.

14.2	Consequences of a Pricing Review

(a)

Following a Pricing Review, NAB may, by giving written notice (including by way of revised terms and conditions for any Facility or by way of a revised Fees Guide) to the Borrowers and/or by way of publication on NAB's website and/or advertisement in the local or national press:

(i)	introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and
(ii)

change the interest rate or yield rate applicable to a Facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

(b)

Where NAB gives the Borrowers notice under clause (a) by way of advertisement in the local or national press or by way of publication on NAB's website, NAB will also   endeavor to directly notify the Borrowers of the change although NAB will not be precluded from charging the new or adjusted pricing if it does not directly notify the Borrowers.

(c)	An introduction or change of a matter specified in clause (a) takes effect on:

(i)	the date specified in the relevant notice to the Borrowers; and/or

(ii)	on the date specified in the relevant advertisement in the local or national press or in the publication on NAB's website.

14.3	Pricing Review Fee

(a)	A review fee may be payable to NAB in respect of each Pricing Review in the amount set out in the relevant Details.

(b)	NAB may debit the review fee from any account of a Borrower. The Borrower must pay to NAB immediately on demand any amount so debited.

14.4	Review Event

Each Borrower must promptly notify NAB after it becomes aware that a Review Event has occurred.

14.5	Review Event Consequences

(a)

Following the occurrence of a Review Event, the Obligors and NAB must enter into negotiations for a period of not less than the Negotiation Period, with a view to agreeing terms on which NAB would be prepared to offer to provide, fund or maintain all or any of the Facilities.

(b)	If agreement is reached, the Obligors must do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure NAB's rights and interests under, such agreement.

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(c)

If agreement is not reached within the Negotiation Period or if (in the opinion of NAB) any of the Obligors does not do all acts and execute all documents as NAB requires to document, or to protect, preserve or secure for NAB's rights and interests under, any agreement, NAB may by giving written notice to the Borrowers:

(i)	cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(ii)	declare that all or any part of the Amount Owing is due and payable whereupon it will be due and payable within the Mandatory Prepayment Period.

(d)

If the Borrowers fail to prepay all amounts payable under clause (c) within the Mandatory Prepayment Period, that failure will constitute an Event of Default and NAB. may exercise any of its rights set out in clause 11.2 (Consequences of an Event of Default)

15.	OPEN TREASURY TRANSACTIONS

If any Facility is terminated or cancelled in full or in part or if any part of the Balance Owing in respect of any Facility is permanently prepaid or repaid or if any part of the Balance Owing in respect of any Facility becomes repayable before its stated maturity date for any reason and if at that time there are any treasury related transactions in existence between NAB and any Borrower (Open Positions) then:

(a)

NAB may close out the Open Positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market, and any such close out must be at market rates prevailing at the time;

(b)	any Costs incurred by NAB in closing out Open Positions under clause (a) must be paid by the relevant Borrower to NAB immediately upon demand by NAB;

(c)	any gain derived by NAB in closing out Open Positions under clause (a) will be credited to the relevant Borrower and set off against the Amount Owing by the relevant Borrower; and

(d)

NAB will give the relevant Borrower reasonable particulars of the manner of close out of the Open Positions and the basis of calculation of any amounts payable by or to the relevant Borrower arising from transactions that close out.

by or to the relevant Borrower arising from transactions that close out.

16.COSTS AND TAXES

16.1Bank's Costs

Each Borrower must pay to NAB immediately Schedule. upon demand all Taxes and reasonable Costs paid or payable by NAB of any nature incurred by NAB in connection with:

(a)

the negotiation, preparation, execution, delivery, stamping, registration, completion, applying to amendment, release and discharge of each Finance Document or the provision of any those Drawing (whether payable directly or otherwise paid by NAB and regardless of the date on which it is due, payable and/or relevant paid); where

(b)

preparing, registering and maintaining any Fees financing statement or financing change statement (each as defined in the PPSA) in relation to a Security Document, or not taking any other action that in NAB's once reasonable opinion is necessary under may clause 1.6; part.

(c)

the consideration and grant of any request for consent, approval or waiver by NAB after, that under any Finance Document regardless as of whether or not NAB gives the consent, time approval or waiver sought; they

(d)

the preservation, exercise, enforcement or waiver of any power, right or remedy under any Finance Document, taking (or reasonably considering, preparing or if no attempting to take) any action in connection separate with any Finance Document or in Facility, connection with anything referred to in NAB clause 23(d); and

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(e)	any enquiry from an Agency involving an that Obligor,

including:

(f)

all Costs and Taxes of any nature incurred immediately in connection with the remuneration of any set-off administrator or Controller or similar clear of persons appointed by NAB or anything unless done by any such persons appointed; and

(g)	any administration costs of NAB in relation required by to the matters described in clause (c).

16.2Obligors’ Costs

Without prejudice to clauses 12(b) and 14.3(b), each Obligor will be responsible for all of its own costs and expenses in connection with the Finance Documents and the transactions contemplated by those documents.

17.FEES

(a)	The Borrowers must pay to NAB the fees specified in the Schedule, at the times specified in the Schedule.
(b)

In addition to the fees set out in the Schedule, the Borrowers must pay to NAB the other fees specified in the Details, the Specific Conditions (or, if none, the separate terms and conditions a Facility) and the Fees Guide, in the manner and at the times specified in documents.

(c)	If a Balance Owing exceeds the Facility Limit for any reason (even NAB has approved the excess), fees may apply as detailed in the relevant Guide.
(d)	Unless otherwise agreed, fees are charged on a pro-rata basis and, incurred, charged or paid (as the case be) are non-refundable in whole or in
(e)	Fees that are payable when an event occurs may be debited when, or event occurs and periodic fees (such Service Fees) may be debited at any during, or after, the period to which relate.

18.PAYMENTS

(a)

Subject to the Specific Conditions or, Specific Conditions apply, the terms and conditions applying to a all payments due by a Borrower to must be made on the due date (or if date is specified, then on demand by NAB) unless such payment is due on a day is not a Business Day in which case payment must be made on the next Business Day.

(b)	All payments must be made in available cleared funds and without or counter-claim, and be free and any deduction or withholding, required by law.
(c)	If a deduction or withholding is required by law, the relevant Borrower must:
(i)	make that deduction and/or withholding, pay such amount in full to the appropriate Agency and deliver to NAB a copy of the receipt for the payment; and

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(ii)

increase its payment to NAB to an amount which will result in NAB receiving (after the deduction or withholding) the full amount which it would have received if no deduction or withholding had been required.

(d)	All payments are payable in Dollars unless otherwise stated.

(e)	If NAB receives or recovers an amount in a currency other than that in which it is due:

(i)

NAB may convert the amount received or recovered into the due currency (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate. NAB may deduct from the amount it receives or recovers its usual costs in connection with the conversion; and

(ii)	the Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(f)	If NAB is debiting an amount from an account held by a Borrower, and that amount is in a currency other than that of the account, NAB may:

(i)	convert the amount to be debited into the currency of the relevant account (and if necessary convert through other currencies) on such day and at such rates as NAB considers appropriate; and

(ii)	debit from that account the amount so converted, plus the costs of conversion.

The Borrower satisfies its obligation to pay only to the extent of the amount of the due currency obtained from the conversion after deducting conversion costs.

(g)	For the purposes of making payments under this document, a day ends at 4 p.m. in the Governing Law Jurisdiction.

19.	GST

(a)	Unless otherwise specified, all amounts referred to in a Finance Document are exclusive of GST.

(b)	If GST is or will be imposed on any Supply made by NAB under or in connection with a Finance Document to a Recipient, where any amount or consideration (consideration) payable or to be provided by the Recipient under the Finance Document in relation to that Supply is exclusive of GST (GST-exclusive consideration), NAB may:

(i)	increase the consideration payable by an additional amount on account of GST; or

(ii)	otherwise recover from the Recipient an additional amount on account of GST.

(c)	The additional amount on account of GST is to be calculated by multiplying the GST-exclusive consideration for the relevant Taxable Supply by the GST rate prevailing at the time of the Taxable Supply.

(d)	NAB will issue the Recipient with a Tax Invoice prior to seeking payment for the relevant Supply.

(e)	Each Recipient must pay NAB the amount of any loss or Costs incurred by NAB as a result of or in connection with NAB not receiving any additional amount on account of GST.

20.	INCREASED COSTS

(a)

Subject to clause (c), each Borrower must, immediately upon demand, pay the amount of any Increased Costs reasonably determined by NAB as required to compensate NAB or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation or application of) any law; or

(ii)	compliance with any law,

made after the date of this document including any law with regard to capital adequacy, prudential limits, liquidity, reserve assets, banking or monetary controls or Tax.

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(b)	In this document, Increased Costs means:

(i)a reduction in the rate of return from any Facility or on the overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated) of NAB or any of its Affiliates;

(ii)	an additional or increased cost to NAB or any of its Affiliates of providing, funding or maintaining a Facility; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by NAB or any of its Affiliates to the extent attributable to NAB or any of its Affiliates funding or performing its obligations under any Finance Document.

(c) Clause (a) does not apply to the extent any Increased Costs are compensated by the relevant Borrower under clause 18(c).

21.	ECONOMIC COSTS

21.1	When Economic Costs are payable

WARNING: Economic Costs can be high and may increase the amount owed. Borrowers can ask NAB at any time for an estimate of Economic Costs.

(a)	Economic Costs are potentially payable by the Borrowers for a Facility whenever an Economic Event occurs in relation to that Facility.

(b)

NAB will determine the amount of any Economic Costs payable in respect of the occurrence of an Economic Event and will notify the relevant Borrowers of the amount (if any) that is payable by them in accordance with NAB's calculation under clause 21.3, Borrowers must pay NAB the amount of any Economic Costs notified to them by NAB as payable by them under this clause 21. Borrowers must pay those notified Economic Costs immediately following their receipt of the notification of the Economic Costs payable.

21.2	Economic Events

An Economic Event is taken to have occurred if, at any time while a Yield Rate or an Interest Rate (other than a variable Interest Rate) applies to a Facility, a Facility Component, a Loan Account or a Drawing:

(a)	all or part of that Facility, Facility Component, Loan Account or Drawing is repaid early (even if NAB agrees to the early repayment being made);

(b)	that Facility, Facility Component, Loan Account or Drawing is re-priced by agreement from one fixed rate to another fixed rate or to another type of rate (such as a variable rate);

(c)	that Facility or a relevant Facility Limit or Component Limit is cancelled, reduced or not fully drawn for any reason at any time before the Expiry Date;

(d)	NAB is for any reason no longer obliged to accept, discount or endorse Bills under the Facility or a Bill is cancelled before its Maturity Date; or

(e)	if the Amount Owing becomes immediately due and payable following an Event of Default, or the Balance Owing otherwise becomes repayable, and NAB elects to treat it as an Economic Event;

except to the extent that this occurs:

(f)

for a Facility other than a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan - on the Repricing Date applicable to the Facility or Loan Account (as the case may be), or if that day is not a Business Day, on the next Business Day;

(g)	for a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, in relation to the Floating Amount;

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(h)	on the Expiry Date; or

(i)	in order to comply with the Amortisation Schedule (if any).

21.3	How NAB calculates Economic Costs

NAB will determine Economic Costs by calculating a reasonable estimate of the Costs and losses incurred, or expected to be incurred, by NAB (including fees, charges and premiums) in connection with an Economic Event. The calculation of Economic Costs may incorporate the following:

(a)

in relation to a Facility other than a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, Costs, representing the difference between NAB's cost of funds at the start of the relevant Fixed Rate Period or Pricing Period and NAB's cost of funds at the date of the Economic Event over the remainder of that period. This is then discounted back to the net present value at the rate equivalent to NAB's cost of funds at that date;

(b)	in relation to a Bill Facility, NAB Business Markets Facility or NAB Corporate Markets Loan, Costs and losses calculated by reference to the difference between:

(i)	the interest rate used or applied by NAB when setting the Yield Rate or interest rate for the Facility or the relevant Facility Component; and

(ii)	the most applicable interest rate available to NAB at the date of the Economic Event, after having regard to the remaining term to maturity of the Facility.

The calculated Costs and losses are then discounted back to the net present value at the rate determined by NAB at that date; or

(c)

the liquidation of deposits or other funds, or the termination or reversing of any swap or option agreement or other agreement or arrangement entered into by NAB (either generally in the course of NAB's business or specifically in connection with this document) to fund or maintain the Facility or to hedge, fix or limit NAB's effective cost of funding in relation to the Facility.

22.	CURRENCY INDEMNITY

22.1	Payments

Each Borrower indemnifies NAB against any Costs reasonably incurred by NAB as a result of a failure by an Obligor to pay any amount due under a Finance Document on its due date in accordance with the terms of that Finance Document or in the relevant currency.

22.2	Judgments and orders

(a)

Clause (b) applies if a judgment or order is given by any court or tribunal for the payment of any Amount Owing to NAB under a Facility, or for the payment of damages to NAB in respect of any breach of the terms of a Facility, where that judgment or order is expressed in a currency (the Judgment Currency) which is different from the currency expressed to be payable under this document in relation to the Facility (the Relevant Foreign Currency).

(b)	Each Borrower indemnifies NAB against any deficiency in the amounts received by NAB arising or resulting from any variation between:

(i)	the rate of exchange at which the Relevant Foreign Currency is converted into the Judgment Currency (whether through other currencies or not) for the purpose of the judgment or order; and

(ii)	the rate of exchange at which NAB is able to purchase the Relevant Foreign Currency with the Judgment Currency (whether through other currencies or not) at the time of its receipt by NAB.

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23.	OTHER INDEMNITIES

Each Borrower indemnifies NAB against, and must pay NAB on demand, any Costs and Taxes reasonably incurred or suffered by NAB as a result of:

(a)	NAB investigating any event or circumstance which it reasonably believes is a Default, a Review Event or a Change of Control;

(b)	the occurrence of any Default, Review Event or Change of Control;

(c)

information produced or approved by or on behalf of an Obligor or any other member of a Group under or in connection with any Finance Document or the transactions contemplated by any Finance Document being or being alleged to be misleading or deceptive in any respect;

(d)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated under any Finance Document;

(e)	NAB acting or relying on any notice, request or instruction (whether in electronic form or otherwise) which it reasonably believes to be genuine, correct and appropriately authorised;

(f)	any indemnity NAB gives a Controller or administrator of any Obligor; and

(g)	NAB terminating, reversing or varying any agreement, arrangement or transaction entered into to hedge, fix or limit its effective cost of providing, funding or maintaining a Facility.

24.	SET-OFF

(a)

NAB may, at any time without any demand or notice, combine, consolidate or merge all or any accounts of a Borrower or a Cross-Guarantor and may also set off any amounts payable by that person under this document against any credit balance in information those accounts.

(b)

Each Borrower and each Cross-Guarantor request, and irrevocably authorises NAB to do anything NAB necessary for the purpose set out in clause (a) including redeeming and/or appropriating all or any part of any account, deposit or other arrangement between NAB and that Borrower or Cross-Guarantor process under which NAB may be indebted to that without Borrower or Cross-Guarantor, even if the balance on any such account and the transaction amounts payable under this document are will: not expressed in the same currencies.

(c)	NAB may make any currency conversion any it considers necessary or desirable for the sanctions);purpose set out in clause (a) and clauses 18(e) and 18(f) will apply in relation to any such conversion.

25.LIABILITY FOR REGULATORY EVENTS

(a)	From time to time, the Services may be the interrupted, prevented, delayed or involves any otherwise adversely affected by a Regulatory Event.
(b)	To the extent permitted by law
(i)

NAB is not liable for any loss or information expense suffered or incurred by an reasonably Obligor or any other person if an money event described in clause (a) occurs, economic irrespective of the. nature or cause of comply with that loss, and NAB has no obligation or any to contest any Regulatory Event or to that mitigate its impact on an Obligor or NAB; and

(ii)	each Obligor releases NAB from all liability in connection with any loss incurred by an Obligor or any other person if an event described in clause (a) occurs.

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(c)	To the extent that NAB's liability cannot be terrorism excluded, NAB's liability is limited to the cost of having the Service supplied again.
(d)

NAB may use and disclose to any other financial institution or Agency, any information about any Obligor, or any Affiliate of any Obligor, or the Facilities or and the Services, for any purpose which NAB, or any other financial institution, considers appropriate or necessary in considers appropriate or necessary in connections with any Regulatory Event or the Facilities or the Services and this may result in information being transmitted overseas.

(e)

Each Obligor agrees to provide to NAB about it, the Facilities, the or any person connected with it or the Facilities or the Services on to promptly procure any consents requires to give effect to clause (d).

26.ANTI-MONEY LAUNDERING

(a)	NAB may delay, block or refuse to any payment or other transaction incurring any liability if NAB knows or reasonably suspects that the or the application of its proceeds will:
(i)	breach, or cause NAB to breach, any applicable laws or regulations of jurisdiction (including any or
(ii)	allow the imposition of any penalty on NAB or its Affiliates under any such law or regulation,

including where the transaction or application of its proceeds entity or activity the subject of any applicable sanctions of any jurisdiction binding on NAB or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b)

Each Obligor must provide all to NAB promptly which NAB requires in order to manage its laundering, terrorism financing or and trade sanctions risk or to any laws or regulations in Australia other country. Each Obligor agrees NAB may disclose any information concerning the Obligor to any Agency where required by any such law or regulation in Australia or any other country. Each Obligor agrees that NAB may disclose any information concerning the Obligor to any Agency where required by any such law or regulation in Australia or elsewhere.

(c)

Each Obligor undertakes to exercise rights and perform its obligations Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-financing or sanctions.

27.GUARANTEE AND INDEMNITY

27.1Guarantee and indemnity

Each Cross-Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to NAB punctual performance by each Obligor of all that Obligor's obligations under the Finance Documents;
(b)	undertakes with NAB that:
(i)

whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal}, immediately on demand by NAB that Cross-Guarantor shall pay that amount as if it was the principal obligor; and

(ii)	if an Ipso Facto Event has occurred then that Cross-Guarantor shall immediately on demand by NAB pay all Drawings, accrued interest and Amount Owing as if it was the principal obligor; and

(c)

indemnifies NAB immediately on demand against any cost, loss or liability suffered by NAB if any obligation guaranteed by it (or anything which would have been an obligation guaranteed by it if not unenforceable, invalid or illegal} is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which NAB would otherwise have been entitled to recover.

Each of paragraphs (a), (b}(i), (b}(ii) and (c) is a separate obligation. None is limited by reference to the other.

27.2	Continuing guarantee

This guarantee, undertaking and indemnity is a continuing guarantee, undertaking and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

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27.3	Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by NAB (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

(a)	the liability of each Obligor shall continue and any such security shall be reinstated as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	NAB is entitled to recover the value or amount of that security or payment from each Obligor as if the payment, discharge, avoidance or reduction had not occurred.
27.4	Waiver of defences

The obligations of each Cross-Guarantor under this clause will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or NAB) including:

(a)	any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)	the release or resignation of any other Obligor or any other person;

(c)	any composition or arrangement with any creditor of any Obligor or other person;

(d)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)

any amendment, novation, supplement, extension, reinstatement or replacement of a Finance Document or any other document or security (however fundamental and whether or not more onerous) including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h}	any set off, combination of accounts or counterclaim;

(i)any insolvency or similar proceedings; or

(U)	this document or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in clause 27.1 to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

27.5	Immediate recourse

Each Cross-Guarantor waives any right it may have of first requiring NAB to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Cross-Guarantor under this clause. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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27.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, NAB may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set-off or otherwise) by NAB (or any trustee or agent on its behalf) in respect of those amounts, or appropriate apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Cross-Guarantor shall be entitled to the benefit of the same; and

(b)

without limiting paragraph (a), refrain from applying any moneys received or recovered (by set-off or otherwise) from any Cross-Guarantor on account of any Cross-Guarantor's liability under this clause in discharge of that liability or any other liability of an Obliger, and claim or prove against anyone in respect of the full amount owing by the Obligors.

27.7	Deferral of Cross-Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless NAB otherwise directs, no Cross-Guarantor will:

(a)	exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by an Obligor;

(ii)	to claim any contribution from any other guarantor of or provider of security for any Obliger's obligations under the Finance Documents;

(iii)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of NAB under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by NAB;

(iv)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Cross-Guarantor has given a guarantee, undertaking or indemnity under clause 27.1; or

(v)	to exercise any right of set off against any Obligor;

(b)

in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

27.8	Trust

If, in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process), a Cross-Guarantor receives any sum in respect of any indebtedness of any nature owed to it by the Obligor, it will hold on trust for NAB so much of that sum as does not exceed the amount which may be or become payable to NAB under or in connection with the Finance Documents. It will promptly pay it to NAB.

27.9	Additional security

This guarantee, undertaking and indemnity is in addition to and is not in any way prejudiced by any other guarantee, undertaking and indemnity or security now or subsequently held by NAB.

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28.	POWER OF ATTORNEY

(a)

Each Obligor {for consideration received) irrevocably appoints NAB and each authorised officer or Controller appointed by NAB (each an Attorney) severally as its attorney for the purposes set out in clause (b).

(b)

In addition to doing anything which in the reasonable opinion of an Attorney is necessary or expedient for securing or perfecting this document and any Encumbrance created under a Security Document at any time, the Attorney may, after the occurrence of an Event of Default, do any of the following:

29.	ASSIGNMENT AND CHANGES TO THE OBLIGORS

29.1	Assignments and transfers by NAB

(a)

NAB may assign any of its rights or novate, sub-participate, sell-down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under any Finance Document without the consent of, or notice to, any Obligor.

(b)

In order to facilitate any such dealing, NAB may (but is not obliged to), from time to time, separate and sever any of its rights (or any part of any of its rights) described in a notice given by NAB to the Obligors from its other rights and obligations under any Finance Document. Any such notice is effective from the time of delivery so that:

(i)

the rights and obligations described in the notice are independent from, and may be assigned (including at law), novated, sub-participated, sold-down, transferred or otherwise dealt with separately from, any other rights and obligations of NAB under that Finance Document;

(ii)	the rights and obligations described in the notice may be exercised differently from any other rights and obligations of NAB under that Finance Document; and

(iii)	the Amount Owing in respect of those rights may be calculated separately from the other Amount Owing.

29.2 Assignments and transfers by Obligors

No Obligor may assign its rights or novate its obligations or otherwise deal with its rights and obligations under any Finance Document without NAB's prior written consent.

29.3	Additional Borrowers
(a)	A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary may become an Additional Borrower only if:

(i)	NAB approves the addition of that Subsidiary;

(ii)

the Borrower delivers to NAB an Accession Letter, duly completed and executed by the Borrower and the Subsidiary, whereby the Subsidiary accedes as both an Additional Borrower and (unless the Subsidiary is already a Cross-Guarantor) an Additional Cross-Guarantor;

(iii)	the Borrower confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)

NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to NAB.

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(b)

If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Borrower with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.4	Additional Cross-Guarantors

(a)	A Borrower may request that any of its wholly-owned Subsidiaries becomes an Additional Cross-Guarantor. That Subsidiary may become an Additional Cross-Guarantor only if:

(i)	NAB approves the addition of that Subsidiary;

(ii)	the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the Subsidiary whereby the Subsidiary accedes as an Additional Cross-Guarantor; and

(iii)

NAB has received all of the documents and other evidence listed in Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Cross-Guarantor, each in form and substance satisfactory to NAB.

(b)

If NAB accepts and executes the Accession Letter and notifies the Borrower, the Subsidiary becomes an Additional Cross-Guarantor with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.5	Additional Security Providers

(a)	A Borrower may request that a person becomes an Additional Security Provider. That person shall become an Additional Security Provider if:

(i)	NAB approves the addition of that person;

(ii)	the Borrower delivers to NAB a duly completed and executed Accession Letter executed as a deed by the Borrower and the person whereby the person accedes as an Additional Security Provider; and

(iii)

NAB has received all of the documents and other evidence listed Annexure 6 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Security Provider, each in form and substance satisfactory to NAB.

(b)

If NAB accepts and executes the Accession Letter and notifies the Borrower, the person becomes an Additional Security Provider with effect on and from the date specified in the Accession Letter and is bound by the terms of this document.

29.6	Resignation of a Cross-Guarantor

(a)	A Borrower may request that a Cross-Guarantor ceases to be a Cross-Guarantor by delivering to NAB a duly completed and executed Resignation Letter.

(b)

If NAB (acting reasonably having regard to its legitimate commercial interests) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Cross-Guarantor shall cease to be a Cross-Guarantor with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Cross-Guarantor under the Finance Documents.

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29.7	Resignation of a Security Provider

(a)	A Borrower may request that a Security Provider ceases to be a Security Provider by delivering to NAB a duly completed and executed Resignation Letter.

(b)

If NAB (in its absolute discretion) accepts and executes the Resignation Letter and notifies the Borrower of its acceptance of the Resignation Letter, the Security Provider shall cease to be a Security Provider with effect on and from the date specified in the Resignation Letter and shall have no further rights or obligations as a Security Provider under the Finance Documents.

29.8	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the proposed Additional Obligor that the representations and warranties in this document are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.9	Accession Letters and Resignation Letters

For each Accession Letter or Resignation Letter, each Obligor for valuable consideration irrevocably appoints each Borrower to execute the Accession Letter or Resignation Letter on its behalf.

30.	CONFIDENTIALITY

(a)

Each party agrees that no party will disclose to an Interested Person, or any other person at the request of an Interested Person, any information of the kind described in section 275(1) of the PPSA unless allowed or required by law.

(b)	Each Obligor agrees that it will not authorise the disclosure of any information of the kind described in section 275(1) of the PPSA.

(c)	Each party agrees not to disclose information provided by the other party (including the existence or contents of this document) except:

(i)	to officers, employees, legal and clauses other advisers and auditors of an Obligor, NAB or a Receiver;
(i)	with the consent of the other party (who must not unreasonably withhold under their consent);
(ii)	if required by any stock exchange or stated, if allowed or required by law;
(iii)	by NAB under clause 25 (Liability for Regulatory Events) or in relation the document exercise of its rights under clause 29.1(a) (Assignments and transfers by NAB);
(iv)	by NAB to any Related Entity of NAB purpose or an Obligor;
(v)

by NAB to any assignee of NAB's NAB to rights under this document or any other arrangement (including a request, bill of exchange, agreement, NAB's guarantee oran Encumbrance) under Obligor that which obligations are or could in the future be owed to NAB provided the receiving party is bound by an email); or obligation of confidentiality;

(vi)

by NAB to any person in connection service with NAB exercising rights or dealing with rights or obligations including preparatory steps such as negotiating to with any potential assignee of NAB's giving rights or other person who is considering contracting (directly or indirectly) with NAB or a Receiver in connection with this document, or department or anyone who invests in or otherwise finances or administers such a that transaction, provided the receiving substitute party is bound by an obligation of address confidentiality;

(vii)	by NAB for the purpose of registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) relating to NAB's Security Documents; or
(viii)

by NAB to any Obligor or person NAB believes may become an Obligor, received; and provided that the prohibition under clause (a) or (b) is absolute and therefore none of the exceptions in this clause (c} apply to a disclosure under clause (a) or (b).

(d)	NAB agrees that each Borrower is providing its signed copy of this document on the condition that NAB complies with its obligations of confidentiality under clauses (a) and (c) above.

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31. COMMUNICATIONS AND NOTICES

(a)	Any communication or notice made or in connection with any Finance Document must be made in legible writing in English and, unless otherwise may be delivered by post or email.
(b)

Any communication or notices Drawdown Notice) under this may be submitted by an Authorised of an Obligor (or other person by or on behalf of the Obligor for the purpose) by any electronic method approved by NAB for a specific from time to time.

(c)	Any communication or notice from an Obligor, may be:
(i)	given by making it available at website and notifying the the information is available electronically (including by SMS or email); or
(ii)	given by other electronic method or by making it available on a service provided by NAB

Obligors may withdraw their agreement to receive notices by electronic means by giving NAB notice.

(d)

The address, email address, mobile telephone number and the department officer for whose attention the communication is to be marked is that identified in the Schedule or any substitute address, electronic address, email address or department or officer as an Obligor may notify to NAB (or NAB may notify to the Obligors, if a change is made by NAB) by not less than 5 Business Days' prior written notice.

(e)	Unless a later time is specified in the communication, a communication effect from the earlier of:
(i)	the time it is actually,received; and
(ii)	except in the case of a communication to NAB, the time it is deemed to be received under clause (f).

(f)	Subject to clause (g), any communication or notification will be deemed to be received:

(i)	if left at the recipient's address, at the time left at the relevant address;

(ii)

if sent electronically to a Borrower to an email address or if made available at NAB's website and notified to an Obligor under sub-clause (c) or if sent by another electronic method, at the time it was sent or when it was posted on a service provided by NAB;

(iii)	if by way of post, 3 Business Days (or 7 Business Days if sent overseas) after being posted; or

(iv)	if a notice is given by publishing it, at the time the notice is first published,

unless delivery or receipt is on a day which is not a Business Day or is after 4:00 p.m. (addressee's time) in which case it will be deemed to be received at 9:00 a.m.on the following Business Day.

(g)	Except in respect of a communication submitted under sub-clause (b), each communication to NAB:

(i)	must be addressed to the department or officer of NAB specified in accordance with (d); and

(ii)	where the Obligor is a company must be signed (either directly or with a digital image of their signature) by an Authorised Officer.

(h)

NAB may rely on any notice or communication from an Obligor, an Authorised Officer of an.Obligor or any other authorised person referred to in sub-clause (b), or on any notice or communication that NAB believes in good faith is from any of those persons.

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32.	ACCOUNTS AND CERTIFICATES

(a)

In any litigation, arbitration proceedings or other dispute resolution process arising out of or in connection with a Finance Document, the entries made in the accounts maintained by NAB are sufficient evidence of the matters to which they relate unless the contrary is proved.

(b)

Any certification or determination by NAB of an exchange rate, a rate of interest or any amount under any Finance Document is sufficient evidence of the matters to which it relates and any certification or determination by NAB of any other matter is sufficient evidence of the matters to which it relates unless and until it is established to be incorrect.

33.	ACCOUNTING FOR TRANSACTIONS

(a)	Each Borrower irrevocably authorises NAB to open such accounts as NAB reasonably determines to be necessary in connection with a Facility.

(b)

Each Borrower of a Facility irrevocably authorises NAB to debit from the Loan Account or Nominated Account for that Facility (if any) any amounts payable by the Borrower in relation to that Facility or account, including interest, Costs, Taxes, enforcement expenses and any amount payable under .an indemnity, unless otherwise stated or agreed.

(c)

If a Borrower authorises NAB to debit any amount from an account or one of two or more accounts, NAB can debit that amount from that account (or if more than one account, from any account it chooses) even if it causes the account to become overdrawn. Alternatively, if there are insufficient cleared funds in that account, the Borrower authorises NAB to debit that amount from any account of the Borrower NAB decides, including an account NAB opens in the Borrower's name.

(d)

If this document does not state to which account an amount may be debited or credited, NAB may debit or credit that amount from any account (including, for the avoidance of doubt, any Loan Account or Nominated Account) of the Borrower NAB decides, including an account NAB opens in the Borrower's name.

(e)	Where NAB debits an account in the name of a Borrower, opened by:

(i)	the Borrower, the Borrower must pay NAB interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

(ii)

NAB, the Borrower must pay NAB interest on the overdrawn balance of that account (other than an overdraft account where the balance does not exceed the applicable Facility Limit) at the Default Interest Rate applying to the relevant Facility or, if there is none, in accordance with the terms normally applied by NAB to accounts of that type; or

(iii)

either the Borrower or NAB, and the amount debited is not otherwise payable in accordance with this document, the overdrawn balance of the account (taking into account any limit applicable to that account) is immediately payable by the Borrower when NAB asks. It is to the Borrower's benefit to pay this amount as soon as possible to minimise fees and interest (including default interest).

(f)	Unless otherwise provided, NAB may apply any payment under or in connection with this document towards satisfying obligations under this document as NAB reasonably sees fit.

(g)	Where NAB is authorised to debit an amount from an account under this document, it can do so without prior notice.

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34.	STATEMENTS OF ACCOUNT

(a)

Subject to clause (b), NAB will provide the Borrower with a statement of account at least every 3 months for each Facility that is a revolving facility (such as an overdraft facility) and at least every 6 months for other credit facilities.

(b)	If NAB is not required by law to provide the Borrower with a statement, it may choose not to do so.

35.	BANKING CODE OF PRACTICE

Borrower represents and warrants to NAB that either:

(a)	it (or where it is a member of a corporate group, the group) had an annual turnover of greater than $10 million in the previous financial year; or

(b)	it (or where it is a member of a corporate group, the group) has more than 100 full time equivalent employees; or

(c)	it has more than $5 million total debt to all credit providers including:

(i)	any undrawn amounts under existing loans;

(ii)	any loans provided under this agreement; and

(iii)	the debt of all its related entities that are businesses; or
(d)	it is a company listed on the ASX or it is a government entity or it holds an Australian Financial Services Licence to be a responsible entity or to provide custodial or depository services,

and accordingly each Borrower acknowledges that the Banking Code of Practice does not apply to this agreement or the facilities being provided under it.

36.	GENERAL PROVISIONS

36.1	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of that or any other jurisdiction will in any way be affected or impaired.

36.2	No waiver

(a)

No failure to exercise, nor any delay in exercising, on the part of NAB, any right or remedy under a Finance Document will operate as a waiver, nor will any single or partial exercise of any right or remedy prevent any further exercise or the exercise of any other right or remedy.

(b)	The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

(c)	NAB need not resort to a right, power or Encumbrance under a Security Document before resorting to any other of them.

36.3	Amendments and waivers

(a)

Except as set out in clause (b), any term of a Finance Document may be amended or waived only in writing with the consent of NAB and the relevant Obligors and any such amendment or waiver will be binding on all parties.

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(b)

NAB may, acting reasonably, vary the terms of this document unilaterally by giving written notice to the relevant Borrower, by way of publication on NAB's website and/or advertisement in the local or national press or by giving notice in accordance with any provision of this document that expressly contemplates or permits the terms of this document to be varied unilaterally, at any time:

(i)

to the extent NAB reasonably considers necessary to ensure compliance with relevant laws or to reflect NAB's systems capabilities, provided such variation does not, in the reasonable opinion of NAB, result in a material change to the nature of the Facilities; or

(ii)	to the extent that this document expressly contemplates or permits the terms of this document to be varied unilaterally.

36.4	Counterparts

Each Finance Document may be executed in any number of counterparts, and if so, the counterparts taken together constitute one and the same instrument.

36.5	Continuing indemnities

(a)	All indemnities and reimbursement obligations in each Finance Document are continuing and survive termination of the Finance Document.

(b)	Each such indemnity is an additional, separate and independent obligation of each Obligor and no one indemnity limits the general nature of any other indemnity.

36.6	Consents and waivers

Each Obliger will comply with an conditions in any consent or waiver NAB gives under or in connection with a Finance Document. NAB will act reasonably in all the circumstances and in its legitimate business interests in determining such conditions and requirements.

36.7	Discretion in exercising rights

NAB may exercise a right or remedy or give or refuse its consent under or in connection with a Finance Document reasonably after having regard to its legitimate business requirements.

36.8	No liability for loss

NAB is not liable to any Obliger for any loss, liability or Costs caused by the exercise or attempted exercise of, or failure to exercise, or delay in exercising, a right or remedy under or in connection with a Finance Document, where:

(a)	there is no breach of a legal duty of care owed by NAB or by any of NAB's employees or agents; or

(b)	such loss or damage is not a reasonably foreseeable result of any such breach.
36.9	Rights and obligations are unaffected

Rights given to NAB, and an Obliger's obligations, under or in connection with a Finance Document, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise.

36.10 Inconsistent law

The Obligors may have statutory rights and protections available to them under Australian laws, including laws to protect small businesses from unfair contract terms. However, to the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.

36.11 Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on the subject matter.

36.12 Telephone recording

Each Obliger consents to NAB recording any telephone conversations between it and NAB in relation to any Facility that are customarily recorded in the finance industry or where the Obligor is notified prior to the commencement of the telephone conversation and such recordings being used for training and quality purposes and in any arbitral or legal proceedings.

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36.13 Reinstating avoided transaction

Each Obliger agrees that if a payment or other transaction relating to the Amount Owing is void, voidable, unenforceable or defective for any reason or a related claims upheld, conceded or settled (each an Avoidance), then even though NAB knew or should have known of the Avoidance:

(a)

each right, power and remedy of NAB, and each Obligor's liability under each Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(b)

it will immediately execute and do anything necessary or reasonably required by NAB to restore NAB to its position immediately before the Avoidance (including reinstating any Finance Document) and procure that each relevant Obligor does so.

This clause 36.13 survives any termination or full or partial discharge or release of any Finance Document.

14 Reading down and severance

(a)	If any law making unfair contract terms void could apply to a term in this document, the following rules apply to interpreting that term:

(i)

If the law would make the term void because the term permits NAB to exercise a right or discretion in a way or to an extent that would cause detriment to an Obligor, the term shall be read down and construed so as not to permit NAB to exercise the right or discretion in such a way or to such an extent but otherwise the term shall be construed as permitting NAB to exercise the right or discretion in all ways and to any extent consistent with the term.

(ii)

if the law would make the term void because the term imposed a particular amount for a fee or charge, the term shall be read down and construed as authorising the maximum amount for that fee or charge which would not cause the term to be void.

(iii)

If the law would make the term void because it authorised NAB to recover costs or losses or damages to be calculated by NAB in a specified way or in a way NAB chooses, the term shall be read down and construed as authorising NAB to recover the maximum reasonable costs, losses and damages to be calculated in a reasonable way that did not cause the term to be void.

(iv)	If, despite the application of rules (i),

(ii) and (iii) to the term, the law would make the term void, the term is to be read down and construed as if it were varied, to the minimum extent necessary, so that the term is not void.

These reading-down rules apply before the following additional reading-down and severance provision:

(b)	If a provision of this document is void or voidable or unenforceable by NAB, but would not be void or voidable or unenforceable if it were read down, it shall be read down accordingly.
(c)	If, despite paragraph (b), a provision of this document is still void or voidable or unenforceable by NAB:

(i)	if the provision would not be void or voidable or unenforceable if a word or words were omitted therefrom, that word or those words (as the case may be) are severed; and

(ii)	in any other case, the whole provision is severed, and the remainder of this document has full force and effect.

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37.	GOVERNING LAW AND JURISDICTION

(a)	This document is governed by the laws of the Governing Law Jurisdiction.

(b)

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Governing Law Jurisdiction (and any court of appeal) and waives any right to object to an action being bought in those courts, including on the basis of inconvenient forum or those courts not having jurisdiction.

(c)	This clause 37 (Governing Law and Jurisdiction) is for the benefit of NAB only. As a result, NAB will not be prevented from taking proceedings in any other court with jurisdiction.

(d)	To the extent permitted by law, NAB may take concurrent proceedings in any number of jurisdictions.

38.	ACKNOWLEDGEMENT

Each Obligor acknowledges that, except as expressly set out in a Finance Document:

(a)

none of NAB or any of its advisers has given any representation or warranty or other assurance to it in relation to any Finance Document or the transactions contemplated by any Finance Document, including as to Tax or other effects;

(b)	it has not relied on NAB or any of its advisers or on any conduct (including any recommendation) by NAB or any of its advisers;

(c)	it has had the opportunity to obtain its own independent financial, Tax and legal advice and has done so or has elected not to do so;

(d)

where an Obligor has granted a Security Document (including any Guarantee) in favour of NAB, each Security Document (including any Guarantee) is, and remains, in full force and effect and continues and extends to secure all present and future obligations of that Obligor to NAB in respect of the Facilities; and

(e)

if it gives NAB personal information about someone else, or directs someone else to give their personal information to NAB, it must show that person a copy of the Privacy Statement so that they understand the manner in which their personal information may be used or disclosed.

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ANNEXURES

ANNEXURE 1: VERIFICATION CERTIFICATE VERIFICATION CERTIFICATE

To:National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

We, being [directors][a director and company secretary] of the Company [I, being the sole director of the Company] hereby certify as follows:

Except where otherwise defined, capitalised terms used in the Finance Agreement dated on or about the date of this certificate between the Company and NAB have the same meaning when used in this certificate.

1.	SPECIMEN SIGNATURES

The following are the signatures of the persons appointed as Authorised Officers and attorneys of the Company for the purposes of the Finance Documents or who are otherwise authorised to sign a Finance Document on behalf of the Company.

Authorised Officers

Signature of Authorised Officer	Signature of Authorised Officer
Name:	Name:
Title:

Attorneys

Signature of Attorney	Signature of Attorney
Name:	Name:
Title:	Title:

2.	AUTHORISATIONS

(a)	Attached to this certificate marked "A" are true, complete and current copies of each [list Material Authorisations].

(b)

Other than the documents listed above, no other Authorisations are necessary for the Company to enter into, observe its obligations under, and perform the transactions contemplated by, each Finance Document to which it is expressed to be a party.

3.	SOLVENCY DECLARATION

(a)

As at the date of execution of each Finance Document the Company is solvent (as defined in section 95A(1) of the Corporations Act) and will not become insolvent (as defined in section 95A(2) of the Corporations Act) by entering into and complying with its obligations under each Finance Document.

(b)	The Company has at all times complied with its obligations under section 286 of the Corporations Act.

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(c)

To the best of our knowledge, no application or order has been made, no proceedings have been commenced, no resolutions have been passed or proposed in a notice of meeting and no other steps have been taken for:

(i)	the winding up, dissolution or administration of the Company or of any Trust or Registered Scheme of which the Company acts as trustee or responsible entity, as the case may be; or

(ii)	the Company entering into an arrangement, compromise or composition with or assignment of the benefit of its creditors or a class of them.

4.	POWER OF ATTORNEY

Attached to this certificate marked "B" is [an original] [a true, complete and current copy] of a power of attorney which the Company is to use or has used to execute a Finance Document.

5.	FINANCIAL STATEMENTS

Attached to this certificate marked "C" is [a true, complete and current copy] of the most recent [insert details of Finance Statements] of the Company [and the Group].

6.	MATERIAL DOCUMENTS

Attached to this certificate marked "D" are [true, complete and correct copies] of the following Material Documents:

[insert list]

To the extent that any of these Material Documents has been provided to NAB prior to the date of this certificate, we certify that the copies provided are true, up-to-date and complete.

MULTIPLE DIRECTORS

Signature of director	Signature of director/company secretary
Name of director (print)	Name of director/company secretary (print)
Date	Date

SINGLE DIRECTOR

Signature of sole director and sole company secretary

Name of sole director and sole company secretary (print)

Date

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ANNEXURE 2: COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

To:National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified]

3.	[We confirm that no Default [or Review Event] is continuing.]*

* If this statement cannot be made, the certificate should identify any Event of Default, Potential Event of Default or Review Event that is continuing and the steps, if any, being taken to remedy it.

MULTIPLE AUTHORISED OFFICERS

Signature of Authorised Officer	Signature of Authorised Officer
Name (print)	Name (print)
Date	Date

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ANNEXURE 3: DRAWDOWN NOTICE

DRAWDOWN NOTICE

To:National Australia Bank Limited (NAB)

From: [insert name and ACN] (the Company)

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1.	We refer to the Agreement. This is a Drawdown Notice. Terms defined in the Agreement shall have the same meaning in this Drawdown Notice unless given a different meaning in this Drawdown Notice.

2.	[For facilities other than Bank Guarantee Facilities] We wish to make a Drawing on the following terms:

Proposed Drawdown Date:	] (or, if that is not a Business Day, the next Business Day)

Facility for Drawing:	[Insert details of Facility]

[Currency:]

Amount:	] or, if less, the Available Facility

Interest Period:

Proceeds to be credited to:	[Account]

3.	[For Bank Guarantee Facilities] We request that the following Bank Guarantee(s) be prepared by NAB and made available for collection by [ourselves/the Beneficiary]:

Beneficiary:	[Name, ABN/ACN and address]

Agreement:

Amount:	$[

Termination Date:

We acknowledge that the Bank Guarantee(s) above will be issued under, and will be subject to the terms of, the Bank Guarantee Facility under the Agreement. NAB will continue to be indemnified in accordance with the terms of that Bank Guarantee Facility in respect of any amount it pays to a Beneficiary under the Bank Guarantee(s) requested.

4.	We confirm that each condition specified in Clause [*] is satisfied on the date of this Drawdown Notice. [except as described in the notice dated [*] given to you, a copy of which is attached]
5.	The proceeds of this Drawing should be credited to [account].

6.	This Drawdown Notice is irrevocable.

Yours faithfully

Authorised Officer

[Company on behalf of] [name of relevant Borrower]

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ANNEXURE 4: FORM OF ACCESSION LETTER

To:National Australia Bank Limited (NAB)

From: [Additional Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Date: [insert date]

Finance Agreement dated [insert date] (the Agreement)

We refer to the Finance Agreement. This is an Accession Letter. Terms used in the Finance Agreement shall have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

[[Additional Obligor] agrees to become an Additional Borrower in respect of [all Facilities]/[specify relevant Facilities] and to be bound by the terms of the Finance Agreement as an Additional Borrower pursuant to Clause 29.3 (Additional Borrowers) of the Finance Agreement.]

[[Additional Obligor] agree s to become an Additional [Cross-Guarantor]/[Security Provider] and to be bound by the terms of the Finance Agreement as an Additional [Cross-'Guarantor]/[Security Provider] pursuant to[Clause 29.4 (Additional Cross-Guarantors)]/[Clause 29.5 (Additional Security Providers)] of the Finance Agreement.]

[Additional Obligor] agrees to do all things that are required under the Finance Agreement to be done in connection with becoming an Additional [Borrower]! [Cross-Guarantor]/ [Additional Security Providers].

[Each of the following is specified as a Security Document for purposes of the Finance Agreement:

[Insert details of new Security Documents including Facilities to be secured]

The details for service of communications to [Additional Obligor] are as follows:

Address:

Email:

Attention:

This Accession Letter is governed by the laws of [name of state or territory]. This Accession Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

This Accession Letter is entered into as a deed.

[Borrower]	[Additional Obligor]

This Accession Letter is accepted by NAB and the accession date is confirmed as[*].

Executed on behalf of National Australia Bank Limited by its Attorney who holds the position of Level ) Attorney under Power of Attorney dated 1 March 2007 in the presence of:))

)

Signature of Witness		Signature of Attorney

Name of Witness (print)		Name of Attorney

© National Australia Bank Limited	102

ANNEXURE 5: FORM OF RESIGNATION LETTER

To:National Australia Bank Limited (NAB)

From: [Resigning Obligor] and [Borrower] for itself and on behalf of each other person who is an Obligor at the date of this letter

Dated: [insert date]

Finance Agreement dated [insert date] (the Agreement)

1.

We refer to the Finance Agreement. This is a Resignation Letter. Terms used in the Finance Agreement shall have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.Pursuant to [Clause 29.6 (Resignation of a Cross-Guarantor)]/ [Clause 29.7 (Resignation of a Security Provider)], we request that [resigning Obligor] be released from its obligations as a

[Cross-Guarantor]/[Security Provider] under the Finance Agreement.

3.This Resignation Letter is governed by the laws of [name of state or territory]. This Resignation Letter may be executed in any number of counterparts and, if so, the counterparts taken together constitute one and the same instrument.

[resigning Obligor]	[Borrower]

By:

This Resignation Letter is accepted by NAB and the resignation date is confirmed as[*].

Executed on behalf of National Australia Bank Limited

by its Attorney who holds the position of Level)

Attorney under Power of Attorney dated 1 March 2007

in the presence of:)

)

)
Signature of Witness	)	Signature of Attorney

)
Name of Witness (print))		Name of Attorney

© National Australia Bank Limited	103

Borrowing Base Annexure to the Global Trade Finance Specific Conditions

1.	WHAT THIS DOCUMENT IS ABOUT

This Annexure applies if the Facility Details for a Trade Refinance Facility specify that it applies. It is to be read in conjunction with the Business Lending General Terms and the Global Trade Finance Specific Conditions which apply to this Facility.

2.	ADDITIONAL SPECIFIC REQUIREMENTS FOR USE OF THE FACILITY

In addition to clause 4 of the Business Lending General Terms and clause 4 of the Global Trade Finance Specific Conditions, the additional requirements for the first drawing of the Facility are set out in clause 2.1 and the additional requirement for each use of the Facility is set out in clause 2.2.

2.1	First drawing

Before you provide us with the first Drawdown Notice under the Facility, we must have received the following, in form and substance satisfactory to us:

(a)	a certified copy of each Relevant Document, properly completed and executed;
(b)	a certified copy of each Insurance Policy and the certificate of currency relating to it;
(c)	evidence that the Approved Inventory Location has been inspected by us and we have approved the quantity of Approved Inventory located at the Approved Inventory Location;

(c)	evidence that we have been granted a right of entry to each Approved Inventory Location; and
(d)

evidence that each security interest given in our favour, or which the Borrower or any Security Provider has under PPS Law, including any security interest it may have in inventory located at an Approved Inventory Location, has been registered under the PPS Law.

2.2	Each drawing

Before you provide us with any Drawdown Notice under the Facility, we must have received any additional documents or information we reasonably request for the purposes of determining the Borrowing Base Limit or the operation of this Facility, in form and substance satisfactory to us.

3.	DRAWDOWN NOTICE

Each Drawdown Notice must be substantially in the form attached to this Annexure. You may only submit a Drawdown Notice if:

(a)	you have provided us with a Borrowing Base Report in accordance with clause 5.1(a);

(b)	prior to and following the proposed drawing, no more than two drawings denominated in Australian Dollars would be outstanding; and
(c)	prior to and following the proposed drawing, the Facility Amount Owing for this Facility would not exceed the Borrowing Base Limit.

4.	ADDITIONAL PROMISES WE RELY ON

In addition to your other promises, you also make the following promises to us.

(a)	All:

(i)	receivables listed in a Borrowing Base Report are Approved Receivables and those receivables identified as Trade Credit Insured Receivables are covered under an Insurance Policy;

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(ii)	inventory listed in a Borrowing Base Report is Approved Inventory; and

(iii)	of the information in each Borrowing Base Report are true and accurate and not misleading in any respect.

(b)	You have good title to:

(i)	the inventory and receivables listed in a Borrowing Base Report; and

(ii)	the goods being sold to each buyer listed in a Borrowing Base Report,

free and clear of any Security Interest, and you are lawfully entitled to assign or grant any Security Interest over any receivable or inventory listed in a Borrowing Base Report, and there are no restrictions or prohibitions on you doing so.

(c)	Each Relevant Document is in full force and effect, and has not been amended or terminated without our consent.

(d)	Each Storage and Handling Agreement is on substantially the same terms as the standard industry terms.

(e)	There is no current, pending or threatened dispute in respect of any Contract relating to the inventory or receivables listed in any Borrowing Base Report or any Storage and Handling Agreement.

5.	ADDITIONAL UNDERTAKINGS

5.1	Undertakings

In addition to your other undertakings to us, you must:

(a)	provide to us an up-to-date Borrowing Base Report:

(i)	on the first day of each monthly period following the date of this Agreement;

(ii)	in respect of each drawing, no earlier than two Business Days before the proposed date of drawdown and no later than one Business Day before the proposed date of drawdown;

(iii)	at such other times we may reasonably require;

The report must reflect the current position as at the date it is provided to us.

(b)	unless we agree in writing:

(i)	not agree to any variation or termination of any Relevant Document; and

(ii)

provide to us, a certified copy of each Relevant Document and any variation to a Relevant Document, entered into after the date of this Agreement with our prior consent by no later than two Business Days after it is signed;

(c)	unless we agree in writing:

(i)	maintain each Insurance Policy and comply with all of the terms of the Insurance Policy;

(ii)

ensure that we are notified within two Business Days of any change made to an Insurance Policy and promptly provide to us, a copy of all notices or other communications you receive under any Insurance Policy;

(d)	ensure that:

(i)

we (or the Inspection Agent) are permitted to undertake a field inspection in relation to any Approved Inventory Location and your debtor management systems at such times as we require subject to the following:

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(A)	each type of inspection is not undertaken more than once every half-year after the date of this Agreement (General Field Inspection);

(B)	you receive at least than 30 days' notice; and

(C)	we (or the Inspection Agent) and the relevant personnel comply with the Approved Storage Location Operator's operating procedures and occupational health and safety guidelines;

(ii)	we (or the Inspection Agent) have access to all premises and records for the purposes of undertaking such field inspection;

(iii)	you, if applicable, procure that the Inspection Agent provides to us a Site Quality Inspection Due Diligence Report in respect of each Approved Inventory Location;

(e)

ensure that payments made by each buyer listed in a Borrowing Base Report are made directly to the Nominated Account (as defined in the Facility Details of this Facility) and that all invoices issued to such persons stipulate this; and

(f)	comply with your own Risk Management Policy.

5.2	Negative Pledge

You undertake to us that, for so long as you have any outstanding obligations or liabilities to us in connection with this Facility, you must:

(a)	ensure that the Approved Inventory and Approved Receivables are not subject to any Security Interest except in our favour; and

(b)	not sell, assign, dispose of or otherwise deal with any Approved Receivables (or any interest in them) to any person other than us.

6.	ADDITIONAL REVIEW EVENT

(a)	Each of the following is a review event (Review Event):

(i)	any of the following persons is Insolvent:

(A)	an Approved Storage Location Operator operating a location where Approved Inventory is stored; or

(B)	an Approved Buyer in respect of which any Approved Receivable remains outstanding from that Approved Buyer.

(b)	Promptly after you become aware that a Review Event has occurred, you must give us full details of that Review Event and any steps you have taken, or are proposing to take, to remedy it.

(c)

You and we agree to enter into negotiations for at least 30 days (Review Period), with a view to agreeing terms on which we would be prepared to offer to provide, fund or maintain all or any of this Facility.

(d)	If agreement is reached, you must do all acts and execute all documents as we reasonably require to document, or to protect, preserve or secure our rights and interests under, such agreement.

(e)

If agreement is not reached by the end of the Review Period or if you fail to comply with your obligations under clause 6(d), an additional Adverse Event will arise and we may exercise any of our rights set out in this Agreement.

7.	ADDITIONAL ADVERSE EVENTS

Clause 11 (Default) of the Business Lending General Terms - which sets out provisions in relation to Default, including Payment Defaults and Adverse Events (and their consequences) - applies to this

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Agreement. In addition, as this is a Specialised Facility, an Adverse Event will also occur under this Facility if:

(a)	an Approved Insurer of an Insurance Policy held by you is Insolvent; or

(b)	clause 6(e) applies.

8.	ADDITIONAL CONSEQUENCES OF DEFAULT

If you are in Default and we are entitled to take Enforcement Action, in addition to any other rights and obligations under the Business Lending General Terms:

(a)

we (or an Inspection Agent) may undertake an inspection in relation to any Approved Inventory Location and your debtor management systems at any time within ordinary business hours without prior notice (and subject otherwise to clause 5.1(d));

(b)	we may require you to take any action that we consider reasonable and appropriate in relation to any Insurance Policy (including requiring you to assign any Insurance Policy to us); and

(c)	in respect of an Approved Buyer, we may:

(i)	require sales agreements and receivables to be assigned or novated to us; and

(ii)	exclude the receivables owing by that Approved Buyer from the Borrowing Base Limit.

9.	POWER OF ATTORNEY

(a)

You irrevocably, for valuable consideration, appoint us and each of our authorised officers severally to be your attorney (Attorney) to execute and deliver all documents and instructions and do all things under and in connection with any Insurance Policy.

(b)	The Attorney may appoint or remove any substitute or delegate or sub-attorney.

(c)	You agree to ratify anything done by the Attorney in exercising its powers under this clause.

10.	FOREIGN CURRENCY TRANSACTIONS

If the Facility involves a foreign currency and if the amount of a proposed drawing in a Drawdown Notice would cause the Balance Owing in Australian Dollars (when we notionally convert it at our prevailing Exchange Rate) to exceed the Borrowing Base Limit, we may amend the Drawdown Notice so that the Borrowing Base Limit will not be exceeded as a result of such drawing.

11.	FEES

In addition to any other fees payable under this Agreement (including those set out in the Facility Details}, you must pay the Drawdown Fee in respect of each drawing on the repayment date for that drawing.

12.	ACKNOWLEDGEMENT AND CONSENT

You agree and acknowledge that, for the purposes of our ongoing monitoring of the Facility and to assist us to manage our risks under the Facility, we may wish to provide information about you and the Facility to a service provider (including any service provider located outside Australia). You irrevocably consent to this occurring, provided at all times that the service provider has obligations of confidentiality to us.

13.	INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in this Annexure with a specific meaning are explained in the Facility Details, the Business Lending General Terms or below.

Advance Rate means the rate corresponding to the relevant inventory category and Approved Storage Location, as follows:

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Inventory category	Approved Storage Location	Advance Rate
Tier 1 -All: Wheat Barley Sorghum Canola

Pasture Genetics Pty Ltd

Seed Genetics Australia Pty Ltd O'Neil Transport Pty Ltd

Land Storage and Distribution Pty Ltd Monaro Freight Pty Ltd

Tasmanian Freight Services Pty Ltd Rural Logistix Pty Ltd

Leocata's Transport Pty Ltd Gippsland Couriers Pty Ltd K&S Seed Processors Pty Ltd Landmark Corporation Pty Ltd Northern Agri Services Pty Ltd Pursehouse Rural Pty Ltd AusWest Seeds Pty Ltd Holbrook Seeds Pty Ltd Maitland Clean Grain Pty Ltd Manoora Seeds Pty Ltd Modra Seeds Pty Ltd

Morton Seed and Grain PtyLtd Upper Murray Seeds Pty Ltd Lovitts Seeds Pty Ltd Tasmanian Seed Dressing and Storage CompanyPty  Ltd AGF Seeds Pty Ltd

Baker Seeds Pty Ltd Frances Seeds Seed Pty Ltd LSDToowoomba

Land TSP Pty Ltd Tatiara Seeds Pty Ltd

Heazlewood Seeds Pty Ltd

Kongal Seeds Pty Ltd

PGG Wrightson Seeds Pty ltd Agrifoods Australia

		60%
Tier2-AII: Lupins Peas Beans Lentils Chick Peas Vetch Sunflower White Clover Medic Lucerne (Alfalfa) Sunflower Triticale Rye Grass Fescue Oats Brassica & Herbs Forage Cereals Multi-crop Blends Grass Tropical Grasses Tropical Legumes Turf Annual Ryegrass Perennial Ryegrass Millet		60%
	COB Warehousing
	ISDS Warehouse - Toowoomba
	Seed SolutionsAustralia
	Seedcorp
	TAMWORTH W/H - Rural Logistics
	Wilson Brothers
	BALLARAT W/H - Oneils Tspt
	K&S Seed Processors
	LAUNCESTON W/H - Tas Freight
	Deniliquin - S&W
	TAMWORTH - S&W

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Approved Buyer means:

(a)	a person named, from time to time, as a buyer approved by the insurer (or approved by you exercising a delegated authority granted by the insurer) as being covered under an Insurance Policy;

(b)	such other persons approved us in writing, who purchases goods or services or both from you.

Approved Insurer means:

(a)	in respect of Trade Credit Insured Receivables, Atradius; and

(b)	in respect of Approved Inventory, an insurer acceptable to us.

Approved Inventory means inventory described in the table in the definition of Advance Rate (including all industry accepted grades and sub type of the types listed as such) which inventory also satisfy the following criteria:

(a)	the country of origin is not a Sanctioned Country;

(b)	stored in the Approved Inventory Location;

(c)	covered by an Insurance Policy; and

(d)	pre-sold on standard industry terms.

Approved Inventory Location means each of the following locations:

(a)	All 'Approved Storage Locations' listed above; and

(b)	such other locations as agreed between us and you in writing provided that we are granted a right of entry in form and substance satisfactory to us in respect of each such location.

Approved Receivables means receivables of yours in respect of which:

(a)	the buyer is an Approved Buyer;

(b)	payment has not remained outstanding for more than 21 days past the invoice due date; and

(c)	the invoice is due and payable in full in accordance with terms approved by us and not subject to any dispute, counterclaim or set-off.

Approved Storage Location Operator means all storage locations listed above, or such other operators as you and we agree in writing.

Borrowing Base Limit means the lesser of the Facility Limit and the total of the following:

(a)	Advance Rate of the Agreed Average Selling Price of each Approved Inventory that is within the relevant Location;

(b)

80% of the book value of Trade Credit Insured Receivables that are within the relevant Buyer Limit (provided that if the resulting amount comprises an amount for an Approved Buyer that exceeds its Buyer Limit, then any amount exceeding its Buyer Limit will be disregarded for the purposes of this calculation).

Borrowing Base Report means a report which provides information in relation to the Approved Inventory and Approved Receivables including:

(a)	information in sufficient detail for us to be able to identify type, grade, volume, value and location of inventory and identify amounts receivable from each Approved Buyer;

(b)	details of all Approved Inventory, including:

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(i)	country of origin;

(ii)	location;

(iii)	product type;

(iv)	quantity;

(v)	grade;

(vi)	average sale price;

(vii)	weekly Inventory valuation price (to be calculated using the Current Market Value of Approved Inventory);
(viii)	total value;

(c)	summary details of each invoice in relation to each Approved Receivable listing amounts owed to you by Approved Buyers including:

(i)	name;

(ii)	payment terms;

(iii)	credit limit;

(iv)	invoice reference number;

(v)	date of issue of invoice;

(vi)	value of invoice; and

(vii)	due date for payment in relation to invoice;

(d)	a summary sheet showing the calculation made to arrive at the Borrowing Base Limit, such summary sheet to be in the form agreed by us.

Buyer Limit for an Approved Buyer means in respect of a Trade Credit Insured Receivable, the lesser of the limit specified for a buyer under the Insurance Policy and any limit nominated for that buyer by us from time to time.

Contract means a contract for goods or services.

Current Market Value means the current market value calculated using the method determined by us from time to time.

Drawdown Fee means $100 per drawing.

General Field Inspection has the meaning it has in clause 5.1(d)(i)(A) of this Annexure. Inspection Agent means RSM or any substitute agent appointed by us from time to time. Insurance Policy means each insurance policy set out below:

(a)

an insurance policy issued by an Approved Insurer in your and our name as first loss payee in form and substance satisfactory to us covering commercial default or non-payment (and country risk if applicable) in relation to the payment obligations of the buyer under a Contract and each Invoice related to that Contract;

(b)

an insurance policy issued by an Approved Insurer in your and our name as first loss payee in form and substance satisfactory to us covering all risk and any losses and covering 100% of the Approved Inventory; and

(c)	any other insurance policy required by us in connection with the inventory and receivables listed in a Borrowing Base Report.

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Location Limit, in respect of an Approved Inventory Location, means the limit nominated for that Approved Inventory Location by us from time to time.

Relevant Document means each of the following:

(a)	each sales agreement entered into by you on terms substantially the same as the sales terms approved by us;

(b)	storage and handling terms approved by us which includes rights for the you or us to control and deal with the stored inventory in agreed circumstances;

(c)	each Storage and Handling Agreement on terms substantially the same as the storage and handling terms approved by us; and

(d)	your Risk Management Policy.

Risk Management Policy means a risk and collections policy with respect to inventory and receivables management.

Sanctioned Country means a country affected by Australian sanction laws as notified by the Commonwealth Department of Foreign Affairs and Trade at http://dfat.qov.au/international relations/security/sanctions/sanctions-regimes/Pages/sanctions-regimes.aspx

Site Quality Inspection Due Diligence Report means a site quality inspection due diligence report provided by the Inspection Agent addressed to us setting out the results of the inspection in relation to [the Inventory and each Approved Inventory Location and covering any other matters as may be notified to you by us.

Storage and Handling Agreement means an agreement between you and an operator of a storage facility.

Tier 1 Approved Inventory means:

•	Wheat
•	Barley
•	Sorghum
•	Canola

Tier 2 Approved Inventory means:

•	Lupins
•	Peas
•	Beans
•	Lentils
•	Chick Peas
•	Vetch
•	Sunflower
•	White Clover
•	Medic
•	Lucerne (Alfalfa)
•	Sunflower
•	Triticale
•	Rye Grass
•	Fescue
•	Oats
•	Brassica & Herbs
•	Forage Cereals
•	Multi-crop Blends
•	Grass
•	Tropical Grasses
•	Tropical Legumes
•	Turf
•	Annual Ryegrass
•	Perennial Ryegrass
•	Millet

Trade Credit Insured Receivables means each Approved Receivable that is insured by an Approved Insurer for no less than 90% of the accounts receivable value.

Trade Refinance Facility or this Facility means any Facility titled 'Trade Refinance Facility' in the Facility Details to which this Annexure applies.

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To:National Australia Bank Limited ABN 12 004 044 937 Level3
1 Homebush Bay Drive Rhodes NSW 2138
Attention: Borrowing Base Trade R finance Team (NAB)

From: S&W Seed Company Australia Pty Ltd (ABN: 44 061 114 814) (Customer or We)

BORROWING BASE TRADE REFINANCE - DRAWDOWN NOTICE

We refer to the Business Letter of Offer between NAB and the Customer dated(Agreement).

We request NAB to provide the loan described in this form.

Section A Request (complete all sections)

Proposed Drawdown Date
Facility Limit (Currency and amount of Facility Limit)	AUD32,000,000.00
Amount (Currency and amount of proposed drawing)
Term of drawing (Number of days)
Drawing Repayment Date

Proceeds of this drawing are to be credited to the Customer's Nominated Account (as defined in the Agreement).

Section B Repayment Instructions

On the Drawing Repayment Date, NAB is authorised to debit the Customer's Nominated Account (as defined in the Agreement), with the Amount plus the applicable interest, fees and charges.

Section C Borrowing Base Report

☐Copy of the Borrowing Base Report relating to this drawing is attached.

We certify the Borrowing Base Report accompanying this request is true and correct as at the date of this request.

Section D Acknowledgement and Authority

We agree and acknowledge that:

•	each of the conditions in the Agreement is satisfied on the date of this request except as otherwise notified to NAB.
•	each of the "Promises we rely on" in the Agreement (including in the Borrowing Base Annexure) are true in respect of the facts existing at the date of this request.
•	NAB may amend this request to reduce the amount of the proposed drawing in accordance with the terms of the Borrowing Base Annexure.

This request is governed by the terms and conditions of the Agreement.

This request is irrevocable.

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For and on behalf of

(Full name and ACN/ABN of applicant)

By:

(Authorised Signature)	(Authorised Signature)

(Name in block letters)	(Name in block letters)

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GENERAL SECURITY AGREEMENT

IMPORTANT NOTICE

There are important things you need to know before signing this General Security Agreement ("this Security Agreement"):

•     This Security Agreement sets out the terms on which you grant a Security Interest in Collateral to us.

•     Before you sign this Security Agreement you should get independent legal and financial advice.

•     There are financial and other risks involved in signing this Security Agreement, including the risk of loss of the Collateral.

Meanings of words - the meanings of key words used in this Security Agreement are either explained in the Details or at the end of this Security Agreement.

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686

DETAILS

Our details ("we" or "us" or "our'')
National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686 Address: 800 Bourke Street, Docklands, Victoria, 3008

Grantor details ("you" or "your'' or "Grantor'')
Company Details
Name:	Pasture Genetics Pty Ltd
ACN/ABN/ARBN:	074 290 252
ARSN (if Company is
Responsible Entity of a
Registered Scheme):
Address:	Level 2, 180 Flinders Street , Adelaide SA 5000
Fax Number:

TERMS

1.	OUR PROMISE TO YOU

We will act reasonably and fairly towards you, taking into account your and our respective business interests. That includes whenever we are:

•	considering any request you make; or
•	deciding whether to give our consent or to exercise a right, discretion or remedy in connection with this Security Agreement; or
•	setting any conditions for doing any of those things.

It's worth noting that even if we don't make a decision or do something straight away, we may still do so later on. This includes where we delay or defer doing so, or we temporarily waive a requirement.

2.	IMPORTANT INFORMATION ABOUT THIS SECURITY AGREEMENT

2.1	Why you're giving us this Security Agreement

You acknowledge you're giving us this Security Agreement (and incurring obligations and giving rights under it) in return for us entering into the Finance Documents and the transactions contemplated by those documents, and so that we'll provide or continue to provide loans or other forms of finance to you or a Customer.

2.2	What you give us in this Security Agreement

This is a very important document. By signing this Security Agreement you:

(a)	make promises to us - for example, to confirm information about you, your business, the Collateral and other matters;
(b)	agree to do certain things-for example, you may have to pay money owed by an Obligor;
(c)

give us rights in relation to you and the Collateral -for example, if you do not comply with your promises or obligations, we may take possession of the Collateral, sell or otherwise deal with it, and take other action to recover the Amount You Owe Us; and

(d)	take on financial and other risks, including the risk of loss of the Collateral.

2.3	Your obligations continue

Your obligations under this Security Agreement continue even if we release all or some of the Collateral from this Security Agreement. A full release of Collateral will not release you from liability under this Security Agreement until we've received all of the Amount You Owe Us - and we're satisfied that we can retain all payments received (for example, we may not be satisfied if another person could claim that a payment has to be repaid for any reason).

3.	IMPORTANT INFORMATION ABOUT YOU

3.1	You're liable separately on your own and jointly with alI other Grantors

You're liable for all of the obligations under this Security Agreement both separately on your own and jointly with anyone else named in the Details as a Grantor. That means you may have to do things (including pay money) even if any of the other Granters don't do those things. Accordingly, in this Security Agreement, a reference to 'you' is a reference to each Grantor individually as well as to all Grantors jointly.

3.2	If you're a trustee

You agree that if you're a trustee of a Trust:

(a)	this Security Agreement and each obligation you incur under it binds you in your personal capacity and as trustee of the Trust; and

(b)	we have recourse to all of your Collateral, including the Trust Property, when seeking to recover the Amount You Owe Us, whether that property is owned by you beneficially or held by you as trustee.

3.3	If you're a partner in a Partnership

You agree that if you're a partner of a Partnership:

(a)	then clause 3.1 applies to each partner; and
(b)

this Security Agreement will continue to bind each person who is a partner at the date of this Security Agreement and each person who becomes a partner, despite changes in the membership of the Partnership or the fact that the person is no longer a member of the Partnership.

4.	YOU AGREE TO PAY THE AMOUNT YOU OWE US WHEN IT IS DUE

You agree to pay us the Amount You Owe Us in accordance with the terms of any agreement in writing to do so, including when and as specified in that agreement. However, if:

(a)	there is no such agreement; and
(b)	payment is not otherwise due because you are in Default,

then we may declare at any time by reasonable notice to you the Amount You Owe Us is payable either promptly on demand or at the latest within 2 Business Days of making the demand.

5.	YOU GRANT US A SECURITY INTEREST IN THE COLLATERAL

5.1	Security Interest
(a)	You grant us a security interest in the Collateral to secure the payment of the Amount You Owe Us.
(b)	Without limiting the meaning of 'Collateral' in this Security Agreement, this security interest is taken in all of your present and after-acquired property.
(c)

The security interest created by this Security Agreement is a charge. If for any reason it is necessary to determine the nature of this charge, it is a floating charge over Revolving Assets and a fixed charge over all other Collateral. Clauses 6.2 and 6.3 set out rules for how you may deal in Revolving Assets.

5.2	Legal, beneficial and joint ownership of the Collateral
(a)	You grant the security interest under clause 5.1:
(i)	if you are trustee of a Trust - as trustee for a11 Trust Property; and
(ii)	as beneficiaI owner for the balance of the CollateraI.
(b)

If you hold any Collateral jointly with one or more others, whether or not named in the Details, and whether in partnership, joint venture or otherwise, and we hold a Security Interest from all such other persons, whether under this Security Agreement or under any other security instruments or arrangements, you acknowledge that such Security Interests constitute a Security Interest over all the assets of the firm, partnership or joint venture.

5.3	Attachment

The Security Interests granted by this Security Agreement attach to the Collateral in accordance with the PPSA and the parties confirm that they have not agreed that any Security Interest granted by this Security Agreement attaches at any later time.

5.4	Where the law requires action before a Security Interest can be granted

To the extent that any law requires that something must be done (such as obtaining consent) before you may validly grant a Security Interest over any of the Collateral, the Security Interest under clause 5.1 only takes effect in relation to that Collateral when the thing required is done. You agree to do anything reasonably necessary to ensure that it is done.

5.5	Security independent and continuing

This Security Agreement and each Security Interest created under it are:

(a)	in addition to and enforceable independently of any other Security Interest or Guarantee; and
(b)

a continuing security and remain in full force and effect (whether or not at any given time there is any Amount You Owe Us) until we release all Collateral from the Security Interest, despite any intermediate payment, discharge, settlement or release of part of the Collateral.

6.	THINGS YOU CAN AND CANNOT DO WITH THE COLLATERAL

This clause sets out how you can deal with the Collateral (for example, whether you can sell some Collateral. or create a security interest over some of it). The starting point is you are generally not allowed to deal with the Collateral (as set out in clause 6.7). However, in limited circumstances you are allowed to deal with some of the Collateral (as set out in clause 6.2).

One type of Collateral you can deal with is Collateral Which is designated as a Revolving Asset (see clause

27.1 for more details). An example of a Revolving Asset is inventory (within the ordinary meaning of that term), provided no Control Event has occurred. Additional conditions will apply if a Control Event occurs.

6.1	Restricted dealings

You must not do, or agree to do, any of the following (unless you are expressly permitted to do so by clause

6.2	or by another provision in a Finance Document or we consent in writing):
(a)

create or allow another interest (including any Security Interest) in any Collateral. other than a Permitted Security Interest (or if by law its creation cannot be restricted, you must comply with clause 6.6); or

(b)	dispose, or part with possession, of any Collateral.

6.2	Permitted dealings

You may do any of the following in the ordinary course of your ordinary business unless you are prohibited from doing so by another provision in a Finance Document:

(a)	create or allow another interest in, or dispose or part with possession of, any Collateral which is a Revolving Asset; or
(b)	withdraw or transfer money from an account with a bank or other financial institution.

6.3	Revolving Assets

If a Control Event occurs in respect of any Collateral then automatically:

(a)	that Collateral is not (and immediately ceases to be) a Revolving Asset;
(b)	any floating charge over that Collateral immediately operates as a fixed charge; and
(c)	you may no longer deal with the Collateral under clause 6.2.

6.4	Conversion to Revolving Asset

If any of the Collateral is not. or ceases to be, a Revolving Asset. and becomes subject to a fixed charge under this clause 6, we may give you a notice stating that the Collateral specified in the notice is a Revolving Asset. or becomes subject to a floating charge. This may occur any number of times.

6.5	Inventory

Any inventory which is not, or ceases to be, a Revolving Asset is specifically appropriated to a security interest under this Security Agreement. You may not create or allow another interest in, or dispose or part with possession of or remove it without obtaining our specific and express authority to do so.

6.6	Where the law allows you to create a Security Interest without consent

If a law entitles you to create another Security Interest in the Collateral without our consent, this clause 6 does not operate to require you to obtain our consent before creating that other Security Interest. However, if you intend to create another Security Interest:

(a)	you agree to notify us at least 7 days before you propose to do so; and
(b)

if we request a priority agreement under clause 7.3 and you have not complied with that request by the time the Security Interest is created, we need not provide any person with further financial accommodation under any Finance Document.

7.	PRIORITY

7.1	First priority of Security Interest in Collateral

The parties intend that each Security Interest created under this Security Agreement:

(a)	takes priority over all other Security Interests and other interests in the Collateral at any time other than any Permitted Security Interest that:
(i)	we agree in writing as having priority; or
(ii)	is mandatorily preferred by law; and
(b)	has the same priority in relation to all of the Amount You Owe Us, including future advances.

7.2	Purchase money security interests

Nothing in this clause 7 restricts us from claiming that a Security Interest granted under this Security Agreement is a purchase money security interest in respect of all or part of the Collateral.

7.3	Priority agreement

If we ask, you agree to obtain an agreement acceptable to us regulating priority between the Security Interest under this Security Agreement and any other Security Interest over, or other interest in, the Collateral.

7.4	Other Security Interests
(a)	You must not increase the amount secured under any other Security Interest in the Collateral without our consent.
(b)	You must comply with any obligation in connection with any other Security Interest in the Collateral.
(c)

We may rely on a certificate from any other person with a Security Interest in the Collateral as to the amount that is owed to that other person unless we have actual knowledge that the certificate is incorrect.

(d)

If a Default is subsisting, we may pay any of your debts or take an assignment of them or any Security Interest for our benefit and the amount paid and the costs incurred by us will be part of the Amount You Owe Us.

7.5	What happens after we receive notice of subsequent Security Interests

If we receive actual or constructive notice of a subsequent Security Interest other than a Permitted Security Interest in respect of any Collateral to which the PPSA does not apply, you agree that:

(a)	we may open a new account for you;
(b)	all financial accommodation provided by us to you will be debited to that account; and
(c)	all payments that reduce the Amount You Owe Us will be first applied to reduce the debit balance in the new account before reducing any other Amount You Owe Us.
8.	TAXES, COSTS AND INDEMNITIES

8.1	You must pay all Taxes and reasonable Costs

You agree to pay or reimburse us for all Taxes and reasonable Costs incurred from time to time by, or imposed upon, us, an External Administrator appointed by us or an Attorney relating to:

(a)	this Security Agreement and any transactions under it;
(b)	title, security, insolvency and corporate searches concerning you and the Collateral:
(c)

preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) in relation to a Security Interest, or taking any other action that in our reasonable opinion is necessary;

(d)	preserving and maintaining any Collateral (such as by paying any insurance, rates or taxes in relation to that Collateral, including any interest, penalties and fines):

(e)	preserving or enforcing our rights (or reasonably considering or attempting to do so) under the Finance Documents;
(f)	a variation, release or discharge of this Security Agreement, or giving a consent or approval or waiving a requirement in connection with this Security Agreement;
(g)	us acting or relying in good faith on any notice or other communication from you (or genuinely believed by us to be from you) including any email and any attachment to any email;
(h)	a Default or us exercising or enforcing our rights (or reasonably considering or attempting to do so) under this Security Agreement; and
(i)	the costs, indemnification and remuneration of any External Administrator.

8.2	You indemnify us

You also indemnify us (and our Authorised Representatives, employees, contractors, agents and any Attorney) against, and you must pay us on demand for, any Loss or reasonable Costs we incur in connection with:

(a)	an indemnity given by us to an External Administrator of you or of any Collateral;
(b)	this Security Agreement or any Collateral;
(c)	a Default;
(d)	any payment required under this Security Agreement not being made on its due date;
(e)	the exercise or attempted exercise of any right;
(f)	any Environmental Liability;
(g)	us acting or relying in good faith on any notice or other communication from, or genuinely believed to be from, you; and
(h)	us relying on information supplied by or on behalf of you which proves to be a misrepresentation or to be misleading or deceptive (including by omission of other information),

however you don't have to pay, reimburse or indemnify us under this clause to the extent that:

(i)

any Loss or Costs incurred by us was contributed to by the fraud, negligence or misconduct of us, a Receiver or any Attorney (or of our Authorised Representatives, employees, contractors or agents): or

(ii)

where another Finance Document contains an indemnity relating to one or more of the matters above, the terms of the indemnity in that Finance Document do not require the Grantor to pay, reimburse or indemnify us.

8.3	Tax indemnity
(a)

Subject to clause 8.3(b), you indemnify us against, and must pay to us on demand amounts equal to, any Loss which we determine will be or has been (directly or indirectly) incurred by us for or on account of Tax in respect of this Security Agreement or a transaction or payment under this Security Agreement.

(b)	Clause 8.3(a) does not apply to the extent the relevant Loss is compensated for by payment of an additional amount under clause 10.2.

8.4	Currency indemnity

If a judgment, order or proof of debt in connection with the Amount You Owe Us is expressed in a currency other than the currency in which the Amount You Owe Us is due, then you indemnify us against:

(a)

any difference arising from converting the other currency if the exchange rate we use and appropriately apply for converting currency when we receive a payment in the other currency is less favourable to us than the exchange rate used for the purpose of the judgement, order or acceptance of proof of debt; and

(b)	the Costs of conversion,

notwithstanding that it might be necessary to convert the other currency through more than one currency to determine the exchange rate available to us.

9.	INTEREST ON OVERDUE AMOUNTS

9.1	Accrual and calculation
(a)

Subject to clause 9.1(b), you must pay interest on any part of the Amount You Owe Us which is due for payment but which is not otherwise incurring interest. The interest accrues daily from (and including) the due date (which if not otherwise stated, is the date when the amount was incurred, paid, debited to your account or otherwise charged to you and without need for a prior demand for payment) up to (but excluding) the date of payment. You must pay the interest with the amount on which it is accruing. The rate of interest applying to each daily balance is the rate equal to the highest annual rate of interest payable under any Finance Document divided by 365.

Each month, we may add to the amount you owe any interest under this clause 9.1(a) which has not been paid. You will then be liable for interest under this clause 9.1(a) on the total amount.

(b)

However we will not charge interest under clause 9.1(a) to the extent doing so would be inconsistent with any agreement that we have made with you not to charge default interest in respect of any part of the Amount You Owe Us.

9.2	Judgment or order

If any amount you must pay under this Security Agreement becomes covered by a judgment or court order, you must pay interest on that amount as a separate obligation. The interest accrues from and including the date we first ask for the amount until but excluding the date that amount is paid. This obligation is not affected by the court order. The rate is the rate in clause 9.1(a) or the rate in the court order (whichever is higher).

10.	HOW YOU MUST MAKE PAYMENTS

10.1	Payment requirements
(a)	If and when you are required to make a payment under this Security Agreement, that payment must be made:
(i)	in full and without any set-off, counterclaim, withholding or deduction, except as required by law (for example, where a court order permits);
(ii)	to us by payment to an account we have nominated or as we otherwise direct; and
(iii)	in Australian dollars, in immediately available funds.
(b)

We can debit any of the amounts payable under this Security Agreement that have become due and payable to any of your accounts with us, or opened by us in your name, as reasonably determined by us, even if it will cause the account to be overdrawn. Unless we agree otherwise, where such an account is overdrawn, the overdrawn balance is payable and we may charge you interest on the overdrawn amount:

(i)	in accordance with the terms and conditions of that account; or

(ii)	if there is an overdraft facility linked to that account, in accordance with the terms and conditions of the overdraft facility.

10.2	Deduction or withholding

If you are required by law to deduct or withhold Taxes from a payment to us in connection with this Security Agreement, you must:

(a)

make that deduction or withholding (and any further deductions or withholdings contemplated by clause 10.2(b)), and pay to the appropriate Government Authority an amount equal to the full amount deducted or withheld as required by law and give us the original receipt for the payment; and

(b)

pay additional amounts to us which will result in us receiving at the time the payment is due (after deduction or withholding of any Taxes in respect of any additional amount) the fulI amount which we would have received if no deduction or withholding had been required.

10.3	GST

Unless otherwise specified, all amounts referred to in this Security Agreement are exclusive of GST. If we are liable to pay GST or a similar tax on a supply (as defined in relevant GST legislation) made in connection with this Security Agreement, you must pay us an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

11.	PROMISES WE RELY ON

11.1	General

We are relying on these important promises from you to provide financial accommodation to you or a Customer (in addition to any promises you or anyone else has made to us in any other document). You give these promises when you sign this Security Agreement and at all times while there is any Amount You Owe Us. You must promptly tell us if anything happens which would at any time prevent you from being able to repeat these promises truthfully.

11.2	Promises about you

You promise that:

(a)	all of the information in the Details about you is true, correct and complete;
(b)	you hold all necessary Licences required to run your business;
(c)	the financial information given to us by you, or on your behalf, gives an accurate and up to date view of your financial position;
(d)	you have not withheld any information from us which might reasonably be expected to affect our decision to enter into this Security Agreement or any other Finance Document;
(e)	you don't have a material dispute with anyone;
(f)	entering into this Security Agreement is for your commercial benefit;
(g)	you are not Insolvent;
(h)	you have told us about all Defaults you are aware of, or if you think one is reasonably likely to occur:
(i)	except as specified in this Security Agreement, you are not a trustee of any trust nor a partner in a partnership;
0)	signing this Security Agreement will not cause:
(i)	you to breach any law or material agreement you have with someone else; or
(ii)	any payment obligation you owe to anyone to become due earlier than scheduled;
(k)	you have told us about any Security Interest granted by you to anyone else; and
(I)	you are currently complying with your obligations to us under this Security Agreement.

11.3	Promises about the Collateral

You promise that:

(a)	any information in the Details about the Collateral is true, correct and complete;
(b)

any information you provide us about the Collateral, including serial numbers of any Collateral that may, or must, be recorded on the PPS Register by serial number (including motor vehicles, watercraft and aircraft), is true, correct and complete;

(c)	you own or have a right or interest in the Collateral and you have the right to grant a Security Interest over the Collateral under this Security Agreement;
(d)	you have told us in writing about any Collateral which is located outside Australia;
(e)

you have told us in writing about all rights that affect, or are proposed or likely to affect, the Collateral of which you are aware (including Security Interests or the rights of beneficiaries under a Trust);

(f)	you will use your best efforts to obtain and maintain any necessary Licences in relation to the Collateral; and
(g)	you have told us in writing about any Contaminant affecting the Collateral of which you are aware.
11.4	Promises about any Trust of which you are a Trustee In relation to each Trust, you promise that:
(a)	you are the only trustee of the Trust and no steps have been taken to remove you as trustee;
(b)	you have power and authority to enter into this Security Agreement and are doing so in good faith, for a proper purpose and for the benefit of all of the beneficiaries of the trust;
(c)	you have the right to be fully indemnified out of the Trust Property for obligations incurred as trustee under this Security Agreement ahead of the beneficiaries' claims;

(d)	you are not in breach (however described) under the terms of the Trust;
(e)	you will not without our prior written consent:
(i)	amend the Trust deed;
(ii)	cease to be the only trustee; or
(iii)	breach your duties as trustee of the Trust;
(f)	the Trust has not vested or terminated; and
(g)	true copies of the trust documents have, if requested by us, been provided to us and they disclose alI the terms of the Trust.
11.5	Promises about any partnership of which you are a partner If you are a partner of a Partnership, you promise that:
(a)

you have the full power and authority on behalf of the Partnership (including under any partnership agreement) to sign and comply with this Security Agreement as a partner to bind the Partnership, and doing so is for the proper business of the Partnership; and

(b)	true copies of any documented partnership agreements have, if requested by us, been provided to us and they disclose all the terms of the Partnership.

12.	GENERAL THINGS YOU WILL DO IN RELATION TO YOUR BUSINESS
12.1	Caring for your business You will:
(a)	keep your business and financial records in good order;
(b)	not, without our consent, cease or significantly change the nature of your business;

(c)

not, without our consent, relocate your principal place of business outside Australia, or change your place of registration or incorporation, or change your legal status or allow your legal status to be changed;•

(d)

pay all Taxes payable by you, including in connection with any Collateral, when due (other than any Tax being contested in good faith provided that where any Tax may be lawfully withheld, you first set aside sufficient reserves and such Tax is promptly paid on final determination of the contest); and

(e)	comply in all material respects with all laws binding on you, the Collateral or any of your assets, and use your best efforts to ensure that any person occupying or using any Collateral does the same.

12.2	Preserving your business assets You must:
(a)	not, without our consent:
(i)	provide financial accommodation to a Related Entity;
(ii)	permit a Related Entity to owe financial accommodation to you;
(iii)	satisfy any financial accommodation you now or in the future owe to a Related Entity;
(b)	not, without our consent, deposit money with a person in circumstances where the money is not repayable unless you perform obligations (including to pay money) to that person; and
(c)	ensure that your capital is not reduced or made capable of being called up only in certain circumstances.
12.3	Things you will do if you are a trustee

In relation to each Trust you will:

(a)	give us copies of all of the trust documents we ask for;
(b)	when we ask, exercise your right to be indemnified out of the Trust Property to satisfy any liabilities under this Security Agreement; and
(c)	comply with the terms of the Trust and ensure that your rights as trustee have priority over the beneficiaries' interests.

12.4	Things you will not do if you are a trustee

You agree not to do any of the following without our prior written consent:

(a)	end the Trust, or distribute Trust Property;
(b)	allow a Security Interest to exist over any Trust Property other than a Security Interest granted to us;
(c)	(if the Trust is a unit trust) issue units to any person who is not a unit holder on the date when you sign this Security Agreement.

12.5	Things you will do if you are a partner in a Partnership
(a)	If you are a partner of a Partnership you must make sure that:
(i)	each partner complies with its obligations as a partner of the Partnership;
(ii)	the Partnership's records are kept in good order; and
(iii)	you obtain our written consent before:
(A)	any changes are made to the partners or the terms of the Partnership;
(B)	the Partnership is terminated, or its property distributed;
(C)	taking action which could make it harder for a partner to comply with this Security Agreement; or
(D)	mixing Partnership assets with other assets.
(b)	If you are a partner, you must do your best to ensure that any partner added to the Partnership assumes liability in respect of all the Amount You Owe Us before that partner became a partner, by executing a security deed in substantially the same form and effect as this Security Agreement (including giving us the priority we require).

13.	THINGS YOU MUST DO IN RELATION TO THIS SECURITY AGREEMENT

13.1	General things you must do You must:
(a)	ensure that no Default occurs;
(b)

if we ask, provide to us any information and assistance we reasonably require about, or documents affecting your business, assets, liabilities, finances, operations, management, the Collateral, and your compliance with this Security Agreement and each other Finance Document; and

(c)	comply with all conditions in any consent we give in connection with this Security Agreement.
13.2	You promise to help us preserve our Security Interest You promise to do anything we reasonably require to:
(a)

better secure the Collateral for payment of the Amount You Owe Us, and to enable the better exercise of any right (including the granting of further specific security in the form required by us and depositing with us documents or evidence of titles and transfers in relation to investment instruments); and

(b)

perfect, preserve, maintain, protect or otherwise give full effect to the Collateral, this Security Agreement or each Security Interest intended to be created under this Security Agreement, and the priority of that Security Interest required by us.

13.3	Things you must tell us about the Collateral You must notify us promptly:
(a)	if you acquire, or enter into an agreement to acquire, any intermediated securities, investment instruments, negotiable instruments or chattel paper;

(b)	on our request, of the detaiIs of each purchase money security interest and each Security Interest perfected by control in any of the Collateral;
(c)	about any order or notice from any Government Authority concerning the use or condition of any Collateral as soon as you become aware of it, and provide us a copy; or
(d)	if anything occurs that materially lowers or may materially lower the value of the Collateral (for example, if Collateral is lost, stolen, defective or damaged).
13.4	Things you must tell us-before you change your details You must notify us in writing at least 14 days before:
(a)	you or any Trust or Partnership changes its name;
(b)

any ABN, ACN, ARBN or ARSN allocated to you or any Trust or Partnership changes, is cancelled or ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply to it); or

(c)	you become trustee of a Trust, or a partner of a partnership not stated in the Details.

13.5	Things you must do to care for and preserve the Collateral You must:
(a)	pay when due all amounts for which you are liable in respect of the Collateral;
(b)

keep all Collateral protected from loss, theft and damage in good working order and condition, consistent with the exercise of the degree of skiII, prudence, foresight and operating practice which would reasonably be expected from a reputable operator of a business similar to your business, allowing for fair wear and tear;

(c)	not do, allow anything to be done or fail to prevent anything that materially lowers or may materially lower the value of the Collateral;
(d)	tell us if any Collateral is defective or seriously damaged;
(e)	protect and enforce your title to, and our interest as secured party with respect to, the Collateral:
(f)

not. without our consent, allow any Collateral to become an accession or fixture to any asset or property unless that asset or property is also part of the Collateral or is subject to a first-ranking Security Interest or first-ranking registered mortgage in our favour; and

(g)	not move (or allow to be moved) any Collateral located in Australia as at the date of this Security Agreement outside Australia:
(i)	except in the ordinary course of, and for the purpose of carrying on, your ordinary business; and
(ii)	provided the Collateral remains subject to a Security Interest in our favour giving us the same or better priority as this Security Agreement.
13.6	Environmental matters affecting the Collateral You must:
(a)	promptly notify us if there is a Contaminant affecting or emanating from the Collateral:
(b)	unless it is in the nature of your business conducted with the Collateral and this has been disclosed in writing to us:

(i)	not have a Contaminant affecting or emanating from the Collateral; and
(ii)	immediately remove any Contaminant from the Collateral and make good any damage caused by the Contaminant or its removal;
(c)	minimise the impact of any escaped Contaminant on the Environment and make good any damage it causes;
(d)	not deal with any Collateral or any Contaminant in such a way as to increase the risk of harm from a Contaminant; and
(e)	do anything we reasonably require you to do to deal with any Contaminant or protect the Collateral from it, including moving the Collateral.

13.7	You must register your Security Interests in the Collateral

You must register on the PPS Register every Security Interest you hold in the Collateral:

(a)	as soon as such Security Interest becomes registrable under the PPSA (whether before or after the Security Interest arises): and
(b)	in a manner which affords you the highest possible priority under the PPSA in respect of each Security Interest.
13.8	Things you must do- book debts You must:
(a)	until we otherwise direct. promptly collect your book debts, other debts and amounts owing to you under any other monetary claims; and
(b)

if we request. pay into a control account we open or maintain in your name (which may be your principal operating account maintained by us), all the money which you receive in respect of the proceeds and any other amount in connection with the Collateral (including insurance proceeds which must be applied in accordance with clause 16). You must comply with any directions we issue to deal with that money while in the control account.

13.9	Things you must do - Real Property and Subsidiaries You must:
(a)	notify us promptly about all Real Property and interests in Real Property (including Leases) you acquire or any Subsidiaries you form or acquire;
(b)

grant an all-obligations mortgage in the form we require over such of your interests in any Real Property which forms part of any Collateral as we may require, and deliver to us any document, and do any other thing, which we require in order to register any such mortgage;

(c)	comply with the terms of, and take all action (including as reasonably required by us) to enforce, each Lease binding on you in respect of the Collateral from time to time; and
(d)	get our consent before you demolish or materially alter any improvements on Real Property or commence construction or enter into a contract for major works to be carried out on Real Property.
13.10	Things you must do-Serial Numbered Property You agree:
(a)

to provide us with the correct serial numbers of any Collateral that is Serial Numbered Property (for example, motor vehicles, watercraft and aircraft) as at the date of this Security Agreement and promptly following any subsequent acquisition, together with any other details we request to make any necessary registrations on the PPS Register in relation to that Serial Numbered Property; and

(b)	not to change any serial number in respect of any Serial Numbered Property.
13.11	Things you must do - Title Documents You must:
(a)

deposit with us any Title Documents, chattel paper, negotiable instruments, intermediated securities, investment instruments or other documents we request relating to the Collateral (unless another person is entitled to hold them pursuant to a Permitted Security Interest); and

(b)	obtain replacement Title Documents if we reasonably believe any original Title Documents are lost or destroyed.

13.12	Things you must do-Licences
(a)	If a Licence is part of the Collateral or required for any activity carried out on or in connection with the Collateral or your business, then you must:
(i)	carry out that activity in a proper and orderly manner;

(ii)	comply with all laws and requirements of Government Authorities in connection with the Licence;
(iii)	obtain and renew on time the Licence and any necessary authorisation to carry on the activity for which the Licence is necessary and oppose any application to restrict or cancel the Licence;
(iv)	not, without our prior written consent:
(A)	remove or apply to remove the Licence from any Collateral;
(B)	surrender or attempt to surrender the Licence;
(C)	deal in any way with any interest in the Licence;
(D)	amend the Licence;
(E)	do anything which could cause the Licence to be forfeited or cancelled; or
(F)	allow a Security Interest to arise over the Licence: and
(v)	give us a copy of each notice, order, summons or conviction in connection with the Licence.
(b)	If you are not the holder of the Licence, you must do your best to ensure that:
(i)	the holder complies with the obligations set out in clause 13.12(a) as if it were you; and
(ii)	the holder gives us an authority to apply for information from Government Authorities and a power of attorney relating to the Licence, each in a form satisfactory to us acting reasonably.
(c)	After a Default has occurred, if we require, you must do your best to ensure that the Licence is transferred to us or our nominee.
14.	RIGHTS WE CAN EXERCISE AT ANYTIME

14.1	Assignment
(a)

Subject to the Finance Documents, we may assign or otherwise deal with our rights under this Security Agreement in any way we consider appropriate and you agree to help us including by signing any document or providing consent. We may disclose any information or document to do so.

(b)	You can't assign or otherwise deal with your rights under this Security Agreement without our prior written consent.

14.2	We have rights to enter and inspect
(a)	We may enter land and buildings owned or occupied by you, any place where the Collateral is located, your places of business or your registered office to:
(i)	inspect the Collateral;
(ii)	find out whether you are complying with this Security Agreement:
(iii)	exercise our rights under this Security Agreement or a Finance Document;
(iv)	inspect and copy records relating to you, your Subsidiaries or the Collateral: or
(v)	investigate your financial affairs or business or the financial affairs or businesses of your Subsidiaries.
(b)	For these purposes you agree to obtain for us the right to enter any:
(i)	land, buildings or place of business: or
(ii)	other place, including any registered office,

where any property or records of your Subsidiaries or any Obligor is located.

(c)	You agree to help us enter and exercise our rights under this Security Agreement, such as by obtaining all acknowledgements, consents and other documents we require to:
(i)	allow you to enter into and perform your obligations under this Security Agreement including providing us with an effective Security Interest over the Collateral for payment of the Amount You Owe Us;
(ii)	allow us to inspect the Collateral; and
(iii)	enable us to exercise our rights in connection with the Collateral.

14.3	We will give reasonable notice before entering

We will give you reasonable notice before entering under clause 14.2, unless:

(a)	a Default is subsisting: or
(b)	we reasonably believe that there is an emergency or that urgent action is necessary to protect the Collateral.

14.4	We may rectify or step in

We may do anything which you should have done under this Security Agreement but which you have either not done or in our reasonable opinion have not done properly in order to protect the value of the Collateral. If we do so, you must pay our reasonable Costs when we ask, except to the extent the Costs arise from the negligence, fraud or wilful default of us or our Authorised Representatives, or any Attorney or Receiver appointed by us.

14.5	We can direct you to pay rent and other income

While any Default is subsisting, we may direct, and you agree to ensure, that rent and other income from the Collateral is paid to us (or that you pay over such amounts to us). These amounts are then to be applied in accordance with clause 15.2.

75.WHAT HAPPENS TO MONEY WE RECEIVE

15.1	When we will credit payments received

We will credit payments to any Amount You Owe Us as soon as practicable after actually receiving them (including, where we have appointed a Receiver, as soon as practicable after we receive the payment from the Receiver). However, we may retain any payments for later crediting towards part of the Amount You Owe Us which is not due for payment when received. We may hold it in an interest bearing account and use it and any interest (less any Taxes) to pay the Amount You Owe Us when it becomes due for payment.

15.2	How we apply money received

Subject to any overriding law, any money received by us or a Receiver under this Security Agreement will be applied towards payment of any parts of the Amount You Owe Us in the order we choose or to anyone with a prior claim. However, if money received represents proceeds of an insurance claim relating to the loss of or damage to any Collateral. we may use it to reinstate the Collateral or carry out work on it.

15.3	How we wi11 deal with surplus proceeds

After the Amount You Owe Us is paid, we will pay any surplus proceeds either to you or to another person entitled to it (such as another person with a Security Interest in the Collateral). In particular, we may pay it to a person that we consider, on reasonable grounds, has a subsequent registered or unregistered Security Interest without incurring liability to you.

15.4	Amounts we owe you and how we can pay you
(a)	Payment of amounts to you may be completed by crediting the amount to an account in your name with us or any other bank in Australia and giving you notice of the credit.
(b)	Neither we nor a Receiver are accountable for any more money or Collateral than what is actually received.

15.5	We may convert amounts received into the due currency

If we receive any amount in relation to this Security Agreement in a currency other than the one which was due, we can convert the amount received into the due currency. We will act reasonably when making the conversion and do so as soon as practicable after receipt, but any Costs involved in converting currencies will be added to the Amount You Owe Us.

16.	THINGS YOU NEED TO KNOW ABOUT INSURANCE

16.1	You must have insurance

You must ensure that the following insurances are obtained and maintained in full force and effect for the duration of this Security Agreement:

(a)

insurance covering any insurable Collateral, for its full insurable value on a reinstatement and replacement basis, including where applicable any loss of rents and profits, the cost of demolition, removal of debris and consultants' fees; and

(b)

other insurance appropriate to your business; assets and operations against all usual risks and such amounts which a reasonable person in your position would prudently take out, including business interruption insurance, public liability insurance, workers compensation insurance or equivalent cover in accordance with applicable law and any other insurance required by law or which we reasonably require in connection with your ownership, occupation or use of the Collateral.

16.2	Insurance Policy requirements

You must ensure that each Insurance Policy in relation to insurable Collateral (including, if appropriate to your business, business interruption insurance):

(a)	notes our interest as a secured party;
(b)	if required by us, names us as sole loss payee:
(c)	if required by us, names us as a co-insured; and
(d)	is on terms and with an insurer acceptable to us. acting reasonably.
16.3	Things you must do in relation to Insurance Policies You must. in relation to each Insurance Policy:
(a)	whenever asked by us, produce evidence of current cover (including a certified copy of each policy wording and schedule and a certificate of currency);
(b)	ensure the cover is not reduced or cancelled (and you must notify us if it is or could be);
(c)	do your best to ensure that nothing happens that could permit an insurer to decline a claim (and you must notify us if anything would permit an insurer to do this); and
(d)	notify us if an event occurs which permits an insurance claim to be made or an insurance claim is made or refused.

16AWe may rectify

If you do not comply with clause 16, we may take out, renew or maintain any insurance required by clause 16, and you must immediately pay us all Costs incurred in doing so.

16.5	We may take over or settle insurance claims

We may, after notifying you, take over your rights to make, pursue or settle an insurance claim whether or not the policy notes our interest as a secured party.

16.6	Insurance proceeds must be paid to us or as we direct

Unless we agree otherwise, you must pay all proceeds you receive from any insurance claim relating to the loss of or damage to the Collateral to us or as we direct.

17.	DEFAULT AND ITS CONSEQUENCES
17.1	When are you in Default? You are in Default if:
(a)	you do not pay any of the Amount You Owe Us when it is due;
(b)	you do not comply with a promise you make under this Security Agreement or a promise you make is incorrect or misleading;
(c)	you do not comply with an obligation under this Security Agreement to do or not to do something;
(d)	an event or circumstance specified as a 'default' or 'event of default' (however described) in a Finance Document occurs, whether or not within your control;
(e)	you are. or become. Insolvent;
(f)	an Obligor (other than you) is, or becomes, Insolvent; or
(g)	the Security Interest created under this Security Agreement does not have or loses the priority it is intended to have.

17.2	Things we can do if you are in Default
(a)	If:
(i)	you are in Default; and
(ii)

we have given you any notice required by law to be given prior to the Enforcement Action we take (and which cannot be excluded, for example you may have rights to receive a notice under property law legislation that applies in your state or territory-see also clause 25); and

(iii)

we are entitled to take enforcement action, including by enforcing this Security Agreement, under any agreement (including a Finance Document) relating to any part of the Amount You Owe Us (that agreement may contain promises about how we may take enforcement action), then we may take any or all of the Enforcement Actions listed below (acting reasonably) in addition to anything else the law or this Security Agreement allows us to do:

(iv)	declare the Amount You Owe Us is immediately due and payable by you;
(v)	recover the Amount You Owe Us including by suing for its recovery;
(vi)	appoint a Receiver under this Security Agreement;
(vii)	whether or not a Receiver is appointed, do anything that a Receiver, whose appointment was unrestricted, could do under clause 18.1(e);
(viii)	appoint an agent to act on our behalf in the exercise of any rights; or
(ix)	take possession of the Collateral.
(b)	Where the law permits, we may give you a shorter notice period or no notice period before we take any Enforcement Action, whether or not ah Amount You Owe Us is due and payable:
(i)

despite any provision contained in this Security Agreement or another Finance Document, if it is reasonable for us to act to manage a material and immediate risk relating to the nature of the Default, your particular circumstances or the value of the Collateral held by us; or

(ii)	unless the terms of the Finance Document relating to the Amount You Owe Us do not allow, if you are or become Insolvent.
(c)	In exercising any powers under this clause 17, we may withdraw from possession of Collateral or its proceeds after entry or appointment, re-enter and Withdraw as often as we consider expedient.

17.3	We may set off

At any time while a Default subsists, we may, without any demand or notice, set off and apply any money we owe to you (whatever the currency) against any money owing by you to us under any Finance Document, whether or not the amount owed by us or you is immediately payable or is owed alone or with any other person. You irrevocably authorise us to do anything necessary (including to sign any document and effect appropriate currency exchanges) for that purpose.

17.4	Investigating Experts

We may, at any time while we reasonably believe that you are or may be in Default or that circumstances exist which could lead to you being in Default, appoint accountants, insolvency practitioners or other experts ("Investigating Experts") to investigate and report on the affairs and financial position of each Obliger and on the Collateral. You:

(a)	authorise, and agree to give all reasonable assistance to, the Investigating Experts to undertake the investigation, and must pay the Investigating Experts' costs when we ask; and
(b)	authorise the disclosure to us and our advisers of all information and documentation in connection with the investigation.

18.	THINGS THAT WE AND RECEIVERS MAYDO

18.1	Things you should know about Receivers
(a)	In addition to our powers under clause 17 .2, we may appoint a Receiver if you request us to do so.
(b)	In exercising our power to appoint a Receiver we may:

(i)	appoint a Receiver to alI or any part of the Collateral or its proceeds;
(ii)	set a Receiver's remuneration at any figure we reasonably determine as appropriate;
(iii)	agree to indemnify the Receiver against liabilities incurred as Receiver;
(iv)	remove a Receiver at any time, in our absolute discretion;
(v)	appoint a new or additional Receiver as often as we consider expedient;•and
(vi)

advance amounts to a Receiver, on reasonable commercial terms, for the Receiver to pay its remuneration, costs, liabilities and otherwise for the purposes of the receivership, including in relation to the conduct of claims against a Receiver or you.

(c)	lf we appoint more than one Receiver, they may act independently unless we specify that they must act together.
(d)

The Receiver is your agent unless we notify you that the Receiver is to act as our agent. You are solely responsible for anything done, or not done, by a Receiver and for the Receiver's remuneration and costs. However we may pay the Receiver's remuneration and costs on your behalf and the amount paid, will be owed by you to us and be part of the Amount You Owe Us.

(e)	Unless the terms of appointment restrict a Receiver's powers, the Receiver may do anything the law allows an owner or a Receiver of the Collateral to do, including:
(i)	improving the Collateral; and
(ii)	selling or leasing the Collateral or any fixtures on it.

18.2	Disposal of the Collateral by us or Receiver

You agree that if we or a Receiver sell or otherwise deal with any Collateral or receive proceeds or income from Collateral in a manner that is authorised or permitted:

(a)

you will not challenge any rights granted to a person (including on the ground that we or the Receiver were not entitled to deal with the Collateral or that you did not receive notice of the intended dealing):

(b)	the person who acquires rights in the Collateral need not check whether we or the Receiver could deal with the Collateral or did so properly;
(c)

you release and discharge any person who acquires rights to the Collateral, their employees and agents in respect of every claim, action and demand which, but for this clause 18.2, you or any other party might have had against them; and

(d)	we or a Receiver can give a valid receipt and any person who acquires rights to the Collateral or makes a payment to us or a Receiver can rely on that receipt.

18.3	Third parties need not enquire

A person dealing with us, a Receiver or an Attorney is protected from any impropriety or irregularity of that dealing, and need not enquire whether:

(a)	any of them has been properly appointed or has executed or registered an instrument or exercised a right properly or with authority; or
(b)	any Amount You Owe Us has become due, a Finance Document is enforceable or a default (however described) has occurred under a Finance Document.

19.	HOW WE CAN EXERCISE OUR RIGHTS

19.1	How we exercise our rights

We can exercise any rights we have under this Security Agreement or in relation to the Collateral in any reasonable way to make sure we recover the Amount You Owe Us. We can exercise a right even where we have a conflict of interest or personal interest.

19.2	Rights not exercised as a mortgagee in possession

To the extent permitted by law, we, a Receiver and any Attorney will:

(a)	not be, nor account or be liable as, mortgagee in possession due to the exercise of a right; or
(b)

not be liable to anyone for any Loss or costs incurred in relation to an exercise or attempted exercise of a right. or a failure or delay in exercising a right-or because of the way we decide to exercise a right - except to the extent any Loss or costs incurred by you was contributed to by the fraud, negligence or misconduct of us, a Receiver or any Attorney (or of our Authorised Representatives, employees, contractors or agents).

19.3	What happens if we need to refund a payment received

An External Administrator may be entitled under law to ask us to refund a payment we have received in connection with this Security Agreement. If that happens, then we will treat that payment as not having been made to us, and we will be entitled as against you as if that payment was never made. If this happens, you must also do anything we reasonably ask to restore any Security Interest we held or rights we had against you.

This applies even if this Security Agreement has been terminated or there has been a full or partial release of any Finance Document.

20.	COMMUNICATIONS

20.1	How we will communicate
(a)	Notices, statements, certificates and other communications from us can be:
(i)	given to you personally;
(ii)	left at or posted to your address last nominated by you;
(iii)	sent by facsimile to your fax number last nominated by you;
(iv)	given to you by notifying you through an electronic service provided by us that information is available electronically;
(v)	published in the press or at nab.com.au; or
(vi)	given to you electronically by:
(A)	short message service (SMS) to your mobile telephone number or email; or
(B)	notifying you by short message service (SMS), or by email, of information on our website.

We will use your last nominated mobile number or email address for that notice. You may change your nominated email address or mobile number, by giving us notice or calling us on 13 10 12. On request, we will provide you with paper copies of any notices or communications sent to you (seven years from the time the information is given). You must check your email and mobile phone regularly.

(b)	If we send a document or communication to you by ordinary post, you are taken to have received it 7 Business Days after it was posted.
(c)	If we send you a document or communication by facsimile, you're taken to have received it at the time and date shown on the delivery receipt.
(d)

If we send you a document or communication by another form of electronic communication (such as SMS or electronic mail), you're taken to have received it when it enters your information system as recipient.

(e)	If a document or communication is published in the press or on the internet, you're taken to have received it when it's first published.

20.2	Communications from you

Written communications from you must be signed (including electronically) by you (or by a director or your Authorised Representative).

20.3	Authorised Representatives

You irrevocably authorise us to rely on a certificate by any person purporting to be your director or company secretary as to the ident1ty and signatures of your Authorised Representatives, and to rely on any notice or other document contemplated by any Finance Document which bears the purported signature (whether given by facsimile or otherwise) of your Authorised Representative, You promise that those persons are authorised to give notices and communications under or in connection with the Finance Documents.

21.	CHANGES TO FINANCE DOCUMENTS

21.1	Changes to this Security Agreement must be agreed

This Security Agreement can't be changed unless you and we agree to the change in writing.

21.2	We may vary, extend, renew or replace Finance Documents

You acknowledge that the Finance Documents may be varied, extended, renewed or replaced from time to time. You confirm that the Amount You Owe Us includes any amount payable under any Finance Document which is relevant to the Amount You Owe Us as varied, extended, renewed or replaced. You confirm that this applies regardless of:

(a)	how a Finance Document is varied, extended, renewed or replaced;
(b)	the reasons for the variation, extension, renewal or replacement: and
(c)	whether the Amount You Owe Us decreases or increases or a Finance Document is otherwise more onerous as a resuIt of the variation, extension, renewaI or replacement.

22.	ASSISTING US TO GET THE BENEFIT OF THIS SECURITY AGREEMENT

22.1	You agree to take reasonable steps we ask you to take

We might need your help to ensure that this Security Agreement is correctly completed, that you are bound by it, and that you're complying with this Security Agreement. You agree:

(a)	to do anything we ask which we regard as reasonable and necessary to protect our rights under this Security Agreement- or to protect its value to us: and
(b)	that we may fill in any blanks, or complete, this Security Agreement or any document relating to this Security Agreement (including transfers for any Collateral), provided it is reasonable to do so.

22.2	Things you must not do in actions or proceedings by us
(a)

Subject to 22.2(b), in any action or proceeding by us against you to enforce payment of the whole or any part of the Amount You Owe Us, to enforce any covenant, agreement, obligation or liability on your part under this Security Agreement you agree that you will not:

(i)	raise or plead any set-off (whether at law or in equity):
(ii)	bring any counterclaim or cross-proceeding; or
(iii)

otherwise seek to litigate in the same proceedings any claim, cause of action, or cross-demand against us, to the extent that your claims do not directly relate to the Amount You Owe Us or this Security Agreement.

(b)	Nothing in this clause 22.2 must be construed as in any way affecting or prejudicing your right to:
(i)	institute separate proceedings against us in any court of competent jurisdiction: or
(ii)	pursue any other right, relief or remedy which may not lawfully be excluded by agreement.

22.3	Power of attorney
(a)

You irrevocably appoint us, each of our Authorised Representatives, and each Receiver appointed under this Security Agreement, and any other person we authorise, as your Attorney while you remain liable to pay any Amount You Owe Us. Each Attorney may act independently or together. An Attorney need not obtain your consent or give you any notice before exercising a power.

Examples of when this power of attorney will be exercised include:

(i)	when you fail to maintain Insurance as required under clause 16 and we act as your attorney to ensure that Insurance is maintained:
(ii)	we need to take action to protect our interest in the Collateral: or
(iii)	we enforce our rights under this Security Agreement and there is a sale or disposal of any Collateral by us or a Receiver.
(b)	An Attorney appointed under clause 22.3(a) may:
(i)

do anything which you can lawfully authorise an Attorney to do in connection with this Security Agreement or the Collateral or which the Attorney believes is expedient  to give effect to  any of our rights or a Receiver's rights (these things may be done in  your or the Attorney's name and they include signing and delivering deeds, selling, transferring or leasing any Collateral, issuing receipts, starting, conducting and defending legal proceedings,  exercising  voting rights attached to any Collateral, and dealing with a

Licence);
(ii)	delegate their powers (including this power) and revoke a delegation; and
(iii)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

If we ask, you must formally approve anything an Attorney does under clause 22.3.

(c)

You acknowledge that any person dealing with any Attorney or a person purporting to be an Attorney under this power of attorney is entitled, without further enquiries, to rely on execution of any document by that person as conclusive evidence  that the person holds the  office set out  in  this power of attorney, the power of attorney has come into effect; the power of attorney has not purported to be revoked and the right or power being exercised is properly exercised and that the circumstances have arisen to authorise the exercise of that right and power.

23.	RESPECTING EACH OTHER'S INFORMATION - CONFIDENTIALITY

(a)	Subject to clauses 23(b) and 23(c), we and you agree to keep this Security Agreement and any information provided to each other confidential.
(b)	We and you will only disclose that information:
(i)	to our respective officers, employees, legal and other advisers and auditors;
(ii)	to an External Administrator;
(iii)	to third parties with the consent of the other party (such consent not to be unreasonably withheld);
(iv)	if required by the rules of any relevant financial market or if allowed or required by law; or
(v)	if there is a regulatory event, such as changes in law or prudential standards, policies or requirements applying to us as a bank, or by the actions of a Government Authority.
(c)	We may also disclose that information:
(i)	If we are assigning or otherwise dealing with our interest under this Security Agreement or proposing to do so;
(ii)	to register or maintain this Security Agreement and our interests under it;
(iii)	to enforce our rights under this Security Agreement; or
(iv)

to any person who provides a Security Interest or Guarantee to us (or to a person we believe may do so), but on the same confidential basis set out above. This includes any other Grantor named in this Security Agreement.

24.	STATUTORY RIGHTS AND NOTICES

The PPSA is Commonwealth legislation that deals with Security Interests over certain types of property. The PPSA and other laws contain provisions relating to, for example, the giving of notices and enforcement action and allowing certain people to access documents and information relating to Security Interests subject to the PPSA

This clause and clause 25 amend, to the extent the law permits, some elements of the PPSA and other laws to assist us take the benefit of this Security Agreement to the maximum extent possible and minimise the notices we are obliged to give and the time frames in which we can exercise our rights.

24.1	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1} and 115(7) of the PPSA:
(i)	we need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d), and 132(4); and
(ii)	sections 142 and 143 are excluded;
(b)	for the purposes of section 115(7) of the PPSA, we need not comply with sections 132 and 137(3); and
(c)

you agree not to exercise your rights to make any request of us under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

25.	NOTICES

25.1	We do not need to give you some notices unless mandatory

Neither we nor any Receiver need your consent or to give you a notice or demand or allow time to elapse before taking Enforcement Action, except where:

(a)	a law requires that we must give you prior notice and we cannot exclude the giving of that notice or the elapse of the notice period; or
(b)	the terms of a Finance Document require us to give notice before we will enforce this Security Agreement.

However, nothing in this clause prohibits us or a Receiver from giving a notice under a Finance Document or any law.

25.2	Concurrent notices

Where we are required to give you more than one notice then we may give you those notices at the same time and we may combine the notices in the same document (unless the law does not permit us to do so).

25.3	Timing of notices

If, despite clause 25.1, we are required to give you a notice but the law provides that a period of time or lapse of time must be stipulated or fixed by this Security Agreement then the time stipulated or fixed by this Security Agreement shall be the greatest of:

(a)	any time that we have agreed to give in a Finance Document for the giving of notice;
(b)	the minimum period required by law; and
(c)	one day.

26.	SOME OTHER GENERAL TERMS THAT APPLY

26.1	Inconsistent laws

We've tried to make this Security Agreement fair and reasonable. However, if any law applies to make part of this Security Agreement inoperative then the intention is for it to be interpreted in a way which preserves as much of this Security Agreement and its operative effect as the law allows.

26.2	Legislation

In this Security Agreement, a reference to any legislation includes regulations and other instruments under it and any variation or replacement of any of them.

26.3	Applicable law

This Security Agreement is governed by the laws of the place shown in your address in the Details (and if there is more than on Grantor, the laws of the place shown in the address for the first Grantor in the Details). You agree to any court dispute being conducted in the courts of that place. To the extent the law permits, the law of the Commonwealth as it applies in that jurisdiction governs each Security Interest created under this Security Agreement.

26.4	Each Grantor may sign a separate copy of this Security Agreement

If there is more than one Grantor, then each Grantor may sign a separate copy of this Security Agreement and all copies together will constitute one document.

26.5	Deed

This Security Agreement operates as a deed.

26.6	Each signatory bound

This Security Agreement binds you if you sign it even if:

(a)	another person who was intended to sign doesn't sign it or isn't bound by it; or
(b)	this Security Agreement is not enforceable against another person named as a Grantor for any reason.

26.7	Indemnities and reimbursement obligations continue

Any indemnity or reimbursement obligation under this Security Agreement is a continuing obligation, independent of your other obligations under this Security Agreement and continues after the Collateral is released or this Security Agreement ends. We need not have incurred an expense or made a payment before enforcing a payment, reimbursement obligation or indemnity.

26.8	Independent rights

Our rights under this Security Agreement are in addition to any other rights we have by law independent of this Security Agreement.

26.9	Service of process

We may serve any document on you in a court action by delivering it to, or leaving it at, your last known address or such other address as you and we agree at any time. This clause does not prevent any other method of service.

27.	MEANINGS OF SOME WORDS USED IN THIS SECURITY AGREEMENT

27.1	Defined terms

Amount You Owe Us means all money you owe us (which may be more than the Money Owed By The Customer). This includes:

(a)	the Money Owed By The Customer;
(b)	money and amounts under or in connection with a Finance Document;
(c)	money and amounts in the nature of principal, interest, fees, costs, charges, expenses, duties, indemnities, Guarantee obligations or damages, including:
(i)	any money you owe us under an indemnity you provide us;
(ii)	any Costs you must pay;
(iii)	the interest on the Amount You Owe Us;
(iv)	amounts advanced to a Receiver under clause 18.1(b)(vi); and
(v)	any amounts you must pay if you breach an obligation you owe us (other than an obligation to pay money) under this Security Agreement;
(d)

money and amounts whether arising or contemplated before or after the date of this Security Agreement or as a resuIt of the assignment (with or without your or an Obligor’s consent) of any debt, liability or Finance Document; and

(e)	money and amounts Which a person would be liable to pay but for becoming Insolvent.

Attorney means each attorney appointed by you under clause 22.3(a).

Authorised Representative means a director or company secretary, or:

(a)

in respect of you, a person you notify to us (with a certified copy of that person's specimen signature) as being your authorised representative for the purposes of the Finance Documents where we have no notice of revocation of that authority; and

(b)

in respect of us, any of our officers (as that expression is defined in the Corporations Act), any person whose title or acting title includes the word "Associate", "Director", "Head", "Executive", "Manager", "Vice President", "Chief", "Counsel", "Legal" or any cognate expression or who is authorised to act under any of our general powers of attorney and any lawyer acting on our behalf, or a person notified to you as being our authorised representative for the purposes of the Finance Documents.

Business Day means a day from Monday to Friday on which we are open for business in at least one of our branch locations in Australia.

Collateral means all of your present and future property of any kind. It includes:

(a)	anything in respect of which you have at any time a sufficient right, interest or power to grant a Security Interest:
(b)	where you act as a trustee of a Trust, the Trust Property of that Trust; and
(c)

where you are a partner in a Partnership, all the present and future property of any kind of the Partnership. It includes anything in respect of which the Partnership has at any time a sufficient right, interest or power to grant a Security Interest and each partner's interest in the Partnership.

Contaminant means anything (including a liquid, solid, gas, odour, temperature, sound, vibration or radiation) that makes or could make the Collateral or Environment a health risk for human or animal.

Control Event means:

(a)	in respect of any of your Collateral that is, or would have been, a Revolving Asset:
(i)	you breach, or attempt to breach clause 6.1 in respect of the Collateral or take any step which would result in you doing so; or
(ii)

a person takes a step (including signing a notice or direction) which may result in Taxes, or an amount owing to an authority, ranking ahead of the security interest in the Collateral under this Security Agreement; or

(iii)

distress is levied or a judgment, order or Security Interest is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security Interest, in relation to the Collateral: or

(iv)

we give a notice to you that the Collateral is not a Revolving Asset. (However, we may only give a notice if we reasonably consider that it is necessary to do so to protect our rights under this Security Agreement or if a Default is subsisting); or

(b)	in respect of all of your Collateral that is or would have been a Revolving Asset:
(i)	a voluntary administrator, liquidator or provisional liquidator is appointed in respect of you or your winding up begins; or
(ii)	a Receiver or controller is appointed to any of your property; or
(iii)	something having a substantially similar effect to paragraph (i) or (ii) happens under any law.

Corporations Act means the Corporations Act 2007 (Cth).

Costs means our costs, charges, fees, expenses and other outgoings, including those that are contingent or prospective. This includes any costs incurred where we appoint agents, advisers, lawyers or professional consultants and the reasonable expenses incurred by our staff and for the use of our operations, premises and resources.

Customer means any person whose obligations you are securing under this Security Agreement. Where more than one person, 'Customer’ means each of them separately and two or more of them jointly.

Default means an event or circumstance specified in clause 17.1.

Details means the Details set out at the beginning of this Security Agreement.

Enforcement Action has the meaning in clause 17.2.

Environment means all aspects of the physical surroundings, including land, air, water, atmosphere, climate and organisms.

Environmental Law means a standard set by a Government Authority or law concerning any aspect of health, safety, heritage, planning or the use, protection, conservation or contamination of the Environment.

Environmental Liability means any obligation imposed on, or Loss of, you, us (or any of our officers), a Receiver or any occupier of any Real Property:

(a)	under an Environmental Law or in connection with a Government Authority declaration, order, notice or action under an Environmental Law; or
(b)	in connection with an agreement, deed or instrument binding on you with a Government Authority or an owner or occupier of land; or
(c)	in connection with the remediation, investigation or third party claims,

relating to activities or the presence of any Contaminant affecting the Real Property at any time.

External Administrator means a Receiver, administrator, liquidator, provisional liquidator, controller or bankruptcy trustee.

Finance Document means an arrangement (including a request, bill of exchange, agreement, Guarantee, or a Security Interest) under which an Obligor has or could in the future have obligations to us or any of our Related Entities.

GAAP means accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.

Government Authority means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, registry, department, commission, authority, tribunal, agency or entity.

GST means goods and services tax as imposed under the A New Tax System (Goods and Services Tax) Act 7999(Cth).

Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other obligation of any kind:

(a)

to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or
(c)	to be responsible for,

an obligation or monetary liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.

Guarantor means:

(a)	each person who provides a Guarantee to us of any part of the Amount You Owe Us; and
(b)	each person you and we agree is to be a 'Guarantor' for the purpose of this Security Agreement.

A person is Insolvent if:

(a)	they are (or state they are) insolvent or an insolvent under administration (each as defined in the Corporations Act);
(b)	they have an External Administrator appointed to them or any of their assets, are in liquidation, in provisional liquidation, under administration or being wound up;
(c)	execution, distress, or any other process of a court or Government Authority is attempted or imposed regarding any of their undertaking, property or assets;

(d)

a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, their creditors or any class of their creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by us);

(e)

an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with them, which is preparatory to or could result in any of the things referred to above;

(f)	they are taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;
(g)	they are the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act;
(h)	they are a natural person who commits an act of bankruptcy within the meaning of the Bankruptcy Act 1966 (Cth);
(i)	they are otherwise unable to pay their debts when they fall due; or
U)	something having a substantially similar effect to any of the things referred to above happens in connection with them under any law.

Insurance Policy means each policy relating to the insurance required to be obtained or maintained by you or another Grantor under a Finance Document.

Investigating Experts has the meaning in clause 17.4.

Lease means an agreement or arrangement under which anything is or may be used, operated or managed by a person other than the owner, including a lease, charter, hire purchase or hiring arrangement.

Licence means any approval, right, licence, permit, registration, allocation, quota or authorisation (including to sell liquor, to discharge hazardous waste, to draw water and other rights in connection with the use or supply of water under any law or to develop and use any property) whether attached to or separate from or carried out on or in connection with any property and includes a licence as defined in the PPSA.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing suffered, paid or incurred.

Money Owed By The Customer means all money the Customer (either alone or together with another person) owes us, or may owe us in the future for any reason. This may include principal, amounts in the nature of principal, interest, Costs, Taxes and any economic loss.

Obligor means:

(a)	you;
(b)	the Customer (if not you); and
(c)	each Guarantor.

Partnership means, if applicable, the partnership described in the Details. Permitted Security Interest means:

(a)	a Security Interest that we have consented to in writing; or
(b)	a Security Interest arising under:
(i)	a commercial consignment of goods under which you are the consignee;
(ii)	a bailment, hiring arrangement or lease under which you are the bailee, hirer or lessee, that does not secure payment or performance of an obligation, but which is a PPS lease; or
(iii)	retention of title terms in a contract for the supply of goods to you,

entered into by you in the ordinary course of your business (as conducted on the date of this Security Agreement).

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Register means the register of security interests in personal property established under the PPSA.

Real Property means, in relation to you, all of your present and future estates and interests in freehold and leasehold land and in all buildings, structures and fixtures from time to time on that land.

Receiver includes receiver, or receiver and manager as defined in the Corporations Act.

Registered Scheme means a registered scheme as defined in the Corporations Act.

Related Entity has the meaning given to it in the Corporations Act.

Revolving Asset means any of your Collateral:

(a)	which is:
(i)	inventory (within the ordinary meaning of that term);
(ii)	a negotiable instrument (within the ordinary meaning of that term); or
(iii)	money (including money withdrawn or transferred to a third party from one of your accounts with a bank or other financial institution); and
(b)	in relation to which no Control Event has occurred, subject to clause 6.4.

Security Interest means the document or act that creates a security for the payment of money or performance of an obligation. This includes a 'security interest' as defined in the PPSA. It also includes any general security, specific security, mortgage, bill of sale, charge (whether fixed or floating), lien, pledge, hypothecation, encumbrance, title retention, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangement.

Serial Numbered Property means personal property that may or must be described by serial number in a financing statement under the PPSA.

Subsidiary has the meaning given to it in the Corporations Act, but as if a body corporate includes any entity. It also includes any entity required by GAAP to be included in the consolidated annual financial report of an entity or which would be required if that entity were a corporation. A trust or Registered Scheme may be a Subsidiary (and a unit or other beneficial interest in the trust or Registered Scheme is to be treated as a share accordingly) and an entity is to be treated as a Subsidiary of a trust or Registered Scheme as if that trust or Registered Scheme were a corporation.

Tax means any tax, levy, duty, rate, impost, charge, deduction or withholding (and any related penalty, fine, fee or interest) imposed, levied or assessed by a Government Authority. It includes stamp duty, GST and any transaction taxes and duties.

Title Documents means each certificate, confirmation, grant, assurance, conveyance, deed and other document of title or evidencing title to, or rights to acquire, possess, use or dispose of, any Collateral.

Trust means, in respect of you, each trust or managed investment scheme specified in this Security Agreement of which you are the trustee or responsible entity.

Trust Property means, in respect of a Trust, your present and future property of any kind which is the subject of that Trust. It includes anything in respect of which you as trustee of the Trust have at any time a sufficient right, interest or power to grant a Security Interest, such as under your rights of indemnity from the property, assets and beneficiaries of the Trust and any equitable lien and other Security Interest you hold in respect of your administration of the Trust and those rights of indemnity.

27.2	PPSA terms incorporated

In this Security Agreement, unless the context requires otherwise, the following words and expressions have the same meanings given to them in the PPSA: accession, advance, after-acquired property, attach, chattel paper, commercial consignment, control, document of title, future advance, goods, inventory, intermediated security, investment instrument, land, negotiable instrument, perfected, personal property, purchase money security interest, PPS lease, proceeds, serial number and verification statement.

27.3	Interpretation

In this Security Agreement:

(a)	headings are for reference only and do not affect interpretation;
(b)	the singular includes the plural and vice versa, a gender includes other genders and different grammatical forms of defined expressions have corresponding meanings;
(c)	unless stated otherwise, anything required to be done on or by a day which is not a Business Day, must be done on or by the next Business Day;
(d)	examples and use of the word 'including' and similar expressions do not limit what else may be included;
(e)	a document or agreement includes that document or agreement as novated, altered, amended, supplemented or replaced from time to time;
(f)	anything includes any part of it and a reference to a group of things or persons includes each thing or person in that group;
(g)	a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;
(h)	to 'grant a security interest' includes to charge, mortgage, pledge, encumber, assign by way of security and transfer by way of security; and
(i)

'property' or an 'asset' includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset.

SIGNING PAGE/S

Executed as a Deed personally and also as trustee of any trust described in the Details.

Pasture Genetics Pty Ltd CAN 074 290 252

Name of Company (BLOCK LETTERS)

Executed by the Company named above in accordance with Section 127 of the Corporations Act 2001 (Cth)

Signature	Signature

Full name (BLOCK LETTERS)	Full name (BLOCK LETTERS)

Director / Company Secretary* Delete whichever is not applicable	Director

Office Held	Office Held

29.10.21	29/10/21
Date	Date

* Please tick here if you are signing as Sole Director and Sole Company Secretary

GENERAL SECURITY AGREEMENT

IMPORTANT NOTICE

There are important things you need to know before signing this General Security Agreement ("this

Security Agreement"):

•     This Security Agreement sets out the terms on which you grant a Security Interest in Collateral to us.

•     Before you sign this Security Agreement you should get independent legal and financial advice.

•     There are financial and other risks involved in signing this Security Agreement, including the risk of loss of the Collateral.

Meanings of words - the meanings of key words used in this Security Agreement are either explained in the Details or at the end of this Security Agreement.

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686

DETAILS

National Australia Bank Limited ABN 12 004 044 937 AFSL and Australian Credit Licence 230686

Address: 800 Bourke Street, Docklands, Victoria, 3008

Our details

("we" or "us" or "our'')

Grantor details ("you" or "your'' or "Grantor'')
Company Details
Name:	S&W Holdings Australia Pty Ltd
ACN/ABN/ARBN:	162 715 326
ARSN (if Company is
Responsible Entity of a
Registered Scheme):
Address:	Office 2, 7 Pomona Street, Stirling SA 5152
Fax Number:

TERMS

1.	OUR PROMISE TO YOU

We will act reasonably and fairly towards you, taking into account your and our respective business interests. That includes whenever we are:

•	considering any request you make; or
•	deciding whether to give our consent or to exercise a right, discretion or remedy in connection with this Security Agreement; or
•	setting any conditions for doing any of those things.

It's worth noting that even if we don't make a decision or do something straight away, we may still do so later on. This includes where we delay or defer doing so, or we temporarily waive a requirement.

2.	IMPORTANT INFORMATION ABOUT THIS SECURITY AGREEMENT

2.1Why you're giving us this Security Agreement

You acknowledge you're giving us this Security Agreement (and incurring obligations and giving rights under it) in return for us entering into the Finance Documents and the transactions contemplated by those documents, and so that we'll provide or continue to provide loans or other forms of finance to you or a Customer.

2.2.	What you give us in this Security Agreement

This is a very important document. By signing this Security Agreement you:

(a)	make promises to us - for example, to confirm information about you, your business, the Collateral and other matters;
(b)	agree to do Certain things - for example, you may have to pay money owed by an Obligor;
(c)

give us rights in relation to you and the Collateral-for example, if you do not comply with your promises or obligations, we may take possession of the Collateral, sell or otherwise deal with it, and take other action to recover the Amount You Owe Us; and

(d)	take on financial and other risks, including the risk of loss of the Collateral.

2.3Your obligations continue

Your obligations under this Security Agreement continue even if we release all or some of the Collateral from this Security Agreement. A full release of Collateral will not release you from liability under this Security Agreement until we've received all of the Amount You Owe Us - and we're satisfied that we can retain all payments received (for example, we may not be satisfied if another person could claim that a payment  has to be repaid for any reason).

3.	IMPORTANT INFORMATION ABOUT YOU

3.1	You're liable separately on your own and jointly with all other Grantors

You're liable for all of the obligations under this Security Agreement both separately on your own and jointly with anyone else named in the Details as a Grantor. That means you may have to do things (including pay money) even if any of the other Grantors don't do those things. Accordingly, in this Security Agreement, a reference to 'you' is a reference to each Grantor individually as well as to all Grantors jointly.

3.2	If you're a trustee

You agree that if you're a trustee of a Trust:

(a)	this Security Agreement and each obligation you incur under it binds you in your personal capacity and as trustee of the Trust; and
(b)	we have recourse to all of your Collateral, including the Trust Property, when seeking to recover the Amount You Owe Us, whether that property is owned by you beneficially or held by you as trustee.

3.3	If you're a partner in a Partnership

You agree that if you're a partner of a Partnership:

(a)	then clause 3.1 applies to each partner; and
(b)

this Security Agreement will continue to bind each person who is a partner at the date of this Security Agreement and each person who becomes a partner, despite changes in the membership of the Partnership or the fact that the person is no longer a member of the Partnership.

4.	YOU AGREE TO PAY THE AMOUNT YOU OWE US WHEN IT IS DUE

You agree to pay us the Amount You Owe Us in accordance with the terms of any agreement in writing to do so, including when and as specified in that agreement. However, if:

(a)	there is no such agreement; and
(b)	payment is not otherwise due because you are in Default,

then we may declare at any time by reasonable notice to you the Amount You Owe Us is payable either promptly on demand or at the latest within 2 Business Days of making the demand.

5.	YOU GRANT US A SECURITY INTEREST IN THE COLLATERAL

5.1	Security Interest
(a)	You grant us a security interest in the Collateral to secure the payment of the Amount You Owe Us.
(b)	Without limiting the meaning of 'Collateral' in this Security Agreement, this security interest is taken in all of your present and after-acquired property.
(c)

The security interest created by this Security Agreement is a charge. If for any reason it is necessary to determine the nature of this charge, it is a floating charge over Revolving Assets and a fixed charge over all other Collateral. Clauses 6.2 and 6.3 set .out rules for how you may deal in Revolving Assets.

5.2	Legal, beneficial and joint ownership of the Collateral
(a)	You grant the security interest under clause 5.1:
(i)	if you are trustee of a Trust - as trustee for all Trust Property; and
(ii)	as beneficial owner for the balance of the Collateral.
(b)

If you hold any Collateral jointly with one or more others, whether or not named in the Details, and whether in partnership, joint venture or otherwise, c1nd we hold a Security Interest from all such other persons, whether under this Security Agreement or under any other security instruments or arrangements, you acknowledge that such Security Interests constitute a Security Interest over all the assets of the firm, partnership or joint venture.

5.3	Attachment

The Security Interests granted by this Security Agreement attach to the Collateral in accordance with the PPSA and the parties confirm that they have not agreed that any Security Interest granted by this Security Agreement attaches at any later time.

5.4	Where the law requires action before a Security Interest can be granted

To the extent that any law requires that something must be done (such as obtaining consent) before you may validly grant a Security Interest over any of the Collateral, the Security Interest under clause 5.1 only takes effect in relation to that Collateral when the thing required is done. You agree to do anything reasonably necessary to ensure that it is done.

5.5	Security independent and continuing

This Security Agreement and each Security Interest created under it are:

(a)	in addition to and enforceable independently of any other Security Interest or Guarantee; and
(b)

a continuing security and remain in full force and effect (whether or not at any given time there is any Amount You Owe Us) until we release all Collateral from the Security Interest, despite any intermediate payment, discharge, settlement or release of part of the Collateral.

6.	THINGS YOU CAN AND CANNOT DO WITH THE COLLATERAL

This clause sets out how you can deal with the Collateral (for example, whether you can sell some Collateral, or create a security interest over some of it). The starting point is you are generally not allowed to deal with the Collateral (as set out in clause 6.1). However, in limited circumstances you are allowed to deal with some of the Collateral (as set out in clause 6.2).

One type of Collateral you can deal with is Collateral which is designated as a Revolving Asset (see clause 27.1 for more details). An example of a Revolving Asset is inventory (within the ordinary meaning of that term), provided no Control Event has occurred. Additional conditions will apply if a Control Event occurs.

6.1	Restricted dealings

You must not do, or agree to do, any of the following (unless you are expressly permitted to do so by clause

6.2	or by another provision in a Finance Document or we consent in writing):
(a)

create or allow another interest (including any Security Interest) in any Collateral, other than a Permitted Security Interest (or if by law its creation cannot be restricted, you must comply with clause 6.6); or

(b)	dispose, or part with possession, of any Collateral.

6.2	Permitted dealings

You may do any of the following in the ordinary course of your ordinary business unless you are prohibited from doing so by another provision in a Finance Document:

(a)	create or allow another interest in, or dispose or part with possession of, any Collateral which is a Revolving Asset; or
(b)	withdraw or transfer money from an account with a bank or other financial institution.

6.3	Revolving Assets

If a Control Event occurs in respect of any Collateral then automatically:

(a)	that Collateral is not (and immediately ceases to be) a Revolving Asset;
(b)	any floating charge over that Collateral immediately operates as a fixed charge; and
(c)	you may no longer deal with the Collateral under clause 6.2.

6.4	Conversion to Revolving Asset

If any of the Collateral is not, or ceases to be, a Revolving Asset, and becomes subject to a fixed charge under this clause 6,we may give you a notice stating that the Collateral specified in the notice is a Revolving  Asset, or becomes subject to a floating charge. This may occur any number of times.

6.5	Inventory

Any inventory which is not, or ceases to be, a Revolving Asset is specifically appropriated to a security interest under this Security Agreement. You may not create or allow another interest in, or dispose or part with possession of or remove it without obtaining our specific and express authority to do so.

6.6	Where the law allows you to create a Security Interest without consent

If a law entitles you to create another Security Interest in the Collateral without our consent, this clause 6 does not operate to require you to obtain our consent before creating that other Security Interest. However, if you intend to create another Security Interest:

(a)	you agree to notify us at least 7 days before you propose to do so; and
(b)

if we request a priority agreement under clause 7.3 and you have not complied with that request by the time the Security Interest is created, we need not provide any person with further financial accommodation under any Finance Document.

7.	PRIORITY

7.1	First priority of Security Interest in Collateral

The parties intend that each Security Interest created under this Security Agreement:

(a)	takes priority over all other Security Interests and other interests in the Collateral at any time other than any Permitted Security Interest that:
(i)	we agree in writing as having priority; or
(ii)	is mandatorily preferred by law; and
(b)	has the same priority in relation to all of the Amount You Owe Us, including future advances.

7.2	Purchase money security interests

Nothing in this clause 7 restricts us from claiming that a Security Interest granted under this Security Agreement is a purchase money security interest in respect of all or part of the Collateral.

7.3	Priority agreement

If we ask, you agree to obtain an agreement acceptable to us regulating priority between the Security Interest under this Security Agreement and any other Security Interest over, or other interest in, the Collateral.

7.4	Other Security Interests
(a)	You must not increase the amount secured under any other Security Interest in the Collateral without our consent.
(b)	You must comply with any obligation in connection with any other Security Interest in the Collateral.
(c)

We may rely on a certificate from any other person with a Security Interest in the Collateral as to the amount that is owed to that other person unless we have actual knowledge that the certificate is incorrect.

(d)

If a Default is subsisting, we may pay any of your debts or take an assignment of them or any Security Interest for our benefit and the amount paid and the costs incurred by us will be part of the Amount You Owe Us.

7.5	What happens after we receive notice of subsequent Security Interests

If we receive actual or constructive notice of a subsequent Security Interest other than a Permitted Security Interest in respect of any Collateral to which the PPSA does not apply, you agree that:

(a)	we may open a new account for you;
(b)	all financial accommodation provided by us to you will be debited to that account; and
(c)	all payments that reduce the Amount You Owe Us will be first applied to reduce the debit balance in the new account before reducing any other Amount You Owe Us.

8.	TAXES, COSTS AND INDEMNITIES

8.1	You must pay all Taxes and reasonable Costs

You agree to pay or reimburse us for all Taxes and reasonable Costs incurred from time to time by, or imposed upon, us, an External Administrator appointed by us or an Attorney relating to:

(a)	this Security Agreement and any transactions under it;
(b)	title, security, insolvency and corpori3te searches concerning you and the Collateral;
(c)

preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPSA) in relation to a Security Interest, or taking any other action that in our reasonable opinion is necessary;

(d)	preserving and maintaining any Collateral (such as by paying any insurance, rates or taxes in relation to that Collateral, including any interest, penalties and fines);
(e)	preserving or enforcing our rights (or reasonably considering or attempting to do so) under the Finance Documents;
(f)	a variation, release or discharge of this Security Agreement, or giving a consent or approval or waiving a requirement in connection with this Security Agreement;
(g)	us acting or relying in good faith on any notice or other communication from you (or genuinely believed by us to be from you) including any email and any attachment to any email;
(h)	a Default or us exercising or enforcing our rights (or reasonably considering or attempting to do so) under this Security Agreement; and
(i)	the costs, indemnification and remuneration of any External Administrator.

8.2	You indemnify us

You also indemnify us (and our Authorised Representatives, employees, contractors, agents and any Attorney) against, and you must pay us on demand for; any Loss or reasonable Costs we incur in connection with:

(a)	an indemnity given by us to an External Administrator of you or of any Collateral;
(b)	this Security Agreement or any Collateral;
(c)	a Default;
(d)	any payment required under this Security Agreement not being made on its due date;
(e)	the exercise or attempted exercise of any right;
(f)	any Environmental Liability;
(g)	us acting or relying in good faith on any notice or other communication from, or genuinely believed to be from, you; and
(h)	us relying on information supplied by or on behalf of you which proves to be a misrepresentation or to be misleading or deceptive (including by omission of other information),

however you don't have to pay, reimburse or indemnify us under this clause to the extent that:

(i)

any Loss or Costs incurred by us was contributed to by the fraud, negligence or misconduct of us, a Receiver or any Attorney (or of our Authorised Representatives, employees, contractors or agents); or

(ii) where another Finance Document contains an indemnity relating to one or more of the matters above, the terms of the indemnity in that Finance Document do not require the Granter to pay, reimburse or indemnify us.

8.3	Tax indemnity
(a)

Subject to clause 8.3(b), you indemnify us against, and must pay to us on demand amounts equal to, any Loss which we determine will be or has been (directly or indirectly) incurred by us for or on account of Tax in respect of this Security Agreement or a transaction or payment under this Security Agreement.

(b)	Clause 8-3(a) does not apply to the extent the relevant Loss is compensated for by payment of an additional amount under clause 10.2.

8.4	Currency indemnity

If a judgment, order or proof of debt in connection with the Amount You Owe Us is expressed in a currency other than the currency in which the Amount You Owe Us is due, then you indemnify us against:

(a)

any difference arising from converting the other currency if the exchange rate we use and appropriately apply for converting currency when we receive a payment in the other currency is less favourable to us than the exchange rate used for the purpose of the judgement, order or acceptance of proof of debt; and

(b)	the Costs of conversion,

notwithstanding that it might be necessary to convert the other currency through more than one currency to determine the exchange rate available to us.

9.	INTEREST ON OVERDUE AMOUNTS

9.1	Accrual and calculation
(a)

Subject to clause 9.1(b), you must pay interest on any part of the Amount You Owe Us which is due for payment but which is not otherwise incurring interest. The interest accrues daily from (and including) the due date (which if not otherwise stated, is the date when the amount was incurred, paid, debited to your account or otherwise charged to you and without need for a prior demand for payment) up to (but excluding) the date of payment. You must pay the interest with the amount on which it is accruing. The rate of interest applying to each daily balance is the rate equal to the highest annual rate of interest payable under any Finance Document divided by 365.

Each month, we may add to the amount you owe any interest under this clause 9.1(a) which has not been paid. You will then be liable for interest under this clause 9,1(a) on the total amount.

(b)

However we will not charge interest under clause 9,1(a) to the extent doing so would be inconsistent with any agreement that we have made with you not to charge default interest in respect of any part of the Amount You Owe Us.

9.2	Judgment or order

If any amount you must pay under this Security Agreement becomes covered by a judgment or court order, you must pay interest on that amount as a separate obligation. The interest accrues from and including the date we first ask for the amount until but excluding the date that amount is paid. This obligation is not affected by the court order. The rate is the rate in clause 9.1(a) or the rate in the court order (whichever is higher).

10.	HOW YOU MUST MAKE PAYMENTS

10.1	Payment requirements
(a)	If and when you are required to make a payment under this Security Agreement, that payment must be made:
(i)	in full and without any set-off, counterclaim, withholding or deduction, except as required by law(for example, where a court order permits);
(ii)	to us by payment to an account we have nominated or as we otherwise direct; and
(iii)	in Australian dollars, in immediately available funds.
(b)

We can debit any of the amounts payable under this Security Agreement that have become due and payable to any of your accounts with us, or opened by us in your name, as reasonably determined by us, even if it will cause the account to be overdrawn. Unless we agree otherwise, where such an account is overdrawn, the overdrawn balance is payable and we may charge you interest on the overdrawn amount:

(i)	in accordance with the terms and conditions of that account; or

(ii)	if there is an overdraft facility linked to that account, in accordance with the terms and conditions of the overdraft facility.

10.2	Deduction or withholding

If you are required by law to deduct or withhold Taxes from a payment to us in connection with this Security Agreement, you must:

(a)

make that deduction or withholding (and any further deductions or withholdings contemplated by clause 10.2(b)), and pay to the appropriate Government Authority an amount equal to the full amount deducted or withheld as required by law and give us the original receipt for the payment; and

(b)

pay additional amounts to us which will result in us receiving at the time the payment is due (after deduction or withholding of any Taxes in respect of any additional amount) the full amount which we would have received if no deduction or withholding had been required.

10.3	GST

Unless otherwise specified, all amounts referred to in this Security Agreement are exclusive of GST. If we are liable to pay GST or a similar tax on a supply (as defined in relevant GST legislation) made in connection with this Security Agreement, you must pay us an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

11.	PROMISES WE RELY ON

11.1	General

We are relying on these important promises from you to provide financial accommodation to you or a Customer (in addition to any promises you or anyone else hasmadeto us in any other document). You give these promises when you sign this Security Agreement and at all times while there is any Amount You Owe Us. You must promptly tell us if anything happens which would at anytime prevent you from being able to repeat these promises truthfully.

11.2	Promises about you

You promise that:

(a)	all of the information in the Details about you is true, correct and complete;
(b)	you hold all necessary Licences required to run your business;
(c)	the financial information given to us by you, or on your behalf, gives an accurate and up to date view of your financial position;
(d)	you have not withheld any information from us which might reasonably be expected to affect our decision to enter into this Security Agreement or any other Finance Document;
(e)	•you don't have a material dispute with anyone;
(f)	entering into this Security Agreement is for your commercial benefit;
(g)	you are not Insolvent;
(h)	you have told us about all Defaults you are aware of, or if you think one is reasonably likely to occur;
(i)	except as specified in this Security Agreement, you are not a trustee of any trust nor a partner in a partnership;
(j)	signing this Security Agreement will not cause:
(i)	you to breach any law or material agreement you have with someone else; or
(ii)	any payment obligation you owe to anyone to become due earlier than scheduled;
(k)	you have told us about any Security Interest granted by you to anyone else; and
(l)	you are currently complying with your obligations to us under this Security Agreement.

11.3	Promises about the Collateral

You promise that:

(a)	any information in the Details about the Collateral is true, correct and complete;
(b)

any information you provide us about the Collateral, including serial numbers of any Collateral that may, or must, be recorded on the PPS Register by serial number (including motor vehicles, watercraft and aircraft), is true, correct and complete;

(c)	you own or have a right or interest in the Collateral and you have the right to grant a Security Interest over the Collateral under this Security Agreement;
(d)	you have told us in writing about any Collateral which is located outside Australia;
(e)

you have told us in writing about all rights that affect, or are proposed or likely to affect, the Collateral of which you are aware (including Security Interests or the rights of beneficiaries under a Trust);

(f)	you will use your best efforts to obtain and maintain any necessary Licences in relation to the Collateral; and•
(g)	you have told us in writing about any Contaminant affecting the Collateral of which you are aware.

11.4	Promises about any Trust of which you are a Trustee

In relation to each Trust, you promise that:

(a)	you are the only trustee of the Trust and no steps have been taken to remove you as trustee;
(b)	you have power and authority to enter into this Security Agreement and are doing so in good faith, for a proper purpose and for the benefit of all of the beneficiaries of the trust;
(c)	you have the right to be fully indemnified out of the Trust Property for obligations incurred as trustee under this Security Agreement ahead of the beneficiaries' claims;
(d)	you are not in breach (however described) under the terms of the Trust;
(e)	you will not without our prior written consent:
(i)	amend the Trust deed;
(ii)	cease to be the only trustee; or
(iii)	breach your duties as trustee of the Trust;
(f)	the Trust has not vested or terminated; and
(g)	true copies of the trust documents have, if requested by us, been provided to us and they disclose all the terms of the Trust.

11.5	Promises about any partnership of which you are a partner

If you are a partner of a Partnership, you promise that:

(a)

you have the full power and authority on behalf of the Partnership (including under any partnership agreement) to sign and comply with this Security Agreement as a partner to bind the Partnership, and doing so is for the proper business of the Partnership; and

(b)	true copies of any documented partnership agreements have, if requested by us, been provided to us and they disclose all the terms of the Partnership.

12.	GENERAL THINGS YOU WILL DO IN RELATION TO YOUR BUSINESS

12.1	Caring for your business

You will:

(a)	keep your business and financial records in good order;
(b)	not, without our consent, cease or significantly change the nature of your business;

(c)

not, without our consent, relocate your principal place of business outside Australia, or change your place of registration or incorporation, or change your legal status or allow your legal status to be changed;

(d)

pay all Taxes payable by you, including in connection with any Collateral, when due (other than any Tax being contested in good faith provided that where any Tax may be lawfully withheld, you first set aside sufficient reserves and such Tax is promptly paid on final determination of the contest); and

(e)	comply in all material respects with all laws binding on you, the Collateral or any of your assets, and use your best efforts to ensure that any person occupying or using any Collateral does the same.

12.2	Preserving your business assets

You must:

(a)	not, without our consent:
(i)	provide financial accommodation to a Related Entity;
(ii)	permit a Related Entity to owe financial accommodation to you;
(iii)	satisfy any financial accommodation you now or in the future owe to a Related Entity;
(b)	not, without our consent, deposit money with a person in circumstances where the money is not repayable unless you perform obligations (including to pay money) to that person; and
(c)	ensure that your capital is not reduced or made capable of being called up only in certain circumstances.

12.3	Things you will do if you are a trustee

In relation to each Trust you will:

(a)	give us copies of all of the trust documents we ask for;
(b)	when we ask, exercise your right to be indemnified out of the Trust Property to satisfy any liabilities under this Security Agreement; and
(c)	comply with the terms of the Trust and ensure that your rights as trustee have priority over the beneficiaries' interests.

12.4	Things you will not do if you are a trustee

You agree not to do any of the following without our prior written consent:

(a)	end the Trust, or distribute Trust Property;
(b)	allow a Security Interest to exist over any Trust Property other than a Security Interest granted to us;
(c)	(if the Trust is a unit trust) issue units to any person who is not a unit holder on the date when you sign this Security Agreement.

12.5	Things you will do if you are a partner in a Partnership
(a)	If you are a partner of a Partnership you must make sure that:
(i)	each partner corn plies with its obligations as a partner of the Partnership;
(ii)	the Partnership's records are kept in good order; and
(iii)	you obtain our written consent before:
(A)	any changes are made to the partners or the terms of the Partnership;
(B)	the Partnership is terminated, or its property distributed;
(C)	taking action which could make it harder for a partner to comply with this Security Agreement; or
(D)	mixing Partnership assets with other assets.
(b)

If you are a partner, you must do your best to ensure that any partner added to the Partnership assumes liability in respect of all the Amount You Owe Us before that partner became a partner, by executing a security deed in substantially the same form and effect as this Security Agreement (including giving us the priority we require).

13.	THINGS YOU MUST DO IN RELATION TO THIS SECURITY AGREEMENT

13.1	General things you must do

You must:

(a)	ensure that no Default occurs;
(b)

if we ask, provide to us any information and assistance we reasonably require about, or documents affecting your business, assets, liabilities, finances, operations, management, the Collateral, and your compliance with this Security Agreement and each other Finance Document; and

(c)	comply with all conditions in any consent we give in connection with this Security Agreement.

13.2	You promise to help us preserve our Security Interest

You promise to do anything we reasonably require to:

(a)

better secure the Collateral for payment of the Amount You Owe Us, and to enable the better exercise of any right (including the granting of further specific security in the form required  by us and depositing with us documents or evidence of  titles and transfers in  relation  to investment instruments); and

(b)

perfect, preserve, maintain, protect or otherwise give full effect to the Collateral, this Security Agreement or each Security Interest intended to be created under this Security Agreement, and the priority of that Security Interest required by us.

13.3	Things you must tell us about the Collateral

You must notify us promptly:

(a)	if you acquire, or enter into an agreement to acquire, any intermediated securities, investment instruments, negotiable instruments or chattel paper;
(b)	on our request, of the details of each purchase money security interest and each Security Interest perfected by control in any of the Collateral;
(c)	about any order or notice from any Government Authority concerning the use or condition of any Collateral as soon as you become aware of it, and provide us a copy; or
(d)	if anything occurs that materially lowers or may materially lower the value of the Collateral (for example, if Collateral is lost, stolen, defective or damaged),

13.4	Things you must tell us before you change your details

You must notify us in writing at least 14 days before:

(a)	you or any Trust or Partnership changes its name;
(b)

any ABN, ACN, ARBN or ARSN allocated to you or any Trust or Partnership changes, is cancelled or ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply to it); or

(c)	you become trustee of a Trust, or a partner of a partnership not stated in the Details.

13.S Things you must do to care for and preserve the Collateral

You must:

(a)	pay when due all amounts for which you are liable in respect of the Collateral;
(b)

keep all Collateral protected from loss, theft and damage in good working order and condition, consistent with the exercise of the degree of skill, prudence, foresight and operating practice which would reasonably be expected from a reputable operator of a business similar to your business, allowing for fair wear and tear;

(c)	not do, allow anything to be done or fail to prevent anything that materially lowers or may materially lower the value of the Collateral;
(d)	tell us if any Collateral is defective or seriously damaged;
(e)	protect and enforce your title to, and our interest as secured party with respect to, the Collateral;
(f)

not, without our consent, allow any Collateral to become an accession or fixture to any asset or property unless that asset or property is also part of the Collateral or is subject to a first-ranking Security Interest or first-ranking registered mortgage in our favour; and

(g)	not move {or allow to be moved) any Collateral located in Australia as at the date of this Security Agreement outside Australia:
(i)	except in the ordinary course of, and for the purpose of carrying on, your ordinary business; and
(ii)	provided the Collateral remains subject to a Security Interest in our favour giving us the same or better priority as this Security Agreement.

13.6	Environmental matters affecting the Collateral

You must:

(a)promptly notify us if there is a Contaminant affecting or emanating from the Collateral;

(b)	unless it is in the nature of your business conducted with the Collateral and this has been disclosed in writing to us:

(i)not have a Contaminant affecting or emanating from the Collateral; and

(ii)	immediately remove any Contaminant from the Collateral and make good any damage caused by the Contaminant or its removal;
(c)	minimise the impact of any escaped Contaminant on the Environment and make good any damage it causes;
(d)	not deal with any Collateral or any Contaminant in such a way as to increase the risk of harm from a Contaminant; and
(e)	do anything we reasonably require you to do to deal with any Contaminant or protect the Collateral from it, including moving the Collateral.

13.7	You must register your Security Interests in the Collateral

You must register on the PPS Register every Security Interest you hold in the Collateral:

(a)	as soon as such Security Interest becomes registrable under the PPSA {whether before or after the Security Interest arises); and
(b)	in a manner which affords you the highest possible priority under the PPSA in respect of each Security Interest.

13.8	Things you must do - book debts

You must:

(a)	until we otherwise direct, promptly collect your book debts, other debts and amounts owing to you under any other monetary claims; and
(b)

if we request, pay into a control account we open or maintain in your name (which may be your principal operating account maintained by us), all the money which you receive in respect of the proceeds and any other amount in connection with the Collateral (including insurance proceeds which must be applied in accordance with clause 16). You must comply with any directions we issue to deal with that money while in the control account.

13.9	Things you must do - Real Property and Subsidiaries

You must:

(a)	notify us promptly about all Real Property and interests in Real Property (including Leases) you acquire or any Subsidiaries you form or acquire;

(b)

grant an all-obligations mortgage in the form we require over such of your interests in any Real Property which forms part of any Collateral as we may require, and deliver to us any document, and do any other thing, which we require in order to register any such mortgage;

(c)	comply with the terms of, and take all action (including as reasonably required by us) to enforce, each Lease binding on you in respect of the Collateral from time to time; and
(d)	get our consent before you demolish or materially alter any improvements on Real Property or commence construction or enter into a contract for major works to be carried out on Real Property.

13.10	Things you must do - Serial Numbered Property

You agree:

(a)

to provide us with the correct serial numbers of any Collateral that is Serial Numbered Property (for example, motor vehicles, watercraft and aircraft) as at the date of this Security Agreement and promptly following any subsequent acquisition, together with any other details we request to make any necessary registrations on the PPS Register in relation to that Serial Numbered Property; and

(b)	not to change any serial number in respect of any Serial Numbered Property.

13.11	Things you must do - Title Documents

You must:

(a)

deposit with us any Title Documents, chattel paper, negotiable instruments, intermediated securities, investment instruments or other documents we request relating to the Collateral (unless another person is entitled to hold them pursuant to a Permitted Security Interest); and

(b)	obtain replacement Title Documents if we reasonably believe any original Title Documents are lost or destroyed.

13.12	Things you must do - Licences
(a)	If a Licence is part of the Collateral or required for any activity carried out on or in connection with the Collateral or your business, then you must:
(i)	carry out that activity in a proper and orderly manner;
(ii)	comply with all laws and requirements of Government Authorities in connection with the Licence;
(iii)	obtain and renew on time the Licence and any necessary authorisation to carry on the activity for which the Licence is necessary and oppose any application to restrict or cancel the Licence;
(iv)	not, without our prior written consent:
(A)	remove or apply to remove the Licence from any Collateral;
(B)	surrender or attempt to surrender the Licence;
(C)	deal in any way with any interest in the Licence;
(D)	amend the Licence;
(E)	do anything which could cause the Licence to be forfeited or cancelled; or
(F)	allow a Security Interest to arise over the Licence; and
(v)	give us a copy of each notice, order, summons or conviction in connection with the Licence.
(b)	If you are not the holder of the Licence, you must do your best to ensure that:
(i)	the holder complies with the obligations set out in clause 13.12(a) as if it were you; and
(ii)	the hold r gives us an authority to apply for information from Government Authorities and a power of attorney relating to the Licence, each in a form satisfactory to us acting reasonably.
(c)	After a Default has occurred, if we require, you must do your best to ensure that the Licence is transferred to us or our nominee.

14.	RIGHTS WE CAN EXERCISE AT ANYTIME

14.1	Assignment
(a)

Subject to the Finance Documents, we may assign or otherwise deal with our rights under this Security Agreement in any way we consider appropriate and you agree to help us including by signing any document or providing consent. We may disclose any information or document to do so.

(b)	You can't assign or otherwise deal with your rights under this Security Agreement without our prior written consent.

14.2	We have rights to enter and inspect
(a)	We may enter land and buildings owned or occupied by you, any place where the Collateral is located, your places of business or your registered office to:
(i)	inspect the Collateral;
(ii)	find out whether you are complying with this Security Agreement;
(iii)	exercise our rights under this Security Agreement or a Finance Document;
(iv)	inspect and copy records relating to you, your Subsidiaries or the Collateral; or
(v)	investigate your financial affairs or business or the financial affairs or businesses of your Subsidiaries.
(b)	For these purposes you agree to obtain for us the right to enter any:
(i)	land, buildings or place of business; or
(ii)	other place, including any registered office,

where any property or records of your Subsidiaries or any Obligor is located.

(c)	You agree to help us enter and exercise our rights under this Security Agreement, such as by obtaining all acknowledgements, consents and other documents we require to:
(i)	allow you to enter into and perform your obligations under this Security Agreement including providing us with an effective Security Interest over the Collateral for payment of the Amount You Owe Us;
(ii)	allow us to inspect the Collateral; and
(iii)	enable us to exercise our rights in connection with the Collateral.

14.3	We will give reasonable notice before entering

We will give you reasonable notice before entering under clause 14.2, unless:

(a)	a Default is subsisting; or
(b)	we reasonably believe that there is an emergency or that urgent action is necessary to protect the Collateral.

14.4	We may rectify or step in

We may do anything which you should have done under this Security Agreement but which you have either not done or in our reasonable opinion have not done properly in order to protect the value of the Collateral. If we do so, you must pay our reasonable Costs when we ask, except to the extent the Costs arise from the negligence, fraud or wilful default of us or our Authorised Representatives, or any Attorney or Receiver appointed by us.

14.5	We can direct you to pay rent and other income

While any Default is subsisting, we may direct, and you agree to ensure, that rent and other income from the Collateral is paid to us (or that you pay over such amounts to us). These amounts are then to be applied in accordance with clause 15.2.

15.	WHAT HAPPENS TO MONEY WE RECEIVE

15.1	When we will credit payments received

We will credit payments to any Amount You Owe Us as soon as practicable after actually receiving them (including, where we have appointed a Receiver, as soon as practicable after we receive the payment from the Receiver). However, we may retain any payments for later crediting towards part of the Amount You Owe Us which is not due for payment when received. We may hold it in an interest bearing account and use it and any interest (less any Taxes) to pay the Amount You Owe Us when it becomes due for payment.

15.2	How we apply money received

Subject to any overriding law, any money received by us or a Receiver under this Security Agreement will be applied towards payment of any parts of the Amount You Owe Us in the order we choose or to anyone with a prior claim. However, if money received represents proceeds of an insurance claim relating to the loss of or damage to any Collateral, we may use it to reinstate the Collateral or carry out work on it.

15.3	How we will deal with surplus proceeds

After the Amount You Owe Us is paid, we will pay any surplus proceeds either to you or to another person entitled to it (such as another person with a Security Interest in the Collateral). In particular, we may pay it to a person that we consider, on reasonable grounds, has a subsequent registered or unregistered Security Interest without incurring liability to you.

15.4	Amounts we owe you and how we can pay you
(a)	Payment of amounts to you may be completed by crediting the amount to an account in your name with us or any other bank in Australia and giving you notice of the credit.
(b)	Neither we nor a Receiver are accountable for any more money or Collateral than what is actually received.

15.5	We may convert amounts received into the due currency

If we receive any amount in relation to this Security Agreement in a currency other than the one which was due, we can convert the amount received into the due currency. We will act reasonably when making the conversion and do so as soon as practicable after receipt, but any Costs involved in converting currencies will be added to the Amount You Owe Us.

16.	THINGS YOU NEED TO KNOW ABOUT INSURANCE

16.1	You must have insurance

You must ensure that the following insurances are obtained and maintained in full force and effect for the duration of this Security Agreement:

(a)

insurance covering any insurable Collateral, for its full insurable value on a reinstatement and replacement basis, including where applicable any loss of rents and profits, the cost of demolition, removal of debris and consultants' fees; and

(b)

other insurance appropriate to your business, assets and operations against all usual risks and such amounts which a reasonable person in your position would prudently take out, including business interruption insurance, public liability insurance, workers compensation insurance or equivalent cover in accordance with applicable law and any other insurance required by law or which we reasonably require in connection with your ownership, occupation or use of the Collateral.

16.2	Insurance Policy requirements

You must ensure that each Insurance Policy in relation to insurable Collateral (including, if appropriate to your business, business interruption insurance):

(a)	notes our interest as a secured party;
(b)	if required by us, names us as sole loss payee;

(c)	if required by us, names us as a co-insured; and
(d)	is on terms and with an insurer acceptable to us, acting reasonably.

16.3	Things you must do in relation to Insurance Policies

You must, in relation to each Insurance Policy:

(a)	whenever asked by us, produce evidence of current cover (including a certified copy of each policy wording and schedule and a certificate of currency);
(b)	ensure the cover is not reduced or cancelled (and you must notify us if it is or could be);
(c)	do your best to ensure that nothing happens that could permit an insurer to decline a claim (and you must notify us if anything would permit an insurer to do this); and
(d)	notify us if an event occurs which permits an insurance claim to be made or an insurance claim is made or refused.

16.4	We may rectify

If you do not comply with clause 16, we may take out, renew or maintain any insurance required by clause 16, and you must immediately pay us all Costs incurred in doing so.

16.5	We may take over or settle insurance claims

We may, after notifying you, take over your rights to make, pursue or settle an insurance claim whether or not the policy notes our interest as a secured party.

16.6	Insurance proceeds must be paid to us or as we direct

Unless we agree otherwise, you must pay all proceeds you receive from any insurance claim relating to the loss of or damage to the Collateral to us or as we direct.

17.	DEFAULT AND ITS CONSEQUENCES

17.1	When are you in Default?
You are in Default if:

(a)	you do not pay any of the Amount You Owe Us when it is due;
(b)	you do not comply with a promise you make under this Security Agreement or a promise you make is incorrect or misleading;
(c)	you do not comply with an obligation under this Security Agreement to do or not to do something;
(d)	an event or circumstance specified as a 'default' or 'event of default' (however described) in a Finance Document occurs, whether or not within your control;
(e)	you are, or become, Insolvent;
(f)	an Obligor (other than you) is, or becomes, Insolvent; or
(g)	the Security Interest created under this Security Agreement does not have or loses the priority it is intended to have.

17.2	Things we can do if you are in Default
(a)	If:
(i)	you are in Default; and
(ii)

we have given you any notice required by law to be given prior to the Enforcement Action we take (and which cannot be excluded, for example you may have rights to receive a notice under property law legislation that applies in your state or territory- see also clause 25); and

(iii)

we are entitled to take enforcement action, including by enforcing this Security Agreement, under any agreement (including a Finance Document) relating to any part of the Amount You Owe Us (that agreement may contain promises about how we may take enforcement action), then we may take any or all of the Enforcement Actions listed below (acting reasonably) in addition to anything else the law or this Security Agreement allows us to do:

(iv)	declare the Amount You Owe Us is immediately due and payable by you;
(v)	recover the Amount You Owe Us including by suing for its recovery;
(vi)	appoint a Receiver under this Security Agreement;
(vii)	whether or not a Receiver is appointed, do anything that a Receiver, whose appointment was unrestricted, could do under clause 18.1(e);
(viii)	appoint an agent to act on our behalf in the exercise of any rights; or
(ix)	take possession of the Collateral.
(b)	Where the law permits, we may give you a shorter notice period or no notice period before we take any Enforcement Action, whether or not an Amount You Owe Us is due and payable:
(i)

despite any provision contained in this Security Agreement or another Finance Document, if it is reasonable for us to act to manage a material and immediate risk relating to the nature of the Default, your particular circumstances or the value of the Collateral held by us; or

(ii)	unless the terms of the Finance Document relating to the Amount You Owe Us do not allow, if you are or become Insolvent.
(c)	In exercising any powers under this clause 17, we may withdraw from possession of Collateral or its proceeds after entry or appointment, re-enter and withdraw as often as we consider expedient.

17.3	We may set off

At any time while a Default subsists, we may, without any demand or notice, set off and apply any money we owe to you (whatever the currency) against any money owing by you to us under any Finance Document, whether or not the amount owed by us or you is immediately payable or is owed alone or with any other person. You irrevocably authorise us to do anything necessary (including to sign any document and effect appropriate currency exchanges) for that purpose.

17.4	Investigating Experts

We may, at any time while we reasonably believe that you are or may be in Default or that circumstances exist which could lead to you being in Default, appoint accountants, insolvency practitioners or other experts ("Investigating Experts") to investigate and report on the affairs and financial position of each Obligor and on the Collateral. You:

(a)	authorise, and agree to give all reasonable assistance to, the Investigating Experts to undertake the investigation, and must pay the Investigating Experts' costs when we ask; and
(b)	authorise the disclosure to us and our advisers of all information and documentation in connection with the investigation.

18.	THINGS THAT WE AND RECEIVERS MAY DO

18.1	Things you should know about Receivers
(a)	In addition to our powers under clause 17.2, we may appoint a Receiver if you request us to do so.
(b)	In exercising our power to appoint a Receiver we may:
(i)	appoint a Receiver to all or any part of the Collateral or its proceeds;
(ii)	set a Receiver's remuneration at any figure we reasonably determine as appropriate;
(iii)	agree to indemnify the Receiver against liabilities incurred as. Receiver;
(iv)	remove a Receiver at any time, in our absolute discretion;
(v)	appoint a new or additional Receiver as often as we consider expedient; and
(vi)

advance amounts to a Receiver, on reasonable commercial terms, for the Receiver to pay its remuneration, costs, liabilities and otherwise for the purposes of the receivership, including in relation to the conduct of claims against a Receiver or you.

(c)	If we appoint more than one Receiver, they may act independently unless we specify that they must act together.
(d)

The Receiver is your agent unless we notify you that the Receiver is to act as our agent. You are solely responsible for anything done, or not done, by a Receiver and for the Receiver's remuneration and costs. However we may pay the Receiver's remuneration and costs on your behalf and the amount paid, will be owed by you to us and be part of the Amount You Owe Us.

(e)	Unless the terms of appointment restrict a Receiver's powers, the Receiver may do anything the law allows an owner or a Receiver of the Collateral to do, including:
(i)	improving the Collateral; and
(ii)	selling or leasing the Collateral or any fixtures on it.

18.2	Disposal of the Collateral by us or Receiver

You agree that if we or a Receiver sell or otherwise deal with any Collateral or receive proceeds or income from Collateral in a manner that is authorised or permitted:

(a)

you will not challenge any rights granted to a person (including on the ground that we or the Receiver were not entitled to deal with the  Collateral or that you  did  not receive notice of  the  intended dealing);

(b)	the person who acquires rights in the Collateral need not check whether we or the Receiver could deal with the Collateral or did so properly;
(c)

you release and discharge any person who acquires  rights to the Collateral, their employees and agents in respect of every claim, action and demand which, but for this clause 18.2, you or any other party might have had against them; and

(d)	we or a Receiver can give a valid receipt and any person who acquires rights to the Collateral or makes a payment to us or a Receiver can rely on that receipt.••

18.3	Third parties need not enquire

A person dealing with us, a Receiver or an Attorney is protected from any impropriety or irregularity of that dealing, and need not enquire whether:

(a)	any of them has been properly appointed or has executed or registered an instrument or exercised a right properly or with authority; or
(b)	any Amount You Owe Us has become due, a Finance Document is enforceable or a default (however described) has occurred under a Finance Document.

19.	HOW WE CAN EXERCISE OUR RIGHTS

19.1	How we exercise our rights

We can exercise any rights we have under this Security Agreement or in relation to the Collateral in any reasonable way to make sure we recover the Amount You Owe Us. We can exercise a right even where we have a conflict of interest or personal interest.

19.2	Rights not exercised as a mortgagee in possession

To the extent permitted by law, we, a Receiver and any Attorney will:

(a)	not be, nor account or be liable as, mortgc1gee in possession due to the exercise of a right; or
(b)

not be liable to anyone for any Loss or costs incurred in relation to an exercise or attempted exercise of a right, or a failure or delay in exercising a right - or because of the way we decide to exercise a right - except to the extent any Loss or costs incurred by you was contributed to by the fraud, negligence or misconduct of us, a Receiver or any Attorney (or of our Authorised Representatives, employees, contractors or agents).

19.3.	What happens if we need to refund a payment received

An External Administrator may be entitled under law to ask us to refund a payment we have received in connection with this Security Agreement. If that happens, then we will treat that payment as not having been made to us, and we will be entitled as against you as if that payment was never made. If this happens, you must also do anything we reasonably ask to restore any Security Interest we held or rights we had against you.

This applies even if this Security Agreement has been terminated or there has been a full or partial release of any Finance Document.

20.	COMMUNICATIONS

20.1	How we will communicate
(a)	Notices, statements, certificates and other communications from us can be:
(i)	given to you personally;
(ii)	left at or posted to your address last nominated by you;
(iii)	sent by facsimile to your fax number last nominated by you;
(iv)	given to you by notifying you through an electronic service provided by us that information is available electronically;
(v)	published in the press or at nab.com.au; or
(vi)	given to you electronically by:
(A)	short message service (SMS) to your mobile telephone number or email; or
(B)	notifying you by short message service {SMS), or by email, of information on our website.

We will use your last nominated mobile number or email address for that notice. You may change your nominated email address or mobile number, by giving us notice or calling us on 13 10 12. On request, we will provide you with paper copies of any notices or communications sent to you (seven years from the time the information is given). You must check your email and mobile phone regularly.

(b)	If we send a document or communication to you by ordinary post, you are taken to have received it 7 Business Days after it was posted.
(c)	If we send you a document or communication by facsimile, you're taken to have received it at the time and date shown on the delivery receipt.
(d)

If we send you a document or communication by another form of electronic communication (such as SMS or electronic mail), you're taken to have received it when it enters your information system as recipient.

(e)	If a document or communication is published in the press or on the internet, you're taken to have received it when it's first published.

20.2	Communications from you

Written communications from you must be signed (including electronically) by you (or by a director or your Authorised Representative).

20.3	Authorised Representatives

You irrevocably authorise us to rely on a certificate by any person purporting to be your director or company secretary as to the identity and signatures of your Authorised Representatives, and to rely on any notice or other document contemplated by any Finance Document which bears the purported signature (whether given by facsimile or otherwise) of your Authorised Representative. You promise that those persons are authorised to give notices and communications under or in connection with the Finance Documents.

21.	CHANGES TO FINANCE DOCUMENTS

21.1	Changes to this Security Agreement must be agreed

This Security Agreement can't be changed unless you and we agree to the change in writing.

21.2	We may vary, extend, renew or replace Finance Documents

You acknowledge that the Finance Documents may be varied, extended, renewed or replaced from time to time. You confirm that the Amount You Owe Us includes any amount payable under any Finance Document which is relevant to the Amount You Owe Us as varied, extended, renewed or replaced. You confirm that this applies regardless of:

(a)	how a Finance Document is varied, extended, renewed or replaced;
(b)	the reasons for the variation, extension, renewal or replacement; and
(c)	whether the Amount You Owe Us decreases or increases or a Finance Document is otherwise more onerous as a result of the variation, extension, renewal or replacement

22.	ASSISTING US TO GET THE BENEFIT OF THIS SECURITY AGREEMENT

22.1	You agree to take reasonable steps we ask you to take

We might need your help to ensure that this Security Agreement is correctly completed, that you are bound by it, and that you're complying with this Security Agreement. You agree:

(a)	to do anything we ask which we regard as reasonable and necessary to protect our rights under this Security Agreement - or to protect its value to us; and
(b)	that we may fill in any blanks, or complete, this Security Agreement or any document relating to this Security Agreement (including transfers for any Collateral), provided it is reasonable to do so.

22.2	Things you must not do in actions or proceedings by us
(a)

Subject to 22.2(b), in any action or proceeding by us against you to enforce payment of the whole or any part of the Amount You Owe Us, to enforce any covenant, agreement, obligation or liability on your part under this Security Agreement you agree that you will not:

(i)	raise or plead any set-off (whether at law or in equity);
(ii)	bring any counterclaim or cross-proceeding; or
(iii)

otherwise seek to litigate in the same proceedings any claim, cause of action, or cross-demand against us, to the extent that your claims do not directly relate to the Amount You Owe Us or this Security Agreement.

(b)	Nothing in this clause 22.2 must be construed as in any way affecting or prejudicing your right to:
(i)	institute separate proceedings against us in any court of competent jurisdiction; or
(ii)	pursue any other right, relief or remedy which may not lawfully be excluded by agreement.

22.3	Power of attorney
(a)

You irrevocably appoint us, each of our Authorised Representatives, and each Receiver appointed under this Security Agreement, and any other person we authorise, as your Attorney while you remain liable to pay any Amount You Owe Us. Each Attorney may act independently or together. An Attorney need not obtain your consent or give you any notice before exercising a power.

Examples of when this power of attorney will be exercised include:

(i)	when you fail to maintain Insurance as required under clause 16 and we act as your attorney to ensure that Insurance is maintained;
(ii)	we need to take action to protect our interest in the Collateral; or
(iii)	we enforce our rights under this Security Agreement and there is a sale or disposal of any Collateral by us or a Receiver.

(b)An Attorney appointed under clause 22-3(a) may:

(i)

do anything which you can lawfully authorise an Attorney to do in connection with this Security Agreement or the Collateral or which the Attorney believes is expedient to give effect to any of our rights or a Receiver's rights (these things may be done in your or the  Attorney's name and they include signing and delivering deeds, selling, transferring or leasing any Collateral, issuing receipts, starting, conducting and defending legal proceedings, exercising voting  rights attached to any Collateral, and dealing with a Licence);

(ii)	delegate their powers (including this power) and revoke a delegation; and
(iii)	exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

If we ask, you must formally approve anything an Attorney does under clause 22-3.

(c)

You acknowledge that any person dealing with any Attorney or a person purporting to be an Attorney under this power of attorney is entitled, without further enquiries, to rely on execution of any document by that person as conclusive evidence that the person holds the  office set  out  in this power of attorney, the power of attorney has come into effect; the power of attorney has not purported to be revoked and the right or power being exercised is properly exercised and that the circumstances have arisen to authorise the exercise of that right and power.

23.	RESPECTING EACH OTHER'S INFORMATION - CONFIDENTIALITY

(a)	Subject to clauses 23{b) and 23(c), we and you agree to keep this Security Agreement and any information provided to each other confidential.
(b)	We and you will only disclose that information:
(i)	to our respective officers, employees, legal and other advisers and auditors;
(ii)	to an External Administrator;
(iii)	to third parties with the consent of the other party (such consent not to be unreasonably withheld);
(iv)	if required by the rules of any relevant financial market or if allowed or required by law; or
(v)	if there is a regulatory event, such as changes in law or prudential standards, policies or requirements applying to us as a bank, or by the actions of a Government Authority.
(c)	We may also disclose that information:
(i)	if we are assigning or otherwise dealing with our interest under this Security Agreement or proposing to do so;
(ii)	to register or maintain this Security Agreement and our interests under it;
(iii)	to enforce our rights under this Security Agreement; or
(iv)

to any person who provides a Security Interest or Guarantee to us (or to a person we believe may do so), but on the same confidential basis set out above. This includes any other Grantor named in this Security Agreement.

24.	STATUTORY RIGHTS AND NOTICES

The PPSA is Commonwealth legislation that deals with Security Interests over certain types of property. The PPSA and other laws contain provisions relating to, for example, the giving of notices and enforcement action and allowing certain people to access documents and information relating to Security  Interests subject to the PPSA.

This clause and clause 25 amend, to the extent the law permits, some elements of the PPSA and other laws to assist us take the benefit of this Security Agreement to the maximum extent possible and minimise the notices we are obliged to give and the time frames in which we can exercise our rights.

24.1	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1). and 115(7) of the PPSA:

(i)we need not comply with sections 95, 118, 12;1.(4), 125, 130, 132(3)(d), and 132(4); and

(ii)sections 142 and 143 are excluded;

(b)	for the purposes of section 115(7) of the PPSA, we need not comply with sections 132 and 137(3); and
(c)

you agree not to exercise your rights to make any request of us under section 275 of the PPSA, to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

25.	NOTICES

25.1	We do not need to give you some notices unless mandatory

Neither we nor any Receiver need your consent or to give you a notice or demand or allow time to elapse before taking Enforcement Action, except where:

(a)	a law requires that we must give you prior notice and we cannot exclude the giving of that notice or the elapse of the notice period; or
(b)	the terms of a Finance Document require us to give notice before we will enforce this Security Agreement.

However, nothing in this clause prohibits us or a Receiver from giving a notice under a Finance Document or any law.

25.2	Concurrent notices

Where we are required to give you more than one notice then we may give you those notices at the same time and we may combine the notices in the same document (unless the law does hot permit us to do so).

25.3	Timing of notices

If, despite clause 25.1, we are required to give you a notice but the law provides that a period of time or lapse of time must be stipulated or fixed by this Security Agreement then the time stipulated or fixed by this Security Agreement shall be the greatest of:

(a)	any time that we have agreed to give in a Finance Document for the giving of notice;
(b)	the minimum period required by law; and
(c)	one day.

26.	SOME OTHER GENERAL TERMS THATAPPLY

26.1	Inconsistent laws

We've tried to make this Security Agreement fair and reasonable. However, if any law applies to make part of this Security Agreement in operative then the intention is for it to be interpreted in a way which preserves as much of this Security Agreement and its operative effect as the law allows.

26.2	Legislation

In this Security Agreement, a reference to any legislation includes regulations and other instruments under it and any variation or replacement of any of them.

26.3	Applicable law

This Security Agreement is governed by the laws of the place shown in your address in the Details (and if there is more than one Grantor, the laws of the place shown in the address for the first Grantor in the Details). You agree to any court dispute being conducted in the courts of that place. To the extent the law permits, the law of the Commonwealth as it applies in that jurisdiction governs each Security Interest created under this Security Agreement.

26.4	Each Grantor may sign a separate copy of this Security Agreement

If there is more than one Grantor, then each Grantor may sign a separate copy of this Security Agreement and all copies together will constitute one document.

26.5	Deed

This Security Agreement operates as a deed.

26.6	Each signatory bound

This Security Agreement binds you if you sign it even if:

(a)	another person who was intended to sign doesn't sign it or isn't bound by it; or
(b)	this Security Agreement is not enforceable against another person named as a Grantor for any reason.

26.7	Indemnities and reimbursement obligations continue

Any indemnity or reimbursement obligation under this Security Agreement is a continuing obligation, independent of your other obligations under this Security Agreement and continues after the Collateral is released or this Security Agreement ends. We need not have incurred an expense or made a payment before enforcing a payment, reimbursement obligation or indemnity.

26.8	Independent rights

Our rights under this Security Agreement are in addition to any other rights we have by law independent of this Security Agreement.

26.9	Service of process

We may serve any document on you in a court action by delivering it to, or leaving it at, your last known address or such other address as you and we agree at any time. This clause does not prevent any other method of service.

27.	MEANINGS OF SOME WORDS USED IN THIS SECURITY AGREEMENT

27.1	Defined terms

Amount You Owe Us means all money you owe us (which may be more than the Money Owed By The Customer). This includes:

(a)	the Money Owed By The Customer;
(b)	money and amounts under or in connection with a Finance Document;
(c)	money and amounts in the nature of principal, interest, fees, costs, charges, expenses, duties, indemnities, Guarantee obligations or damages, including:
(i)	any money you owe us under an indemnity you provide us;
(ii)	any Costs you must pay;
(iii)	the interest on the Amount You Owe Us;
(iv)	amounts advanced to a Receiver under clause 18.1(b)(vi); and
(v)	any amounts you must pay if you breach an obligation you owe us (other than an obligation to pay money) under this Security Agreement;
(d)

money and amounts whether arising or contemplated before or after the date of this Security Agreement or as a result of the assignment (with or without your or an Obligor's consent) of any debt, liability or Finance Document; and

(e)	money and amounts which a person would be liable to pay but for becoming Insolvent.

Attorney means each attorney appointed by you under clause 22.3(a).

Authorised Representative means a director or company secretary, or:

(a)

in respect of you, a person you notify to us (with a certified copy of that person's specimen signature) as being your authorised representative for the purposes of the Finance Documents where we have no notice of revocation of that authority; and

(b)

in respect of us, any of our officers (as that expression is defined in the Corporations Act), any person whose title or acting title includes the word "Associate", "Director", "Head", "Executive", "Manager", "Vice President", "Chief", "Counsel", "Legal" or any cognate expression or who is authorised to act under any of our general powers of attorney and any lawyer acting on our behalf, or a person notified to you as being our authorised representative for the purposes of the Finance Documents.

Business Day means a day from Monday to Friday on which we are open for business in at least one of our branch locations in Australia.

Collateral means all of your present and future property of any kind. It includes:

(a)	anything in respect of which you have at any time a sufficient right, interest or power to grant a Security Interest;
(b)	where you act as a trustee of a Trust, the Trust Property of that Trust; and
(c)

where you are a partner in a Partnership, all the present and future property of any kind of the Partnership. It includes anything in respect of which the Partnership has at any time a sufficient right, interest or power to grant a Security Interest and each partner's interest in the Partnership.

Contaminant means anything (including a liquid, solid, gas, odour, temperature, sound, vibration or radiation) that makes or could make the Collateral or Environment a health risk for human or animal.

Control Event means:

(a)	in respect of any of your Collateral that is, or would have been, a Revolving Asset:
(i)	you breach, or attempt to breach clause 6.1 in respect of the Collateral or take any step which would result in you doing so; or
(ii)

a person takes a step (including signing a notice or direction) which may result in Taxes, or an amount owing to an authority, ranking ahead of the security interest in the Collateral under this Security Agreement; or

(iii)

distress is levied or a judgment, order or Security Interest is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Security Interest, in relation to the Collateral; or

(iv)

we give a notice to you that the Collateral is not a Revolving Asset. (However, we may only give a notice if we reasonably consider that it is necessary to do so to protect our rights under this Security Agreement or if a Default is subsisting); or

(b)	in respect of all of your Collateral that is or would have been a Revolving Asset:
(i)	a voluntary administrator, liquidator or provisional liquidator is appointed in respect of you or your winding up begins; or
(ii)	a Receiver or controller is appointed to my of your property; or
(iii)	something having a substantially similar effect to paragraph (i) or (ii} happens under any law.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means our costs, charges, fees, expenses and other outgoings, including those that are contingent or prospective. This includes any costs incurred where we appoint agents, advisers, lawyers or professional consultants and the reasonable expenses incurred by our staff and for the  use of  our operations,  premises and resources.

Customer means any person whose obligations you are securing under this Security Agreement. Where more than one person, 'Customer' means each of them separately and two or more of them jointly.

Default means an event or circumstance specified in clause 17.1.

Details means the Details set out at the beginning of this Security Agreement.

Enforcement Action has the meaning in clause 17.2.

Environment means all aspects of the physical surroundings, including land, air, water, atmosphere, climate and organisms.

Environmental Law means a standard set by a Government Authority or law concerning any aspect of health, safety, heritage, planning or the use, protection, conservation or contamination of the Environment.

Environmental Liability means any obligation imposed on, or Loss of, you, us (or any of our officers), a Receiver or any occupier of any Real Property:

(a)	under an Environmental Law or in connection with a Government Authority declaration, order, notice or action under an Environmental Law; or
(b)	in connection with an agreement, deed or instrument binding on you with a Government Authority or an owner or occupier of land; or
(c)	in connection with the remediation, investigation or third party claims,

relating to activities or the presence of any Contaminant affecting the Real Property at any time.

External Administrator means a Receiver, administrator, liquidator, provisional liquidator, controller or bankruptcy trustee.

Finance Document means an arrangement (including a request, bill of exchange, agreement, Guarantee, or a Security Interest) under which an Obligor has or could in the future have obligations to us or any of our Related Entities.

GAAP means accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.

Government Authority means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, registry, department, commission, authority, tribunal, agency or entity.

GST means goods and services tax as imposed under the A New Tax System (Goods and Services Tax) Act

1999 (Cth).

Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other obligation of any kind:

(a)

to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or
(c)	to be responsible for,

an obligation or monetary liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.

Guarantor means:

(a)	each person who provides a Guarantee to us of any part of the Amount You Owe Us; and
(b)	each person you and we agree is to be a 'Guarantor' for the purpose of this Security Agreement.

A person is Insolvent if:

(a)	they are (or state they are) insolvent or an insolvent under administration (each as defined in the Corporations Act);
(b)	they have an External Administrator appointed to them or any of their assets, are in liquidation, in provisional liquidation, under administration or being wound up;
(c)	execution, distress, or any other process of a court or Government Authority is attempted or imposed regarding any of their undertaking, property or assets;

(d)

a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, their creditors or any class of their creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by us);

(e)

an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal  put forward, or any other action taken, in each case in connection with them, which is preparatory to or could result in any of the things referred to above;

(f)	they are taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;
(g)	they are the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act;
(h)	they are a natural person who commits an act of bankruptcy within the meaning of the Bankruptcy Act 1966 (Cth);
(i)	they are otherwise unable to pay their debts when they fall due; or
(j)	something having a substantially similar effect to any of the things referred to above happens in connection with them under any law.

Insurance Policy means each policy relating to the insurance required to be obtained or maintained by you or another Granter under a Finance Document.

Investigating Experts has the meaning in clause 17.4.

Lease means an agreement or arrangement under which any thing is or may be  used, operated  or managed by a person other than the owner, including a lease, charter, hire purchase or hiring arrangement.

Licence means any approval, right, licence, permit, registration, allocation, quota or authorisation (including to sell liquor, to discharge hazardous waste, to draw water and other rights in connection with the use or supply of water under any law or to develop and use any property) whether attached to or separate from or carried out on or in connection with any property and includes a licence as defined in the PPSA.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing suffered, paid or incurred.

Money Owed By The Customer means all money the Customer (either alone or together with another person) owes us, or may owe us in the future for any reason. This may include principal, amounts in the nature of principal, interest, Costs, Taxes and any economic loss.

Obligor means:

(a)	you;
(b)	the Customer (if not you); and
(c)	each Guarantor.

Partnership means, if applicable, the partnership described in the Details.

Permitted Security Interest means:

(a)	a Security Interest that we have consented to in writing; or
(b)	a Security Interest arising under:
(i)	a commercial consignment of goods under which you are the consignee;
(ii)	a bailment, hiring arrangement or lease under which you are the bailee, hirer or lessee, that does not secure payment or performance of an obligation, but which is a PPS lease; or
(iii)	retention of title terms in a contract for the supply of goods to you, entered into by you in the ordinary course of your business (as conducted on the date of this Security Agreement).

PPSA means the Personal Property Securities Act 2009 (Cth).

PPS Register means the register of security interests in personal property established under the PPSA.

Real Property means, in relation to you, all of your present and future estates and interests in freehold and leasehold land and in all buildings, structures and fixtures from time to time on that land.

Receiver includes receiver, or receiver and manager as defined in the Corporations Act.

Registered Scheme means a registered scheme as defined in the Corporations Act.

Related Entity has the meaning given to it in the Corporations Act.

Revolving Asset means any of your Collateral:

(a)	which is:
(i)	inventory (within the ordinary meaning of that term);
(ii)	a negotiable instrument (within the ordinary meaning of that term); or
(iii)	money (including money withdrawn or transferred to a third party from one of your accounts with a bank or other financial institution); and
(b)	in relation to which no Control Event has occurred, subject to clause 6.4.

Security Interest means the document or act that creates a security for the payment of money or performance of an obligation. This includes a 'security interest' as defined in the PPSA. It also1ncludes any general security, specific security, mortgage, bill of sale, charge (whether fixed or floating), lien, pledge, hypothecation, encumbrance, title retention, right of set-off, assignment of income, garnishee order or monetary claim and flawed deposit arrangement.

Serial Numbered Property means personal property that may or must be described by serial number in a financing statement under the PPSA.

Subsidiary has the meaning given to it in the Corporations Act, but as if a body corporate includes any entity. It also includes any entity required by GAAP to be included in the consolidated annual financial report of an entity or which would be required if that entity were a corporation. A trust or Registered Scheme may be a Subsidiary (and a unit or other beneficial interest in the trust or Registered Scheme is to be treated as a share accordingly) and an entity is to be treated as a Subsidiary of a trust or Registered Scheme as if that trust or Registered Scheme were a corporation.

Tax means any tax, levy, duty, rate, impost, charge, deduction or withholding (and any related penalty, fine, fee or interest) imposed, levied or assessed by a Government Authority. It includes stamp duty, GST and any transaction taxes and duties.

Title Documents means each certificate, confirmation, grant, assurance, conveyance, deed and other document of title or evidencing title to, or rights to acquire, possess, use or dispose of, any Collateral.

Trust means, in respect of you, each trust or managed investment scheme specified in this Security Agreement of which you are the trustee or responsible entity.

Trust Property means, in respect of a Trust, your present and future property of any kind which is the subject of that Trust. It includes anything in respect of which you as trustee of the Trust have at any time a sufficient right, interest or power to grant a Security Interest, such as under your rights of indemnity from the property, assets and beneficiaries of the Trust and any equitable lien and other Security Interest you hold in respect of your administration of the Trust and those rights of indemnity.

27.2	PPSA terms incorporated

In this Security Agreement, unless the context requires otherwise, the following words and expressions have the same meanings given to them in the PPSA:accession, advance, after-acquired property, attach, chattel paper, commercial consignment, control, document of title, future advance, goods, inventory, intermediated security, investment instrument, land, negotiable instrument, perfected, personal property, purchase money security interest, PPS lease, proceeds, serial number and verification statement.

27.3	Interpretation

In this Security Agreement:

(a)	headings are for reference only and do not affect interpretation;
(b)	the singular includes the plural and vice versa, a gender includes other genders and different grammatical forms of defined expressions have corresponding meanings;
(c)	unless stated otherwise, anything required to be done on or by a day which is not a Business Day, must be done on or by the next Business Day;

(d)	examples and use of the word 'including' and similar expressions do not limit what else may be included;
(e)	a document or agreement includes that document or agreement as novated, altered, amended, supplemented or replaced from time to time;
(f)	any thing includes any part of it and a reference to a group of things or persons includes each thing or person in that group;
(g)	a person, corporation, trust, partnership, unincorporated body or other entity includes any of them;
(h)	to 'grant a security interest' includes to charge, mortgage, pledge, encumber, assign by way of security and transfer by way of security; and
(i)

'property' or an 'asset' includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset.

SIGNING PAGE/S

Executed as a Deed personally and also as trustee of any trust described in the Details.

S&W Holdings Australia Pty Ltd CAN 162 715 326

Name of Company (BLOCK LETTERS)

executed by the Company named above in accordance with Section 127 of the Corporations Act 2001 (Cth)

Signature	Signature

Full name (BLOCK LETTERS)	Full name (BLOCK LETTERS)

Director / ~~Company Secretary*~~ Delete whichever is not applicable	Director

Office Held	Office Held

Date	Date

* Please tick here if you are signing as Sole Director and Sole Company Secretary

Letter of Instruction - Loan Drawdown (Including Settlement Instructions - Receiving Documents)	National Australia Bank Limited ABN 12 004 044 937

To

National Australia Bank Limited ABN 12 004 044 937

AFSL and Australian Credit Licence 230686

Customer name(s)

I S&W Seed Company Australia Pty Ltd ACN 061 114 814

I/We hereby authorise and request you to attend to the drawdown on my/our loan (and settlement, if required) on my/our behalf and debit my/our account(s) with you in terms of the following instructions.

Amount$ 38,605,831.00 (plus or minus adjustments) together with any additional moneys payable by me/us.

Pay/Deposit to:

Vendor/Solicitor/Other bank etc. (detail)	$
(or as he/she/they may direct you)	$
Fees and charges as per loan contract(s)	$6,772.50
1n surance/s as per loan contract(s)	$

My/our account and attend to the account(s) as per the following instructions (if applicable):

	Payout	Cancel		• Other
	and close Deposit limit (retain Reduce			instructions
Loan/Deposit account number(s)	account	only	account) Limit to	(see below)

1.	☐	☐	☐	$ ☐	$
2.	☐	☐	☐	$ ☐	$
3.	☐	☐	☐	$ ☐	$
Please deposit any surplus funds to account number				Total to be disbursed	$

*Other instructions

By withdrawing from my/our accounts as follows:
Account name(s)	Account number(s)	Loan account	Deposit account
S&W Seed Company Australia Pty Ltd CAN 061 114 814		☐	☐	$105,831.00
S&W Seed Company Australia Pty Ltd CAN 061 114 814		☐	☐	$ 32,000,000.00
S&W Seed Company Australia Pty Ltd ACN		☐	☐	$ 4,500,000.00
061 114 814	73-333-4200	☐	☐	$ 2,000,000.00
S&W Seed Company Australia Pty Ltd CAN 061 114 814	85-772-6783	☐	☐	$
	Total to be withdrawn			$

IMPORTANT: READ THIS BEFORE INSERTING SHORTFALL ACCOUNT DETAILS

By inserting shortfall account details into the following section, I/we authorise NAB to place a hold on the shortfall amount (if any) in the Shortfall Account up to 2 business days prior to the scheduled settlement day. This means that for the hold period, ONLY the available funds exceeding the shortfall amount can be drawn on the Shortfall Account.

I/we acknowledge that we should not insert Shortfall Account details below if I/we do not wish to use a NAB account for the shortfall funds and/or do not agree to NAB placing a hold on any shortfall amount.

If I/we do not use a Shortfall Account, I/we acknowledge that I/we must make other arrangements to ensure any shortfall amount is available on the scheduled settlement day. Failure to do so may result in delays to settlement and/ or other financial and non-financial costs and/ or penalties.

In addition to the above total please withdraw any shortfall from (Shortfall Account) :

In exchange for documents (applicable for settlements only)
Brief description of all applicable documents and any other documents necessary to permit registration of the security in my/our name(s) (including address of security).

New contact details (if applicable)
Address
		State	Postcode
Telephone number	Date applicable from
	---I---I or	☐ Applicable from settlement date

Note: National Australia Bank Limited does not undertake any check of the completeness of the title to the land or any deeds or documents.

Authorisation

When applicable please lodge the necessary loan and other documents for registration, pay all usual stamp duties, fees, and other disbursements to enable such registration(s) to be effected, and debit my/our account(s) therewith and with your customary charge for services in such cases.

Date
Customer Signature(s)	29/11/2021